UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Synopsys, Inc.
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2021
NOTICE OF ANNUAL
MEETING AND
PROXY STATEMENT

LETTER TO OUR STOCKHOLDERS
Dear Stockholder,

As Synopsys approaches our 35th anniversary in 2021, we want to thank you for your support and the trust you have placed in our team. From the beginning, our goal has been to manage the business for the long-term benefit of our customers, stockholders and employees. And we’re happy to say that during a momentous 2020, we continued to do just that.
We effectively navigated an unprecedented pandemic and geopolitical stress, delivering outstanding business results. Our employees’ agility and commitment were truly exemplary. Within a matter of a couple of weeks, we successfully completed transitioning nearly our entire team – more than 15,000 employees – to working remotely. We joined forces with our customers to ensure seamless collaboration and support.
Despite these challenges, we built considerable financial, technology and customer momentum. For the year, we delivered more than 20% non-GAAP earnings per share growth and record cash flow through nearly 10% revenue growth and substantial expansion of non-GAAP operating margin. In addition, significant non-cancellable backlog and a predominantly recurring revenue model provide a solid level of predictability not typically seen in software companies.
Contributing to these results were customer adoptions of key next-generation products introduced over the past few years, which have strengthened our long-standing technology and market leadership. Our objective is to further build on this momentum with several groundbreaking innovations that we launched in 2020.
Across the globe, our products are used to enable virtually every electronic device we rely on today to live, work and play – from enabling low-power computing for home and office, gaming and photo sharing; to bringing safety and security to automobiles; to ensuring healthcare providers can operate securely; to powering the wearables we use to track and improve our fitness and well-being.
But our strong belief is that it’s not sufficient to simply provide technology, however necessary and sophisticated it is. We must be responsible citizens and leaders in how we manage Synopsys' strategy and operations, how we act as stewards of our environment, and how we advance positive social impact.
In 2020, we made good progress across the board. You’ll read about many of these developments in this proxy and our upcoming second annual CSR Report, but let us highlight a few.
•We are battling climate change through a combination of direct improvements in our operations and influence in our communities around the world. In 2020, we achieved CarbonNeutral certification for the second year in a row and announced a pledge to reduce our greenhouse gas emissions by 25% by 2024 over our 2018 baseline.

Our Technology

We focus our
technology around
three essential pillars.
Silicon Design &
Verification
Build high-performance
silicon chips, faster
Silicon IP
Integrate more
capabilities on SoCs
(system on chip),
faster
Software Security
Quality
Build secure, high-
quality software, faster

•Our Inclusion & Diversity program is built on the premise that our many perspectives inspire innovation. Our I&D efforts have led to notably expanded female representation across the company and enhanced gender diversity on our board, now with three female board members.
•A key component to our business success is how much we value our team. To help us effectively manage our talent, we regularly track employee engagement through all-employee surveys. Our recent high scores were particularly gratifying during this unusual year. We also made it a priority to frequently reach out to our team on a variety of topics, including asking how we can help them increase productivity working from home, providing resources for physical and mental health, and giving managers tools they can use in their everyday interactions.
Future goals are as important as current achievements. As we move through 2021 and beyond, we are working diligently to help ensure a better, more sustainable future. Our objective is to set meaningful goals, take concrete actions, track our progress and report on our evolution to all of our stakeholders.
Our board of directors and executive team look forward to continuing our resolute efforts to bring ongoing, long-term value to our stockholders, employees, customers and communities. Thank you for your support.

Aart de Geus Co-Chief Executive Officer and Chairman of the Board of Directors	Chi-Foon Chan Co-Chief Executive Officer and President

2021 Proxy Statement	1

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Date and Time April 8, 2021 (Thursday) 8:00 AM (Pacific Time)	Location Online at www.virtualshareholder meeting.com/SNPS2021	Who Can Vote Stockholders as of February 9, 2021 are entitled to vote.
Dear Stockholder,
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Synopsys, Inc., a Delaware corporation, which will be held virtually via live webcast on April 8, 2021, at 8:00 a.m. Pacific Time. You will be able to attend and participate in the annual meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SNPS2021.
Due to the continued public health impact of the novel coronavirus (COVID-19) and to support the health and well-being of our stakeholders and their families, our Board of Directors has decided to hold a virtual annual meeting via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting. If the public health conditions regarding COVID-19 improve, we intend to hold an in-person 2022 annual meeting of stockholders.
We are holding the meeting for the following purposes, which are more fully described in the attached Proxy Statement.
VOTING ITEMS

Proposals		Board Vote Recommendation	For Further Details
1.	To elect nine directors nominated by our Board of Directors to hold office until the next annual meeting of stockholders or until their successors have been elected	“FOR” each director nominee	Page 9
2.	To approve our 2006 Employee Equity Incentive Plan, as amended, in order to, among other items, increase the number of shares available for issuance under the plan by 4,700,000 shares	“FOR”	Page 30
3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement	“FOR”	Page 41
4.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 30, 2021	“FOR”	Page 74
5.	To vote on a stockholder proposal regarding special stockholder meetings, if properly presented at the meeting	“AGAINST”	Page 77
We will also consider any other business that properly comes before the annual meeting or any adjournment or postponement thereof. As of the close of business on February 9, 2021, we are not aware of any other matters to be submitted for consideration at the annual meeting.
All of our stockholders of record at the close of business on February 9, 2021 are entitled to attend and vote at the annual meeting. A list of registered stockholders entitled to vote at the meeting will be available for ten days prior to the meeting. If you want to inspect this list, email our Investor Relations department at synopsys-ir@synopsys.com. The list will also be available during the meeting by following the instructions located at www.virtualshareholdermeeting.com/SNPS2021.
Whether or not you plan to attend the annual meeting, we urge you to cast your vote in advance of the annual meeting via the Internet, by telephone or by returning the proxy card or voting instructions. For most items being put to a vote, if you do not provide voting instructions in person (virtually), via the Internet, by telephone, or by returning the proxy card or voting instruction card, your shares will not be voted. Please vote as promptly as possible. Every stockholder vote is important.
Sincerely yours,
John F. Runkel, Jr.
General Counsel and Corporate Secretary
Mountain View, California
February 18, 2021
HOW TO VOTE

Internet	Telephone	Mail
www.proxyvote.com	1-800-690-6903	Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope
Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to Be Held on April 8, 2021
The Proxy Statement and our 2020 Annual Report on Form 10-K will be available to stockholders at http://www.proxyvote.com on or about February 22, 2021.

2

2021 Proxy Statement	3

PROXY STATEMENT SUMMARY
We are providing these proxy materials to you in connection with Synopsys’ 2021 Annual Meeting of Stockholders to be held virtually via live webcast on Thursday, April 8, 2021 at 8:00 a.m. Pacific Time (the Annual Meeting). You will be able to access, participate in, and vote at the Annual Meeting at www.virtualshareholdermeeting.com/SNPS2021 by using the 16-digit control number included on the proxy card and voting instruction form. Non-stockholders may also access and listen to the virtual meeting via the link above. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page for the Annual Meeting. The solicitation by this Proxy Statement is made by Synopsys, Inc.
This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully. You do not need to virtually attend the Annual Meeting in order to vote.
If your shares are held through a broker, bank, or other agent and not in your name and you do not provide voting instructions, your broker is not permitted to vote on your behalf on proposals where broker discretionary votes are not allowed, as indicated below. Therefore, for most items being put to a vote, if you do not provide voting instructions in person (virtually), via the Internet, by telephone, or by returning the proxy card or voting instruction card, your shares will not be voted.
We strongly encourage all stockholders to vote, and to do so as promptly as possible. The deadline for voting by Internet or phone is 11:59 p.m. Eastern Time on Wednesday, April 7, 2021.
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.
Questions and Answers about the Annual Meeting and Voting
Please see the “About the Annual Meeting” section beginning on page 83 for answers to common questions about the Annual Meeting, voting, attendance, submitting a proposal for next year’s annual meeting of stockholders, and other procedures.
A Note about Our Fiscal Year
Our fiscal year ends on the Saturday nearest to October 31. Fiscal 2020 ended on October 31, 2020. Fiscal 2021 will end on October 30, 2021.

4

Proxy Statement Summary
Director Nominees

		Committee Membership
Name and Primary Occupation	Director Since	AC	CC	GC
Aart J. de Geus, 66 Co-Chief Executive Officer and Chairman of the Board of Directors, Synopsys	1986
Chi-Foon Chan, 71 Co-Chief Executive Officer and President, Synopsys	1998
Janice D. Chaffin, 66 Group President (Retired), Consumer Business Unit, Symantec Corporation	2014
Bruce R. Chizen, 65 Senior Adviser and PGO Partner, Permira Advisers LLP Venture Partner, Voyager Capital	2001
Mercedes Johnson, 66 Chief Financial Officer (Retired), Avago Technologies, Inc.	2017
Chrysostomos L. “Max” Nikias, 68 Professor of Electrical Engineering and President Emeritus, University of Southern California (USC)	2011
Jeannine P. Sargent, 56 Senior Advisor, Generation Investment Management LLP Operating Partner and Sr. Advisor, Katalyst Ventures Management LLC	2020
John Schwarz, 70 Co-founder and Chairman, Visier, Inc.	2007
Roy Vallee, 68 Lead Independent Director, Synopsys CEO and Chairman of the Board of Directors (Retired), Avnet, Inc.	2003

AC	Audit Committee	CC	Compensation Committee	GC	Governance Committee

	Independent		Member		Chairman

2021 Proxy Statement	5

Proxy Statement Summary
Purpose
The primary goal of the amendment of our 2006 Employee Equity Incentive Plan (the 2006 Employee Plan) is to provide us with a sufficient reserve of common stock to offer appropriate incentives to our employees. Like other technology companies, we actively compete for highly qualified employees, especially technical employees. Our equity program is a key component of our strategy to attract and retain key individuals, and the share requirements of our equity program have grown along with our company.
Important Features of the 2006 Employee Plan
We also note that our 2006 Employee Plan includes additional provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:

Stockholder approval required for additional shares.	No discounted stock options or stock appreciation rights.	Repricing and cash-out of underwater options not allowed.

No liberal share recycling.	Seven-year maximum term for equity awards.	Full-value awards deplete share reserve at a higher multiple.

Limitations on dividends and dividend equivalents.	No liberal corporate transaction provisions.	Limit on stock awards granted to any participant.

Compensation Governance and Our Compensation Philosophy
We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive technological and business success. In order to motivate and reward our named executive officers (NEOs) for work that improves our long-term business performance and increases stockholder value, we have set out the following objectives:

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Proxy Statement Summary

Pay for Performance	Competitiveness	Outperformance

Align NEO compensation to the success of our business objectives.	Provide competitive compensation that attracts and retains top-performing NEOs.	Motivate NEOs to achieve results that exceed our strategic plan targets.

Stockholder Alignment	Balance	Internal Pay Equity

Align the interests of NEOs and stockholders through the managed use of long-term incentives.	Set performance goals that reward an appropriate balance of near- and long-term results.	Promote teamwork among NEOs by considering internal pay equity in setting compensation levels.

Fiscal 2020 NEO Compensation Details
Our three core elements of NEO direct compensation are salary, an annual cash incentive opportunity and equity awards. The graphic below reflects the approximate general distribution of these three core elements of NEO target total direct compensation (Target TDC) awarded during fiscal 2020 as determined by our Compensation and Organizational Development Committee (the Compensation Committee).

CO-CEOs	OTHER NEOs

8%
Base Salary
20%
Cash Incentive
36%
Options
36%
Annual PRSUs
92%
Performance-Based

13%
Base Salary
15%
Cash Incentive
36%
Options*
36%
Annual PRSUs*
87%
Performance-Based

*Excludes Sassine Ghazi’s equity awards that were granted in connection with his promotion.
Our Compensation Practices

What We Do	What We Don’t Do

Pay for Performance
Balanced Mix of Performance Goals
Double Trigger Change of Control Benefits
Maximum Payout Caps
Clawback Policy
Robust Stock Ownership Guidelines
Independent Compensation Committee
Independent Compensation Consultant
Annual advisory Say-on-Pay Vote
Equity Burn Rate Management

No Excessive Risks
No Excessive Change of Control Payments
No Excise Tax Gross Ups
No Excessive Perks
No Hedging or Pledging of our stock
No Repricing or Cash-out of Underwater Options
No Dividends on Unvested Equity Awards
No Executive Pension Plans or SERPs

2021 Proxy Statement	7

Proxy Statement Summary
Fees and Services of Independent Registered Public Accounting Firm
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements and fees billed for all other services rendered by KPMG LLP during the following fiscal years.

	Fiscal Year Ended
	Oct. 31, 2020 (in thousands)	Nov. 2, 2019 (in thousands)
Audit Fees(1)	$4,850	$5,032
Audit-Related Fees(2)	—	140
Tax Fees(3)	14	81
All Other Fees(4)	13	4
TOTAL FEES	$4,877	$5,257
(1)Audit fees consist of fees for the audit of Synopsys’ consolidated financial statements in our Annual Report on Form 10-K, review of Synopsys’ interim condensed consolidated financial statements in each of our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
In fiscal 2020, audit fees also include fees related to the audit of our adoption of new lease accounting requirements pursuant to FASB ASC Topic 842 (Leases). In fiscal 2019, audit fees also include fees related to the audit of Synopsys’ adoption of new revenue recognition requirements pursuant to FASB ASC Topic 606 (Revenue from Contracts with Customers).
(2)Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of Synopsys’ consolidated financial statements and not reported under “audit fees”.
(3)Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning. This category includes fees primarily related to assistance with international tax compliance services pertaining to certain foreign subsidiaries.
(4)All other fees consist primarily of fees for subscription to KPMG research software.
We received a stockholder proposal that asks our Board of Directors to take the steps necessary to amend our governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting. For the reasons set forth following the proponent’s proposal, our Board of Directors opposes adoption of the proposal and recommends that you vote AGAINST the proposal.

8

CORPORATE GOVERNANCE
We are asking our stockholders to vote “For” the election of nine directors at the Annual Meeting. We do not have a classified or staggered Board of Directors. Each of our directors stands for election on an annual basis, and of the ten current directors whose term expires in 2021, nine directors are standing for re-election. As previously announced, Steven Walske has decided not to stand for re-election at the end of his term at the Annual Meeting.
Following Mr. Walske’s decision not to stand for re-election in December 2020, the Board of Directors voted to reduce the size of the Board to nine members immediately following the expiration of Mr. Walske’s term at the Annual Meeting. Accordingly, only nine directors are nominated and eligible for election at the Annual Meeting.
The Corporate Governance and Nominating Committee of our Board of Directors (the Governance Committee), consisting solely of independent directors as determined by the Board of Directors under applicable Nasdaq listing standards, recommended each of our nine current directors (other than Mr. Walske) for nomination by our full Board of Directors. Based on that recommendation, our Board of Directors has nominated those nine current directors for election at the Annual Meeting.
Provided that there is a quorum at the Annual Meeting, a director nominee will be elected if the votes “For” the nominee exceed 50% of the number of votes cast on the issue of that nominee’s election (including votes “For” and votes “Against” with respect to that nominee’s election, but excluding any abstentions or broker non-votes).
In the event a nominee is unable or declines to serve as a director, the proxies will be voted at the Annual Meeting for any nominee who may be designated by our Board of Directors to fill the vacancy. As of the date of this Proxy Statement, our Board of Directors is not aware of any nominee who is unable or intends to decline to serve as a director. Each director to be elected at the Annual Meeting will serve until our next annual meeting of stockholders and until his or her successor is elected and qualified or, if earlier, the director’s death, resignation or removal.
You may either vote “For”, “Against,” or “Abstain” for any nominee you specify. Unless marked otherwise, proxies returned to us will be voted for each of the nominees named below. Broker non-votes and abstentions will have no effect on the vote for this Proposal 1. Therefore, if you hold your shares through a bank, a broker or other holder of record, you must instruct your bank, broker or other holder of record to vote such that your vote can be counted for this Proposal 1.
This Proposal 1 is an uncontested election. In addition to the voting requirements described above and further outlined in our Amended and Restated Bylaws, our Corporate Governance Guidelines provide that our Board of Directors will only nominate for election or reelection candidates who tender, prior to such nomination, an irrevocable resignation that will be effective upon both (i) the failure to receive the required majority vote at a meeting at which they stand for election and (ii) our Board of Directors’ acceptance of such resignation in the Board of Directors’ exclusive discretion. Synopsys will publicly disclose the decision reached by our Board of Directors and the reasons for such decision.

2021 Proxy Statement	9

Corporate Governance
Board of Directors
Board Snapshot

GENDER DIVERSITY	ETHNIC DIVERSITY	TENURE	INDEPENDENCE

SKILLS AND EXPERIENCE

\

Each director candidate nominated for election at the Annual Meeting is an existing director seeking re-election to our Board of Directors and, except for Ms. Sargent who was appointed to our Board of Directors in September 2020, was previously elected by our stockholders.

10

Corporate Governance
Our Director Nominees
Information regarding our nominees, including information they have furnished as to their principal occupations, certain other directorships they hold, or have held, and their ages as of the Record Date, February 9, 2021, is set forth below. The section titled “Identifying New Directors/Stockholder Nominations” on page 16 of this Proxy Statement provides additional information on the director nomination process. The nominee descriptions below contain information about the experience, qualifications and skills that led the Governance Committee to determine that these nominees should serve as our directors.
Other than Dr. de Geus and Dr. Chan, all nominees are independent as determined by the Board of Directors under applicable federal securities law and the listing standards of the Nasdaq Global Select Market. There are no family relationships among any of the director nominees, directors and/or any of Synopsys’ executive officers. In addition, no nominee has an arrangement or understanding with another person under which he or she was or is to be selected as a director or nominee.

AART J. DE GEUS | AGE: 66	DIRECTOR SINCE: 1986

Co-Chief Executive Officer and Chairman of the Board of Directors Current Public Company Directorships: •Applied Materials, Inc.

Professional Experience
•Co-founded Synopsys and has served as Chairman of our Board of Directors since February 1998 and Chief Executive Officer since January 1994.
•Has served as co-Chief Executive Officer with Dr. Chi-Foon Chan since May 2012.
•Has held a variety of positions, including President, Senior Vice President of Engineering and Senior Vice President of Marketing, since the inception of Synopsys in December 1986.
•Has served as a director since 1986, and served as Chairman of our Board of Directors from 1986 to 1992 and again from 1998 until present.
•Has also served on the board of directors of Applied Materials, Inc. since July 2007.
Relevant Skills
As a co-founder of Synopsys, Dr. de Geus has led Synopsys for over 34 years and is considered a pioneer in the EDA industry. Dr. de Geus brings to our Board of Directors a unique and thorough understanding of our business, industry and culture. He provides strong executive leadership and vision and maintains a global network of customer and industry relationships. Dr. de Geus also provides our Board with public company board experience.

CHI-FOON CHAN | AGE: 71	DIRECTOR SINCE: 1998

Co-Chief Executive Officer and President

Professional Experience
•Has served as our co-Chief Executive Officer since May 2012 and as our President and a member of our Board of Directors since February 1998.
•Served as our Chief Operating Officer from April 1997 to August 2020.
•Joined Synopsys in May 1990 and, in addition to serving as our Chief Operating Officer, has held various senior management positions, including Executive Vice President, Office of the President from September 1996 to February 1998 and Senior Vice President, Design Tools Group from February 1994 to April 1997.
•Previously held senior management and engineering positions at NEC Electronics and Intel Corporation.
Relevant Skills
Dr. Chan brings to our Board of Directors senior executive-level leadership, strategic, and operational experience with Synopsys as well as within the overall EDA industry. Dr. Chan has been with Synopsys for over 30 years and served as our Chief Operating Officer and President for over 15 years before being appointed co-Chief Executive Officer, thus providing our Board of Directors with a thorough understanding of our business, operations and technology strategies. He has broad knowledge of the overall EDA industry landscape, and he provides particular expertise in the Asia-Pacific region. Dr. Chan also provides our Board of Directors extensive research and development and engineering experience in the semiconductor industry gained from his leadership positions at NEC and Intel.

2021 Proxy Statement	11

Corporate Governance

JANICE D. CHAFFIN | AGE: 66	DIRECTOR SINCE: 2014

Synopsys Board Committees: •Compensation •Governance (Chair)	Current Public Company Directorships: •PTC Inc. Former Public Company Directorships Held in Last Five Years: •Electronics for Imaging, Inc.

Professional Experience
•Was appointed to our Board of Directors in December 2014.
•Held several senior executive positions with Symantec Corporation, most recently as Group President, Consumer Business Unit, from April 2007 to March 2013, and previously as Executive Vice President and Chief Marketing Officer from 2006 to 2007 and Senior Vice President and Chief Marketing Officer from 2003 to 2006.
•Spent more than twenty years with Hewlett-Packard Company in a variety of management and marketing leadership positions before joining Symantec.
•Has served on the board of directors of PTC Inc. since August 2013.
•Previously served on the board of directors of International Game Technology from September 2010 to April 2015 and on the board of directors of Electronics for Imaging, Inc. from November 2018 to July 2019.
Relevant Skills
Ms. Chaffin has extensive senior management experience with large technology companies. As the former Group President, Consumer Business Unit, of Symantec Corporation, a provider of security, storage and systems management solutions, Ms. Chaffin provides our Board of Directors with demonstrated expertise in strategic marketing and global operations in the software industry, as well as significant experience with cybersecurity matters. Ms. Chaffin also provides our Board of Directors with significant public company board experience, serving as a director of PTC Inc. and previously as a director of Electronics for Imaging, Inc. and International Game Technology.

BRUCE R. CHIZEN | AGE: 65	DIRECTOR SINCE: 2001

Synopsys Board Committees: •Compensation •Governance	Current Public Company Directorships: •Oracle Corporation

Professional Experience
•Has been a member of our Board of Directors since April 2001.
•Currently an independent consultant and has served as Senior Adviser since July 2008 and PGO Partner since June 2018 to Permira Advisers LLP, and Venture Partner with Voyager Capital since July 2009.
•Served as a strategic adviser to Adobe Systems Incorporated, a provider of design, publishing and imaging software for print, Internet and dynamic media production from November 2007 to November 2008.
•Served as Adobe’s Chief Executive Officer from December 2000 to November 2007 and served as its President from April 2000 to January 2005.
•Previously held various other positions at Adobe dating back to 1994.
•Has served on the board of directors of Oracle Corporation since July 2008, and previously served on the board of directors of Adobe from December 2000 to April 2008.
Relevant Skills
Mr. Chizen has significant expertise in the management of complex global organizations. As the former Chief Executive Officer of Adobe, Mr. Chizen provides our Board of Directors with executive-level insight into the challenges associated with operating a multi-billion dollar company in a high technology industry. Additionally, Mr. Chizen brings significant financial, product management and marketing expertise, which he gained through various leadership positions at Adobe. Mr. Chizen also provides extensive public company board experience to our Board of Directors.

12

Corporate Governance

MERCEDES JOHNSON | AGE: 66	DIRECTOR SINCE: 2017

Synopsys Board Committees: •Audit (Chair)
Current Public Company Directorships:
•Maxim Integrated Products, Inc.
•Millicom International Cellular S.A.
•Teradyne, Inc.
Former Public Company Directorships Held in Last Five Years:
•Intersil Corporation
•Juniper Networks, Inc.
•Micron Technology, Inc.

Professional Experience
•Has been a member of our Board of Directors since February 2017.
•Previously served as Interim Chief Financial Officer of Intersil Corporation from April 2013 to September 2013, Chief Financial Officer of Avago Technologies, Inc. from 2005 to 2008, and Senior Vice President, Finance and Chief Financial Officer of Lam Research Corporation from 1997 to 2004.
•Has served as a board member for a number of public companies including Storage Technology Corporation, Intersil Corporation, Micron Technology, Inc., and Juniper Networks, Inc. for 16 years.
•Has served on the boards of directors of Teradyne, Inc., since July 2014, Millicom International Cellular S.A. since May 2019, and Maxim Integrated Products, Inc. since September 2019.
Relevant Skills
Ms. Johnson brings a wealth of experience from her current and previous board and chief financial officer roles at public and private companies. She provides both a domestic and international perspective having served on the boards and audit committees of multi-billion dollar technology companies with a worldwide presence. Besides financial expertise, Ms. Johnson brings significant information technology and semiconductor experience, which she gained through various leadership positions at Avago Technologies, Inc., Lam Research Corporation and Applied Materials, Inc.

CHRYSOSTOMOS L. “MAX” NIKIAS | AGE: 68	DIRECTOR SINCE: 2011

Synopsys Board Committees: •Compensation (Chair)

Professional Experience
•Has been a member of our Board of Directors since July 2011.
•Served as President of the University of Southern California (USC) from August 2010 to August 2018.
•Currently serves as Professor of Electrical Engineering, is the holder of the Malcolm R. Currie Chair in Technology and the Humanities, and is a Life Trustee of USC.
•Served as USC’s provost from 2005 through 2010 and as dean of USC’s Viterbi School of Engineering from 2001 through 2005.
•Was the founding director of the National Science Foundation-funded Integrated Media Systems Center from 1996 through 2001.
•Has worked as a consultant for numerous corporations and the U.S. government, including the U.S. Department of Defense.
•Is a member of the National Academy of Engineering, a fellow of the American Academy of Arts & Sciences, a life fellow of the Institute of Electrical and Electronics Engineers (IEEE), a fellow of the American Association for the Advancement of Science (AAAS), and a charter fellow of the National Academy of Inventors.
•Has received the IEEE Simon Ramo medal for exceptional achievement in systems engineering.
Relevant Skills
Dr. Nikias has extensive experience in directing engineering research and development programs, as well as a deep understanding of global technology trends. A recognized scholar in the fields of digital signal processing and communications systems, among others, Dr. Nikias provides our Board of Directors with broad engineering knowledge.

2021 Proxy Statement	13

Corporate Governance

JEANNINE P. SARGENT | AGE: 56	DIRECTOR SINCE: 2020

Synopsys Board Committees: Audit	Current Public Company Directorships: •Fortive Corporation •Queen's Gambit Growth Capital Former Public Company Directorships Held in Last Five Years: •Cypress Semiconductor Corporation

Professional Experience
•Has served as a member of our board of directors since August 2020.
•Has served as a Senior Advisor at Generation Investment Management LLP, an investment firm focused on sustainable companies, since November 2017.
•Held multiple leadership roles at Flex Ltd., a leading contract design, engineering and manufacturing company, including President of Innovation and New Ventures and President of Flex’s Energy business, from January 2012 to October 2017.
•Previously served as Chief Executive Officer at both Oerlikon Solar AG, a thin-film silicon solar photovoltaic module manufacturer, and Voyan Technology, an embedded systems software provider.
•Has served on the board of directors of Proterra Inc. since October 2018, Fortive Corporation since February 2019 and Queen’s Gambit Growth Capital since January 2021, and served as a member of the board of directors of Cypress Semiconductor Corporation from December 2017 until its acquisition by Infineon Technologies AG in April 2020.
Relevant Skills
Ms. Sargent has over 30 years of experience encompassing leadership, operations, marketing and engineering roles with a diverse mix of high technology hardware and software companies across various industries. Ms. Sargent has significant experience with the development and global launch of disruptive technology, executing investment and acquisition strategies, corporate governance, cybersecurity and executive compensation, having served as the Chief Executive Officer and board member of multiple companies.

JOHN SCHWARZ | AGE: 70	DIRECTOR SINCE: 2007

Synopsys Board Committees: •Governance	Current Public Company Directorships: •Avast PLC •Teradata Corporation

Professional Experience
•Has been a member of our Board of Directors since May 2007.
•Currently the Chairman of Visier, Inc, a business analytics cloud-based software firm, and served as its co-founder and Chief Executive Officer from May 2010 to May 2020.
•Previously served on the executive board of SAP AG from March 2008 to February 2010.
•Was the Chief Executive Officer of Business Objects S.A., a provider of business intelligence software and services, from September 2005 through its acquisition by SAP in January 2008, and served as the Chief Executive Officer of SAP’s Business Objects unit through February 2010.
•Served on Business Objects’ board of directors from January 2006 until its acquisition in January 2008.
•Has also served as the President and Chief Operating Officer of Symantec Corporation and as President and Chief Executive Officer of Reciprocal Inc.
•Previously spent 25 years at IBM Corporation, where he was most recently General Manager of IBM’s Industry Solutions Unit.
•Has served as a director at Teradata Corporation since September 2010, a director at Avast PLC since December 2011, and the Chairman of Avast’s board of directors since 2014.
Relevant Skills
As the former Chief Executive Officer of Business Objects S.A., Mr. Schwarz led a large international software company and brings to our Board of Directors extensive management expertise and knowledge of the software industry. Furthermore, Mr. Schwarz provides significant cybersecurity experience to our Board of Directors through his previous role at Symantec Corporation and his current roles at Avast PLC and Visier, Inc. Mr. Schwarz understands the complexities of leading a global organization and operating in international markets. Mr. Schwarz also provides our Board of Directors with public company board experience.

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Corporate Governance

ROY VALLEE | AGE: 68	DIRECTOR SINCE: 2003

Lead Independent Director Synopsys Board Committees: •Audit	Current Public Company Directorships: •Teradyne, Inc.

Professional Experience
•Has been a member of our Board of Directors since February 2003.
•Served as Executive Chairman of the board of directors of Avnet, Inc., a global semiconductor/electronics products and IT distributor, from July 2011 to November 2012.
•Served as Avnet’s Chief Executive Officer and Chairman of the board of directors from July 1998 to June 2011.
•Also previously served as Avnet’s Vice Chairman, President, and Chief Operating Officer.
•Has served on the board of directors of Teradyne, Inc. since February 2000, and has been Chairman of Teradyne’s board of directors since May 2014.
•Served on the board of directors of the Federal Reserve Bank of San Francisco from January 2013 to December 2016, and as Chairman of the board of directors from January 2015 to December 2016.
Relevant Skills
Mr. Vallee provides our Board of Directors with significant executive-level leadership expertise, as well as thorough knowledge of the semiconductor industry. Mr. Vallee led Avnet for over 14 years, as CEO and Executive Chairman, and understands the challenges of managing a public technology company in a highly competitive industry. Mr. Vallee also brings public company board experience to our Board of Directors and insight into macroeconomic conditions through his previous board role with the Federal Reserve.

2021 Proxy Statement	15

Corporate Governance
Board Refreshment/Succession Planning
The Governance Committee is responsible for identifying and recommending to the Board of Directors candidates for Board of Directors membership. The Governance Committee is committed to continuing board refreshment and actively evaluates the current mix of director skills on a periodic basis to assess if there are any skill sets that are not represented on the current Board of Directors. The Governance Committee considers the Board of Directors’ composition, skills, experience, qualifications, and attributes to determine whether they are aligned with our long-term business strategy as well as our goals for boardroom diversity. In addition, the Governance Committee considers the Board of Directors’ skills and other attributes as a component of succession planning for leadership of the Board of Directors and its committees.
Identifying New Directors/Stockholder Nominations
A top priority for the Governance Committee is to ensure that the Board of Directors is comprised of directors that bring diverse viewpoints and perspectives and exhibit a variety of skills, professional experiences and backgrounds, in order to effectively represent the long-term interests of stockholders. To achieve this, the Governance Committee works with our Board of Directors to determine the appropriate skills, experience, qualifications and attributes that we seek in Board of Directors members in light of our business environment and existing Board of Directors composition. When evaluating a particular candidate for Board of Directors membership, the Governance Committee and our Board of Directors consider many factors, including an understanding of the EDA, semiconductor, electronics, software or technology industries; sufficient experience in business operations, finance, marketing, strategic planning and other relevant disciplines; professional background such as executive leadership experience and other public company board service; and operational expertise in our industry. They also consider diversity in their assessment of potential candidates, including diversity of personal background and professional experience, qualifications and skills as well as gender and ethnic diversity. In addition, in evaluating a particular candidate for Board of Directors membership, the Governance Committee and our Board of Directors consider personality characteristics to ensure that the candidate will be a collaborative and constructive member of our cohesive Board of Directors. The Governance Committee actively focuses on board refreshment through an ongoing year-round process, which includes the annual Board of Directors evaluation, discussed below.
All candidates for election or re-election are expected to fully participate in Board of Directors activities, including preparation for, attendance at and active participation in meetings of our Board of Directors, refrain from holding positions that would conflict with their responsibilities to us, have a high degree of personal integrity and interpersonal skills, and represent the best interests of all of our stockholders and not just certain constituencies.
The Governance Committee and Board of Directors believe that a significant majority of the members of our Board of Directors should qualify as independent directors in accordance with our corporate governance guidelines and the listing standards of the Nasdaq Global Select Market. They also deem it appropriate for certain of our executive officers to serve on the Board of Directors to provide a first-hand perspective on the operations, management and culture of our business. The Governance Committee and Board of Directors believe that it is beneficial for at least one member, and preferably multiple members, of our Board of Directors to meet the criteria for an “audit committee financial expert” as defined by the applicable rules of the Securities and Exchange Commission.
We place great emphasis on Board of Directors diversity and compliance with legal requirements concerning director diversity, and actively consider diversity in the recruitment and nomination of directors. The Governance Committee believes that the current composition of the Board of Directors reflects the success of those efforts.
Stockholders seeking to recommend a prospective nominee should follow the instructions under the headings “Stockholder Communications with our Board of Directors” and “About the Annual Meeting— How can I make a proposal to be voted on at next year’s annual meeting of stockholders?” Stockholder submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the stockholder submitting the recommendation is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Stockholders who wish to nominate a candidate for election must follow the procedures described in our Amended and Restated Bylaws.

16

Corporate Governance
DIRECTOR NOMINATION PROCESS

1. IDENTIFY	2. EVALUATE

The Governance Committee considers candidates for Board of Directors membership suggested by our Board of Directors members and management. The Governance Committee has retained third-party executive search firms to identify independent director candidates. The Governance Committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by Board members, management, or a third-party executive search firm.

The Governance Committee evaluates suggested candidates against its set criteria, such as the appropriate experience, qualifications, skills and attributes that we seek in Board of Directors members in light of our business environment and existing Board of Directors composition, and against any legal requirements concerning Board composition.

3. RECOMMEND	4. NOMINATE

After completing the evaluation and review, the Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated to our Board of Directors.	Our Board of Directors determines and approves the nominees after considering the recommendation and report of the Governance Committee.

Director Tenure
While the Governance Committee and our Board of Directors prioritize maintaining a board that comprises directors with a diverse set of skills, experiences, and perspectives, they also recognize the importance of balancing these qualifications with the overall tenure of directors in their long-term approach to board refreshment. The fresh viewpoints and philosophies newer directors bring, coupled with the valuable experience and institutional knowledge the longer-tenured directors possess, improve the independent oversight of management and ensure a focus on Synopsys’ business strategy.
In the past several years, the Board of Directors has appointed new diverse and highly-qualified directors. To supplement these directors, our longer-tenured directors have extensive knowledge of our operations and have the perspective of overseeing our business activities through economic cycles and across differing competitive environments. While continuing to monitor this aspect, particularly in light of new and evolving regulations concerning director diversity, we believe the current mix of our Board of Directors members is the appropriate blend of experience and diverse perspectives that play a critical role in supporting us as we continue to compete in existing semiconductor, electronic design and software security industries as well as new and emerging market segments such as mobile, automotive, digital home, Internet of Things (IoT), and cloud computing.
Board of Directors Role and Responsibilities
Overview
The role of our Board of Directors is to oversee our business and operations for the benefit of our stockholders and other stakeholders and the communities in which we operate. Our Board of Directors strives to propel the success and growth of our business and operations through the selection of qualified management, oversight of our strategic goals, and ongoing monitoring designed to assure that our operations are conducted in a responsible manner.

2021 Proxy Statement	17

Corporate Governance
Response to COVID-19 Pandemic
Along with our management, our Board of Directors rapidly identified the unprecedented nature of the COVID-19 pandemic and its potential to impact the global economic environment, the industry in which we operate and the way that we conduct our business. In response to the quickly changing and high-impact nature of the COVID-19 pandemic, our Board of Directors instituted a number of changes to its normal operations in order to be strategically aligned with our management concerning our strategy and operations, including ongoing informal interim calls with management to review operations and personnel safety. These changes assisted the Board of Directors in being able to adapt to the changing nature of the global business in a manner that is in the best interests of our stockholders, employees, customers and other stakeholders.
Risk Oversight
Our Board of Directors is responsible for the oversight of our company-wide risk management efforts and delegates the assessment and implementation of our day-to-day risk management policies to our management. Our Board of Directors is directly involved in risk management issues related to significant matters such as our overall business strategy, major strategic transactions, and executive officer succession through its regular communications with management.

Cybersecurity

Information technology and data security, particularly cybersecurity, is a top area of focus for our Board of Directors, which views our diligence in these areas as essential for the success of our company and the broader technology industry in which we operate. Our Board of Directors is actively involved in overseeing cybersecurity risk management, both through annual presentations given by members of management during Board of Directors meetings as well as biannual reports from the Governance Committee on its cybersecurity risk oversight activities. The Governance Committee, which comprises multiple individuals with significant experience in cybersecurity and related matters, meets with members of management to review our information technology and data security policies and practices, and to assess current and projected threats, cybersecurity incidents, and related risks. We have a dedicated Chief Security Officer whose team advises the company on cybersecurity risks and assesses the effectiveness of information technology and data security processes. The Chief Security Officer reports directly to our executive management team and regularly leads discussions about cybersecurity risk management with our Board of Directors.

Additionally, each of our standing Board of Directors committees has individual oversight responsibilities:

COMMITTEE	PRIMARY AREAS OF RISK OVERSIGHT

•Risks related to financial reporting and controls.
•Supervise the work performed by our independent registered public accounting firm and our internal audit function.
•Supervise our anonymous and confidential ethics reporting system, which encourages and allows any employee to submit concerns directly to senior management and the Audit Committee.
•Risks relating to our investments, financing activities, taxes, and world-wide insurance programs.
•Review and approve of related person transactions.
•Evaluate enterprise risk issues associated with financial reporting, accounting, auditing and tax matters.

•Risks related to our cash and equity compensation programs and practices.
•Conduct an annual review of our company-wide compensation arrangements.
•Oversee risks related to organizational development matters, as requested by the Board of Directors from time to time.

•Risks related to our overall corporate governance, including our governance policies and principles.
•Risks related to the composition and structure of our Board of Directors and its committees, which includes annual evaluation of our Board of Directors and Board of Directors committees and periodic review of Board of Directors member and executive officer succession plans.
•Risks related to information technology security and data security.
•Risks relating to corporate social responsibility and sustainability performance, including environmental, social and governance matters.

18

Corporate Governance
Management Succession Planning
Our Board of Directors believes that effective management of succession planning, particularly for our executive officers, has played an important role in the past successful transitions of executive officers and is important for the continued advancement of our company. Among the responsibilities of the Governance Committee is the review of succession planning for our executive officers and recommending to our Board of Directors candidates for successors to the Co-CEOs and other executive officers. Our Co-CEOs make detailed presentations to our Board of Directors on executive officer plans and individual development plans for identified successors. The Governance Committee is responsible for follow-up actions with respect to succession planning, as may be delegated by our Board of Directors from time to time.
Corporate Social Responsibility
Code of Ethics and Business Conduct
As integrity is one of Synopsys' foundational values, acting responsibly and ethically above reproach is fundamental to our company. Our Board of Directors is committed to ethical business practices and, therefore, we have adopted a Code of Ethics and Business Conduct applicable to all of our Board of Directors members, employees and executive officers, including our co-Chief Executive Officers (Co-Principal Executive Officers), Chief Financial Officer (Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer). The Code of Ethics and Business Conduct is available on our website at: www.synopsys.com/company/corporate-governance-ethics/code-of-ethics.html.
Synopsys intends to satisfy the public disclosure requirements regarding (1) any amendments to the Code of Ethics and Business Conduct, or (2) any waivers under the Code of Ethics and Business Conduct given to Synopsys’ Principal Executive Officers, Principal Financial Officer and Principal Accounting Officer by posting such information on our website.
Our Corporate Social Responsibility Approach
We recognize that our significant role in shaping a future of "Smart Everything" brings important responsibilities – the future is not smart if it is not sustainable, fair, and secure. Our "Smart Future" Corporate Social Responsibility (CSR) program provides a focus and structure for how we address both our own operational impact on the world and our ability to influence others around us. Through CSR, we are committed to taking action on important Environmental, Social and Governance (ESG) matters, including in the fight against climate change, driving diversity and inclusion initiatives throughout our workforce and on our Board of Directors, and supporting the needs of the local communities in which we live and work. Additional information about our approach to CSR and to ESG issues is available on our CSR website, including our Environmental Policy, our CSR Report, and our CDP Climate Change Questionnaire.(1)
Our Smart Future commitment also means applying our problem-solving approach, people, technology, and other resources to influence those around us—including our customers, partners and suppliers—to join us in driving positive change in the world. Synopsys technology is in action in countless ways: from bringing safety and security to the driverless car revolution to enabling the technologies that are an increasingly vital component of protecting human health and well-being. As the role of computing in our society and our day-to-day lives increases exponentially, IoT, 5G and machine learning applications risk driving similarly exponential energy consumption and carbon emissions. This makes our work to enable low-power computing at the device level and in the cloud especially critical to the industry’s energy sustainability. At the same time, we are advancing global supply chain sustainability as a member of the Responsible Business Alliance. Furthermore, our Synopsys for Good program combines volunteer time, our technological expertise, and financial donations to bring STEM education and other support to the communities in which we work.

(1)The contents of our CSR website, available at: www.synopsys.com/company/corporate-social-responsibility.html, including our Environmental Policy, our Corporate Social Responsibility Report, our CDP Climate Change Questionnaire, our Political Activities Policy and the listing of contributions, are referenced for general information only and are not incorporated into this Proxy Statement.

2021 Proxy Statement	19

Corporate Governance
How We Drive CSR
The Governance Committee oversees our CSR policies and practices and our sustainability performance. The Compensation Committee oversees key human capital management issues such as diversity and inclusion and pay equity. Our CSR Leadership Committee, which comprises senior leaders across our business, drives ESG performance, goals, strategy, and reporting, including regularly reporting to our Governance Committee and the full Board of Directors. CSR engagement is a key contributing component to our Smart Future commitment through volunteerism, community and environmental initiatives, focused management and employee development, and other campaigns to engage and inform our employees as part of our broader communities.

OVERSIGHT AND MANAGEMENT ON ENVIRONMENTAL, SOCIAL, AND GOVERNANCE MATTERS

We have been expanding and elevating our oversight and management of environmental, social, and governance matters:
•Updated our Board of Directors committee charters to include reviewing risks related to ESG matters, including cybersecurity risks, and to ensure oversight of Inclusion & Diversity as well as organizational development.
•Continued engagement with stockholders and potential investors about ESG strategy, performance, and disclosures.
•Enhanced ESG reporting through leading external frameworks, including the GRI Standards: core option and with consideration of the recommended disclosures in the Sustainability Accounting Standards Board (SASB) Software and Services Standard.
•We undertook a materiality assessment with stakeholders in 2018 and refreshed its findings in 2020.

CSR Highlights
Human Capital
We are at the forefront of innovation, and much of what the tech sector commits to – in AI, cloud, mobile, automotive and beyond - depends on our ability to act as exponential catalysts. We can only fulfill our critical role of innovation for the technology sector if we attract, engage and retain the brightest and best talent. Investing in our team members is a critical success factor and key component of our CSR strategy.
Our talent attraction and retention strategy and programs are designed to support employees throughout their tenure at Synopsys, from recruitment and onboarding through to their retirement. We strive to engage and optimize our employees’ experiences throughout their careers with us as we pursue a culture characterized by capable, connected and resilient team members. Among other initiatives, we use employee feedback to drive and improve processes that support our customers and ensure a deep understanding of our culture and vision among our employees, including a biannual employee survey and a focus on compensation equity.
In 2020, the COVID-19 global pandemic provided unique challenges for our employees, underscoring the importance of our employee wellness initiatives. Our priority during the COVID-19 pandemic was to first and foremost safeguard the health of our employees and their families. We refined and refocused our wellness program to support employees working from home during the pandemic, including resources to encourage physical and mental health and well-being, financial health planning, and homeschooling support.
Additionally, the heightened awareness of social inequalities and the unrest that marked 2020 highlighted the importance of our Inclusion & Diversity (I&D) commitment. We aim to be a company where different perspectives and backgrounds are leveraged and celebrated. We believe that our focus and investment on I&D positions Synopsys for just, inclusive, and long-term growth.
A few of our CSR highlights in 2020 are noted below.

DIVERSE HIRING	ENGAGEMENT

As of fiscal year end, 23% of our employees were women. During 2020, we attained an external hiring rate of 27% women and 29% early career (hired within one year of the candidate’s most recent academic degree).

A record-breaking 90% of our employees participated in our engagement survey, providing more than 6,000 comments. Our overall engagement score was 79, well above the top technology industry benchmark score of 74, with 84% of our employees agreeing or strongly agreeing that Synopsys is a great place to work.

COMMITMENT AND SATISFACTION	TRAINING & DEVELOPMENT

Even with significant growth (41% increase in headcount over the last five years), our average tenure has remained constant. As of fiscal year end, our average tenure was 6.4 years.	75% of our employees elected to utilize our robust digital platform for career and skills development.

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Corporate Governance
ENVIRONMENT
Sustainable growth that meets the needs of all stakeholders requires efficient use and responsible management of natural resources. Our environmental commitment is embodied in our Environmental Policy available on our website at: https://www.synopsys.com/company/corporate-social-responsibility/environment/environmental-policy.html. We coordinate robust environmental management procedures and actively monitor the environmental performance of our operations. We review the effectiveness of our ESG management system each year to create a loop of continuous improvement and make adjustments as needed.
2020 was a milestone year for our environmental efforts, specifically around climate change. We committed to ambitious environmental goals, including a pledge to reduce our Scope 1 and Scope 2 greenhouse gas emissions by 25% by 2024, as compared with our 2018 baseline. We are working to deliver on this ambitious target through a virtual power purchase agreement that will enable new renewable energy capacity in North America. We have also achieved CarbonNeutral® company certification across our global operations for the second consecutive year. Additional detail on our proactive efforts to address climate change is included in our Corporate Social Responsibility Report, in our CDP Climate Change Questionnaire, and on our website.
Our technology is at the heart of our efforts to influence and support our partner and customer sustainability goals. A key focus area of our Low Power Task Force is enabling at least a 25% reduction in power for system-on-chips (SoC) over the solutions and flows currently used by our customers. Our software-driven low-power flow spans software to silicon, and its impact on semiconductor design can advance sustainability throughout the entire electronics industry.

EMISSIONS REDUCTION TARGET	ANNUAL CARBON NEUTRALITY	VIRTUAL POWER PURCHASE AGREEMENT
SOCIAL IMPACT
Our Synopsys for Good program generates positive impact in the community to help address social challenges around the world and create access to opportunity. As a leader in bringing smart technology to life, we act as a catalyst for change by preparing students for the future with STEM education, addressing essential needs and inequities in the community, and fostering a sustainable environment. We leverage our resources, including leadership, employee volunteer time and giving, philanthropy, technology expertise, and partnerships, to address systemic issues where we operate. 2020 required a tremendous amount of adaptability from both our employees and community partners. We are proud of how our global teams and individuals provided meaningful contributions where and when it was needed most. Synopsys, directly and through the Synopsys Foundation, donated approximately $3,600,000 to nonprofit organizations around the world in 2020.
Political Activities and Contributions
With respect to political activities undertaken on behalf of Synopsys, we are committed to compliance with applicable laws, rules, and regulations including lobbying registration and disclosure laws, ethics rules, the Foreign Corrupt Practices Act, and anti-bribery laws worldwide. While no lobbying activity was undertaken in 2020, procedures and approvals for such political activity are established under our Political Activities Policy. We also engage with trade and industry associations in the United States and abroad, which may undertake advocacy on behalf of their members.
Synopsys does not contribute to political parties or candidates, nor do we contribute to political action committees. We may contribute periodically to local ballot initiatives in California that are consistent with our quality of life goals. For the purpose of transparency, all contributions are disclosed on our website at: www.synopsys.com/company/corporate-governance-ethics/government-affairs.html.
Stockholder Engagement
Synopsys is committed to regular, proactive engagement with our stockholders, as we believe that understanding our current and potential stockholders’ perspectives is important to strengthening our corporate governance and building long-term value for our stockholders. The view of our stockholders on important issues such as corporate social responsibility, executive compensation and business strategy, among others, and the feedback that we receive — through these meetings, regular investor outreach, and perception surveys — helps to strengthen our corporate practices over time.
In 2020, we continued our proactive investor outreach program, including discussions with the corporate governance leaders of our institutional stockholders. During the year, we had multiple meetings with a majority of our top-20 stockholders; provided regular updates to stockholders to keep them informed about business developments and strategy; conducted our periodic investor survey; published our inaugural Corporate Social Responsibility report; and added significant new disclosures through our website and industry ratings platforms. In response to stockholder feedback, we enhanced our corporate governance through the institution of a majority voting standard for director elections and the adoption of the ability to call a special meeting of stockholders.
Stockholder Communications with our Board of Directors
Stockholders who wish to communicate with our Board of Directors or one or more individual members of our Board of Directors may do so by sending written communications addressed to: Corporate Secretary, Synopsys, Inc., 690 East Middlefield Road, Mountain View, California 94043. All stockholder communications we receive at this address that are addressed to our Board of Directors will be compiled by our Corporate Secretary and forwarded to the specified director, if any. If the correspondence is not addressed to a particular director, such correspondence will be forwarded, depending on the subject matter, to the Chairperson of the Audit Committee, Compensation Committee, or Governance Committee.

2021 Proxy Statement	21

Corporate Governance
Board of Directors Structure
Board of Directors Leadership Structure
The Chairman of our Board of Directors is appointed periodically by the Board of Directors based on the recommendation of the Governance Committee. Our Board of Directors believes it is important to have flexibility in selecting our Chairman and board leadership structure. Therefore, our Corporate Governance Guidelines provide that the position of Chairman of the Board of Directors and Chief Executive Officer (or Co-Chief Executive Officer, as the case may be) may be held by the same person. In the event that such positions are held by the same person, the Board of Directors will appoint a Lead Independent Director based on the recommendation of the Governance Committee.
The Board of Directors believes that it is currently in the best interest of Synopsys and its stockholders for Dr. de Geus to serve as both Chairman and Co-Chief Executive Officer. Dr. de Geus co-founded Synopsys and has extensive knowledge of Synopsys, its industry and its culture. He has successfully guided Synopsys through both strong and challenging periods, and his ability to speak as both Chairman and co-Chief Executive Officer provides strong, consistent leadership for Synopsys.

Lead Independent Director
Mr. Vallee has served as our Lead Independent Director since February 2017. The responsibilities of our Lead Independent Director include:
•Establishing the agenda for regular Board of Directors meetings with the Chairman;
•Reviewing and advising on the schedule of regular Board of Directors meetings with the Chairman;
•Serving as chairperson of regular Board of Directors meetings when the Chairman is unavailable;
•Calling executive sessions of the independent directors, and establishing the agenda for, and presiding at, such sessions;
•Providing feedback from executive sessions to management;
•Serving as liaison between the co-CEOs and the independent directors;
•Participating in the annual performance evaluation of the co-CEOs;
•Encouraging dialogue between the independent directors and management; and
•Consulting with stockholders at management’s request.
Our Board of Directors believes the role of Lead Independent Director provides an appropriate balance in Synopsys’ leadership to the combined role of Chairman and co-CEO, and that the responsibilities assigned to the Lead Independent Director help ensure a strong, independent and active Board of Directors.

Director Independence
Our Corporate Governance Guidelines require that a majority of our Board of Directors qualifies as independent directors in accordance with applicable federal securities laws and the listing standards of the Nasdaq Global Select Market. Currently, each member of our Board of Directors, other than our co-Chief Executive Officer and Chairman of the Board of Directors, Aart de Geus, and co-Chief Executive Officer and President, Chi-Foon Chan, is an independent director. All standing committees of the Board of Directors are composed entirely of independent directors, in each case under Nasdaq's independence definition. The Nasdaq definition includes a series of objective tests to determine independence, including that the director not be an employee of the company and not have engaged in certain types of business dealings with the company. In addition, the Board of Directors has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board of Directors reviewed and discussed information provided by the directors and Synopsys with regard to each director’s business and other outside activities as they may relate to Synopsys and our management. This information included commercial transactions that we entered into, or proposed entering into, in fiscal 2020 with Maxim Integrated Products, Inc.; Oracle Corporation; PTC Inc.; Teradata Corporation; Teradyne, Inc.; and Visier, Inc. Certain of our non-employee directors or their immediate family members have relationships with these companies. We consider each of these transactions to be at arms’ length and in the ordinary course of business. We do not consider any of these transactions to be related party transactions requiring disclosure under the applicable rules of the Securities and Exchange Commission.
Based on this review and consistent with our independence criteria, the Board of Directors has affirmatively determined that all of the directors who are standing for election to our Board of Directors except for Dr. de Geus and Dr. Chan are independent.

22

Corporate Governance
Executive Sessions
The independent directors meet in executive sessions without management present. These sessions take place prior to or following regularly scheduled Board of Directors meetings. The non-employee directors met four times in such sessions during fiscal 2020.
Standing Committees of the Board of Directors
During the year, our Board of Directors maintained an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. All such committees have written charters which are available on our website at: https://www.synopsys.com/company/corporate-governance-ethics/board-committees.html.
The following table summarizes the composition of our Board of Directors committees as of the date of our 2021 Annual Meeting of Stockholders:

Director	Audit Committee	Compensation Committee	Governance Committee
Aart J. de Geus, Chairman of the Board
Chi-Foon Chan
Janice D. Chaffin			Chair
Bruce R. Chizen
Mercedes Johnson(1)	Chair
Chrysostomos L. “Max” Nikias		Chair
Jeannine P. Sargent(1)
John Schwarz
Roy Vallee, Lead Independent Director(1)
Total committee meetings held in fiscal 2020	10	6	5
(1)Our Board of Directors has determined that Ms. Johnson, Ms. Sargent, and Mr. Vallee each qualify as an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission.
The principal responsibilities of each Board of Directors committee are summarized below. For a more extensive description of committee functions, please refer to the committee charters.

AUDIT COMMITTEE

Members	Mercedes Johnson (Chair), Jeannine P. Sargent and Roy Vallee

Number of fiscal 2020 meetings	Ten

Responsibilities
The Audit Committee acts on behalf of our Board of Directors, performing financial oversight responsibilities relating to the integrity of our financial statements, financial reporting processes and systems of internal accounting and financial controls, our internal audit function, the annual independent audit of our financial statements, and the engagement of our independent registered public accounting firm and evaluation of their performance and independence, as well as compliance with legal and regulatory requirements that pertain to our financial statements, internal controls over financial reporting, and disclosure controls.

Independence	All members of our Audit Committee are considered independent under the applicable requirements of the Securities and Exchange Commission and the listing standards of the Nasdaq Global Select Market.

Audit Committee financial experts	Our Board of Directors has determined that Ms. Johnson, Ms. Sargent and Mr. Vallee each qualify as an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission.

2021 Proxy Statement	23

Corporate Governance

COMPENSATION COMMITTEE

Members	Chrysostomos L. “Max” Nikias (Chair), Janice D. Chaffin and Bruce Chizen

Number of fiscal 2020 meetings	Six

Responsibilities
The Compensation Committee primarily reviews and approves our general compensation policies, sets compensation levels for our executive officers (including our co-CEOs), and administers our equity incentive plan, employee stock purchase plan, deferred compensation plans and 401(k) plan. The Compensation Committee also reviews our non-employee director compensation and recommends any changes to the Board of Directors for approval, and reviews our organizational development activities.

Independence	All members of our Compensation Committee are considered independent under the applicable requirements of the Securities and Exchange Commission and the listing standards of the Nasdaq Global Select Market. Each member of the Compensation Committee is also a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act).

GOVERNANCE COMMITTEE

Members	Janice D. Chaffin (Chair), Bruce Chizen and John Schwarz

Number of fiscal 2020 meetings	Five

Responsibilities
The Governance Committee identifies and recommends to our Board of Directors candidates for membership on our Board of Directors and Board of Directors committees, reviews Board of Directors performance, oversees corporate governance matters, environmental, social and governance matters and cybersecurity risk matters, and reviews such other matters relating to our management as it deems appropriate. Our Governance Committee also reviews and discusses with management our strategy regarding mergers and acquisitions and strategic investments.

Our Governance Committee’s policy regarding consideration of director candidates submitted by stockholders is set forth below under “Identifying New Directors/Stockholder Nominations.” The Governance Committee recommended the nine nominees for election to our Board at the Annual Meeting.

Independence	All members of our Governance Committee are considered independent under the applicable requirements of the SEC and the listing standards of the Nasdaq Global Select Market.

24

Corporate Governance
Board of Directors Practices, Policies and Processes
Our Commitment to Good Governance Practices
Synopsys has a history of strong corporate governance practices, and our Board of Directors is committed to such practices that promote the best interests of our stockholders, employees, customers and the communities in which we operate. In furtherance of such practices, we amended our bylaws to adopt a majority voting standard as well as the right for stockholders to call a special meeting in December 2020. We continue to evaluate our governance practices and to tailor them to be flexible and to evolve in response to ever-changing business, legal and social environments.

BEST PRACTICES OF THE BOARD OF DIRECTORS	BOARD OF DIRECTORS COMMITTEE PRACTICES	STOCKHOLDER ENGAGEMENT

•78% independent directors
•33% female directors
•Strong lead independent director role
•Annual director evaluation and director election
•Commitment to corporate social responsibility
•Majority standard in uncontested elections

•Expansive Board of Directors oversight, including over corporate social responsibility
•Fully independent committees
•Annual committee evaluations
•All current Audit Committee members meet the Nasdaq listing standard of financial sophistication and are audit committee financial experts under the SEC rules
•Proactive investor outreach program •Annual communication with stockholders •Annual advisory vote on Say-on-Pay •Majority voting standard •Right to call special meeting

Board of Directors Meetings and Attendance
Our Board of Directors held six meetings during fiscal 2020. Each director attended greater than 75% of all Board of Directors and applicable committee meetings that were held during his or her period of service as a director in fiscal 2020.
Board of Directors Attendance at Stockholders’ Meetings
Synopsys encourages director attendance at our annual stockholder meetings, but does not require attendance or have a formal policy requiring attendance. Attendance by phone is permitted. All then-current directors attended the 2020 Annual Meeting of Stockholders.

2021 Proxy Statement	25

Corporate Governance
Director Evaluations
Our Board of Directors believes that, as an aspect of its commitment to sound corporate governance, it is important to regularly assess its functioning and to identify opportunities for improvement. In accordance with our Corporate Governance Guidelines and under the direction of our Governance Committee Chairperson, on an annual basis, each of our directors evaluates the overall Board of Directors and the functioning of the Board of Directors committees.

ANNUAL DIRECTOR EVALUATION PROCESS

1
Board of Directors Members Review Questionnaire
As part of that evaluation, each Board of Directors member reviews a comprehensive questionnaire soliciting input on topics such as corporate governance issues, Board of Directors and committee culture, structure and meeting process, director interactions with each other and with management, management responsiveness, quality and quantity of information provided to the Board of Directors, strategic planning and more.

2
Governance Committee Chair Compiles and Reviews Answers and Other Feedback
The responses to the questionnaires, in addition to other feedback provided by Board of Directors members through interviews and other communications, are then reviewed and compiled by our Governance Committee Chairperson in order to determine strengths and areas for improvement.

3
Governance Committee and the Board of Directors Discuss Results for Board of Directors and Committee Improvement
Those results are then discussed with the Governance Committee and the Board of Directors, and such results are used to improve Board of Directors and committee performance. Matters that require further assessment or additional follow-up are addressed at future Board of Directors or committee meetings, as applicable.

In addition, on an annual basis, our Board of Directors assesses the contributions of each individual member of our Board of Directors. A director’s qualifications are evaluated each time the director is considered for Board of Directors membership. For directors seeking re-election, the Governance Committee also evaluates the director’s overall service, including the director’s past attendance at Board of Directors and committee meetings, as well as participation in and contributions to the Board of Directors.
In addition to our annual director evaluation, in 2020, we conducted an independently-facilitated review of our overall Board of Directors and each of our committees. Our Board of Directors utilized the information gathered in this independently-facilitated review to improve the manner in which our Board of Directors and committees operate, including with respect to the efficacy of our Board of Directors and committee meetings, the quality of information distributed to our Board of Directors and committees, our Board of Directors’ engagement on strategy and other key business functions, the composition of our Board of Directors, and management succession planning.
Corporate Governance Guidelines
Our Board of Directors is committed to sound and effective corporate governance practices. Accordingly, our Board of Directors has adopted Corporate Governance Guidelines, which describe the governance principles and procedures by which the Board of Directors functions. Our Board of Directors regularly reviews and evaluates these guidelines. Among other matters, the Corporate Governance Guidelines cover board composition, board membership criteria, majority voting standard in uncontested elections, holdover policy, director responsibilities, board committees, evaluation of our co-Chief Executive Officers, board self-assessment and succession planning. The Corporate Governance Guidelines are available on our website at: https://www.synopsys.com/company/corporate-governance-ethics/governance-guidelines.html.

26

Corporate Governance
Transactions with Related Persons
Our Code of Ethics and Business Conduct requires that every employee avoid situations where loyalties may be divided between our interests and the employee’s own interests. Employees and directors must avoid conflicts of interest that interfere with the performance of their duties or are not in our best interests.
Pursuant to its written charter, the Audit Committee reviews and approves all related party transactions as such term is used in ASC Topic 850 Related Party Disclosures, or as otherwise required to be disclosed in our financial statements or periodic filings with the Securities and Exchange Commission, other than (1) grants of equity awards made by our Board of Directors or any committee thereof or pursuant to an automatic grant plan, or (2) payment of compensation authorized by our Board of Directors or any committee thereof. Related party transactions include transactions between us, our executive officers and directors, beneficial owners of five percent or greater of our securities, and all other related persons specified under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. We have adopted written policies and procedures regarding the identification of related parties and transactions, and the approval process for such transactions. The Audit Committee will consider each proposed transaction in light of the specific facts and circumstances presented, including but not limited to the risks, costs, and benefits to us and the availability from other sources of comparable products or services.
From the beginning of fiscal 2020 until the present, there have been no (and there are no currently proposed) transactions involving an amount in excess of $120,000 in which Synopsys was (or is to be) a participant and any executive officer, director, five percent beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except the compensation arrangements described in this Proxy Statement for our named executive officers and directors.
Political Contributions
In accordance with our Political Activities Policy, Synopsys does not contribute to political parties or candidates, nor do we attempt to influence the outcome of elections through political action committees. We may contribute periodically to local ballot initiatives in California that are consistent with our quality of life goals. We also engage with trade and industry associations in the United States and abroad, which may undertake advocacy on behalf of their members. Our Political Activities Policy is available on our website at: https:// www.synopsys.com/company/corporate-governance-ethics/government-affairs.html.
Director Compensation
Our non-employee directors are compensated for serving on our Board of Directors. We do not pay our employees who serve on our Board of Directors any additional compensation for Board of Directors membership.
Our Compensation Committee reviews our non-employee director compensation with the assistance of a compensation consultant, Radford (an Aon company), that it has determined to be objective and independent. The Compensation Committee reviews such compensation biennially, at a minimum, and recommends adjustments as appropriate.
Our Compensation Committee believes, based in part on market data provided by Radford (including a survey of market practices and trends among our peer group and the software and semiconductor industries generally) and reviewed with our Compensation Committee, that a combination of cash and equity-based awards is the most effective and appropriate way to compensate our non-employee directors. As part of its review process, both the cash and equity-based award elements are benchmarked by the Compensation Committee against our peer group and the aforementioned industries to ensure that the mix and levels are appropriate and competitive with comparable companies and align our directors’ interests with those of our stockholders.
Other than the compensation disclosed below, no director received compensation or other payment in connection with his or her candidacy or service on our Board of Directors.
Fiscal 2020 Compensation
As noted above, our non-employee director compensation consists of cash and equity awards. We also reimburse directors for out-of-pocket expenses for travel to Board of Directors meetings in accordance with our Corporate Travel Policy.
Cash
For fiscal 2020, we paid non-employee directors an annual retainer of $125,000 for serving on our Board. We also paid an additional retainer of $30,000 to our Lead Independent Director, $35,000 to the chair of the Audit Committee, $20,000 for each of the chair of the Compensation Committee and the chair of the Governance Committee, and $15,000 to the other members of the Audit Committee. The retainers were paid in advance in four equal payments prior to our regularly scheduled quarterly Board meetings.

2021 Proxy Statement	27

Corporate Governance
Equity
For fiscal 2020, non-employee directors were eligible to receive equity awards under the 2017 Non-Employee Directors Equity Incentive Plan (the 2017 Directors Plan). The plan provides for automatic grants of equity awards to non-employee members of our Board of Directors upon their initial appointment or election, and upon their re-election each year. The 2017 Directors Plan contains limits on the equity awards that may be awarded to non-employee directors in any fiscal year.
Initial Awards. For fiscal 2020, under the 2017 Directors Plan, new non-employee directors were eligible to receive (1) an initial stock option grant with a grant date fair value of $350,000, which vests in equal installments on the date immediately preceding each of the first three annual meetings following the date of grant, subject to continued Board of Directors service through each vesting date; and (2) if appointed to our Board of Directors less than eleven months since the most recent annual meeting of stockholders, an “interim award” in the form of restricted stock with a grant date fair market value equal to a pro-rated portion of the annual award of $175,000, which vests on the date immediately preceding the first annual meeting following the date of grant.
Annual Awards. For fiscal 2020, under the 2017 Directors Plan, each re-elected non-employee director was eligible to receive an annual award comprised of either a stock option grant, a restricted stock grant or a combination of both, as determined by our Board of Directors each year. The annual award in fiscal 2020, which was comprised solely of restricted stock, had a grant date fair market value equal to approximately $175,000. The annual restricted stock award vests on the date immediately preceding the first annual meeting following the date of grant, subject to continued Board of Directors service through such date. In the event of a change of control or similar transaction, the vesting of unvested grants will generally accelerate unless assumed by the successor company. Our Board of Directors received restricted stock for the annual award for fiscal 2020 and, as a result, we issued 1,281 shares of restricted stock to each non-employee director.
The following table sets forth a summary of the compensation paid to our non-employee directors for services in fiscal 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Janice D. Chaffin	$145,000(3)	$174,959	$—	$319,959
Bruce R. Chizen	125,000	174,959	—	299,959
Mercedes Johnson	160,000(4)	174,959	—	334,959
Chrysostomos L. “Max” Nikias	145,000(5)	174,959	—	319,959
Jeannine P. Sargent	31,250(6)	102,065	349,961(9)	483,276
John Schwarz	125,000	174,959	—	299,959
Roy Vallee	170,000(7)	174,959	—	344,959
Steven C. Walske	140,000(8)	174,959	—	314,959
(1)These amounts represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation, of restricted stock awards issued pursuant to the 2017 Non-Employee Directors Equity Incentive Plan. For each non-employee director except for Ms. Sargent, the grant date fair value of these awards is calculated using the closing price of our common stock of $136.58 on the grant date multiplied by the 1,281 shares granted. For Ms. Sargent, the grant date fair value is calculated using the closing price of our common stock of $229.36 on the grant date multiplied by the 445 shares granted. These amounts do not represent the actual value that may be realized by the director upon vesting of such awards. For information on the assumptions used to calculate the value of the awards, refer to Note 10 to the consolidated financial statements contained in our 2020 Annual Report on Form 10-K. Such stock awards vest on the date immediately preceding the first annual meeting following the date of grant. At the end of fiscal 2020, each of our non-employee directors held 1,281 shares of unvested restricted stock awards, with the exception of Ms. Sargent, who held 445 shares.
(2)At the end of fiscal 2020, the only non-employee directors who held outstanding option awards were Ms. Chaffin (14,222 shares, which are fully vested), Ms. Johnson (15,000 shares, which are fully vested) and Ms. Sargent (5,998 shares, all of which remain subject to vesting).
(3)Includes $20,000 retainer paid to Ms. Chaffin for serving as the Governance Committee chairperson in fiscal 2020.
(4)Includes $35,000 retainer paid to Ms. Johnson for serving as the Audit Committee chairperson in fiscal 2020.
(5)Includes $20,000 retainer paid to Mr. Nikias for serving as the Compensation Committee chairperson in fiscal 2020.
(6)Ms. Sargent was appointed to the Board of Directors on September 2, 2020. This amount represents a pro-rated amount of the annual retainer paid to Ms. Sargent in fiscal 2020.
(7)Includes $15,000 retainer paid to Mr. Vallee for serving as an Audit Committee member and $30,000 retainer paid to Mr. Vallee for serving as the Lead Independent Director in fiscal 2020.
(8)Includes $15,000 retainer paid to Mr. Walske for serving as an Audit Committee member in fiscal 2020.
(9)Consists of the initial stock option grant to Ms. Sargent in connection with her appointment to the Board of Directors on September 2, 2020.

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Corporate Governance
Fiscal 2021 Compensation
No changes were made to director compensation for fiscal 2021.
Stock Ownership Guidelines
In order to better align the interests of our directors and management with the interests of our stockholders and to promote accountability and mitigate excessive risk taking in long-term decision making, our Board of Directors first adopted stock ownership guidelines in fiscal 2003. Our Compensation Committee reviews those guidelines periodically in accordance with best practices and has amended such guidelines from time to time, with the most recent amendment occurring in December 2020. Under the current guidelines, non-employee directors are expected to achieve a stock ownership level with a value equal to the lesser of three times the amount of each non-employee director’s annual cash retainer (excluding compensation for committee service) or 15,000 shares, within three years of their initial election as a director, and maintain such ownership level, as measured each year on the date of the annual meeting of stockholders, so long as they serve in the position of director.
These guidelines as most recently amended also recommend that covered members of management hold the number of shares set forth below within four years of their appointment and maintain such ownership level so long as they serve in such positions; provided however, that if the value of any individual’s shares drops below the applicable Minimum Value set forth below, such individual will be required to hold the number of shares equal to the Minimum Value.

Covered Person	Share Number(#)	Minimum Value($)
Co-Chief Executive Officer	25,000	$4,400,000
Chief Operating Officer	12,500	2,200,000
Chief Accounting Officer	4,000	700,000
All members of Corporate Staff not listed above	6,500	1,100,000
The guidelines do not require any covered person to exercise stock options or to purchase shares of our common stock on the open market solely to meet these guidelines. However, when stock options are exercised, when restricted stock or restricted stock units vest, or when shares are purchased under our Employee Stock Purchase Plan, the guidelines recommend that the covered person retain a number of shares of common stock equal to the lesser of 25% of the net value of shares of common stock acquired or vested (after deducting the exercise price, if any, and taxes at an assumed tax rate), or a number of shares necessary to reach such person’s applicable stock ownership guideline amount.
As of February 9, 2021, each non-employee director and named executive officer held the requisite number of shares and was accordingly compliant with our stock ownership guidelines. Please see the subsection titled “Stock Ownership Guidelines” in the “Compensation Discussion and Analysis” section beginning on page 60 below for more information regarding our stock ownership guidelines as they apply to our named executive officers.

2021 Proxy Statement	29

We are asking our stockholders to approve our 2006 Employee Equity Incentive Plan, as amended (the 2006 Employee Plan), to increase the number of shares of common stock, par value $0.01 per share, available for issuance under the 2006 Employee Plan by 4,700,000 shares, representing approximately 3.08% of our shares of common stock outstanding as of January 31, 2021. We believe equity compensation is a critical tool for employee motivation and retention. We are proposing the share increase to enable us to continue offering effective equity compensation to our employees.
Our Board of Directors approved the 2006 Employee Plan, as amended, in January 2021, subject to stockholder approval. If approved by our stockholders, the amended 2006 Employee Plan will become effective as of the Annual Meeting date.
Approval of the 2006 Employee Plan, as amended, requires that the holders of a majority of the shares having voting power present in person or represented by proxy and voting on such matter at the Annual Meeting vote “For” this Proposal 2. Abstentions and broker non-votes will not be counted as either votes cast “For” or “Against” Proposal 2 and have no effect on the vote for this Proposal 2.
Purpose and Background
The primary goal of the amendment of our 2006 Employee Plan is to provide us with a sufficient reserve of common stock to offer appropriate incentives to our employees. Like other technology companies, we actively compete for highly qualified employees, especially technical employees. Our equity program is a key component of our strategy to attract and retain key individuals, and the share requirements of our equity program have grown with our company.
Each year, the Compensation Committee and our management review our overall compensation strategy and determine the allocations of cash and equity compensation in light of our pay for performance philosophy. We continue to believe that equity compensation is critical in motivating key employees and that it effectively aligns employee compensation with stockholder interests. The 2006 Employee Plan is the sole available plan for granting discretionary equity compensation to our employees. If the amended 2006 Employee Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation.
We are committed to effectively managing our share reserves for equity compensation while minimizing stockholder dilution. For this reason, we carefully manage both our gross burn rate and net burn rate. Gross burn rate reflects equity awards granted during the fiscal year divided by the number of shares outstanding. Net burn rate reflects equity awards granted during the fiscal year less equity awards cancelled and returned to the plan (net equity grants), divided by the number of shares outstanding.
We endeavor to achieve a gross burn rate that approximates the average rate for our peer group companies as well as for the software and services industry more generally, and to achieve burn rates within the limits published by independent shareholder advisory groups, such as Institutional Shareholder Services (ISS). While there are several methodologies to arrive at burn rates, using current ISS methodology, our gross burn rates for the last three years are within the guidelines published by ISS. Detailed information about equity awards issued in fiscal 2020 as well as other relevant information is set forth below.
We note that the cornerstone of our compensation philosophy is pay for performance, as discussed in the "Compensation Discussion and Analysis" section beginning on page 41. In that regard, approximately half of the value of the target regular annual equity grants to our named executive officers each year is in performance-based RSUs. The balance is in stock option grants, the values of which are directly linked to the appreciation of our stock price.

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PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Important Features of the 2006 Employee Plan
We also note that our 2006 Employee Plan includes additional provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:
•Stockholder approval required for additional shares. The 2006 Employee Plan does not contain an annual “evergreen” provision that provides for automatic increases of shares on an ongoing basis. The 2006 Employee Plan instead authorizes a fixed number of shares, and stockholder approval is required for any increase in the number of shares.
•No discounted stock options or stock appreciation rights. The 2006 Employee Plan requires that stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.
•Repricing not allowed. The 2006 Employee Plan expressly prohibits the repricing of equity awards—including the cancellation and re-grant of outstanding equity awards—without prior stockholder approval. The 2006 Employee Plan also expressly prohibits us from buying out stock options whose exercise price exceeds the fair market value of our common stock, often referred to as underwater options, for cash, without stockholder approval.
•No liberal share recycling. In general, when awards terminate or are cancelled, the shares reserved for those awards are returned to the share reserve and become available for future awards. However, shares of common stock that are tendered to us in payment of the exercise price of an award or that are withheld to cover tax withholding obligations are not returned to our share reserve.
•Seven-year term. All equity awards granted under the 2006 Employee Plan have a term of no more than seven years, thereby limiting the potential for unproductive overhang.
•Fungible share reserve. The 2006 Employee Plan has a fungible share reserve, under which the share reserve is depleted at a higher multiple for restricted stock units, restricted stock, and other "full-value awards", in order to minimize stockholder dilution.
•Limitations on Dividends and Dividend Equivalents. As determined by our Board of Directors, dividends and dividend equivalent rights may accrue with respect to awards other than stock options or stock appreciation rights granted under the 2006 Employee Plan, but no dividends or dividend equivalents may be paid out or settled unless and until, and then only to the extent that, the applicable underlying award vests. Further, neither stock options nor stock appreciation rights granted under the 2006 Employee Plan may provide for any dividends or dividend equivalents thereon.
•No Liberal Corporate Transaction Provisions. No corporation transaction related vesting acceleration and other benefits may occur without an actual corporate transaction occurring.
•Limit on Stock Awards. The 2006 Employee Plan limits the number of shares that may be granted to any one participant during any one fiscal year.
•Includes Best Practice Performance-Based Stock Award Provisions. While the enactment of the 2017 Tax Cuts and Jobs Act eliminated the performance-based compensation exception under Section 162(m) of the Internal Revenue Code (the Code), the 2006 Employee Plan includes many best practice performance-based stock award provisions.
New Plan Benefits and Historical Grant Information
No awards have been granted or promised with respect to the additional 4,700,000 shares requested and the 2006 Employee Plan does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the 2006 Employee Plan. Awards under our 2006 Employee Plan are made at the discretion of our Board of Directors or the Compensation Committee and are therefore not determinable at this time. The following tables set forth detailed information about our historical equity compensation practices.

2021 Proxy Statement	31

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Awards Granted to Certain Individuals and Groups under the 2006 Employee Plan
The following table shows, for each of the named executive officers and the various groups indicated, the total number of shares of Synopsys common stock subject to stock awards that have been granted (even if not currently outstanding) under the 2006 Employee Plan since it became effective through January 31, 2021:

Name	Number of Shares(#)
Aart J. de Geus	3,035,299
Co-Chief Executive Officer and Chairman of the Board of Directors
Chi-Foon Chan	2,387,966
Co-Chief Executive Officer and President
Sassine Ghazi	343,499
Chief Operating Officer
Trac Pham	545,941
Chief Financial Officer
Joseph W. Logan	1,191,448
Sales and Corporate Marketing Officer
John F. Runkel, Jr.	308,842
General Counsel and Corporate Secretary
All current executive officers as a group (6 persons)	7,812,995
All current directors who are not executive officers as a group (8 persons)	—
Each nominee for election as a director	—
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, excluding executive officers, as a group (15,036 persons as of October 31, 2020)	39,720,078

Additional Equity Plan Information
The following table provides certain additional information regarding Synopsys' equity compensation plans, excluding the Employee Stock Purchase Plan:

As of 1/31/2021
Total Stock Options Outstanding	4,079,664
Total Restricted Stock Unit Awards Outstanding	4,675,800
Total Common Stock Outstanding	152,363,803
Weighted-Average Exercise Price of Stock Options Outstanding	$97.80
Weighted-Average Remaining Duration of Stock Options Outstanding	4.14 years
Total Shares Available for Grant under the 2006 Employee Plan	9,922,411
Total Shares Available for Grant under the 2017 Directors Plan	389,682
Stock price as of January 31, 2021	$255.45
For more information regarding Synopsys’ equity compensation plans, including the Employee Stock Purchase Plan, please see “Equity Compensation Plan Information.”

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PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Information for Burn Rate Calculations
The following table provides detailed information regarding activity under all of our equity plans (except our Employee Stock Purchase Plan) in fiscal 2020.

Fiscal 2020
Stock Options Granted by Synopsys(1)	699,648
Restricted Stock Units Granted by Synopsys(2)	2,040,909
Restricted Stock Awards Granted by Synopsys(3)	9,412
Stock Options Cancelled	105,558
Restricted Stock Units Cancelled(4)	288,518
Restricted Stock Awards Cancelled	—
Weighted-Average Common Stock Outstanding	151,135,441
Common Stock Outstanding at Fiscal Year End	152,618,215
(1)Granted under the 2006 Employee Plan; includes 5,998 stock options granted under the 2017 Directors Plan to Ms. Sargent in connection with her appointment to our Board of Directors in September 2020.
(2)Granted under the 2006 Employee Plan, and represents the actual number of restricted stock units granted, prior to the application of the fungible share reserve ratio.
(3)Granted under the 2017 Directors Plan, which does not contain a fungible share reserve ratio. Represents the actual number of restricted stock awards granted.
(4)Represents the actual number of restricted stock units cancelled, prior to the reverse application of the fungible share reserve ratio.
Description of the 2006 Employee Plan, as Amended
The material terms and provisions of the 2006 Employee Plan, as amended, are summarized below. This summary, however, does not purport to be a complete description of the 2006 Employee Plan. The following summary of the 2006 Employee Plan is qualified in its entirety by reference to the complete text of the 2006 Employee Plan, a copy of which is included as Appendix A to this Proxy Statement. Any stockholder that wishes to obtain a paper copy of the plan document may do so by written request to: Corporate Secretary, Synopsys, Inc., 690 East Middlefield Road, Mountain View, California 94043.
As further described in this Proposal 2, the 2006 Employee Plan has been amended to, among other things:
•increase the number of shares in the share reserve and incentive stock option limits by 4,700,000 shares;
•eliminate references to the performance-based compensation exemption under Section 162(m) of the Code since the exemption is no longer available under the tax rules, while retaining material 162(m) requirements to ensure good governance;
•clarify that the plan administrator may adopt additional objective and non-discretionary adjustments with respect to performance-based awards at the time such awards are approved;
•explicitly prohibit the transfer of awards to third-party institutions for value in the case of restricted stock awards;
•provide the plan administrator with broad discretion to determine the value of shares withheld to pay taxes; and
•clarify that stock awards granted under the 2006 Plan are subject to any vesting or transferability policies adopted by the plan administrator.
General
The 2006 Employee Plan was originally adopted by our Board of Directors in March 2006 and approved by stockholders in April 2006 as a successor plan to prior stock option plans for our employees. The 2006 Employee Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock units, stock appreciation rights, and other forms of equity compensation (collectively, equity awards). The 2006 Employee Plan also provides the ability to grant performance equity awards and performance cash awards (together, performance awards), which enable our Compensation Committee to use performance criteria in establishing specific targets to be attained as a condition to the vesting of awards.
Incentive stock options granted under the 2006 Employee Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Non-statutory stock options granted under the 2006 Employee Plan are not intended to qualify as incentive stock options under the Code. See “U.S. Federal Income Tax Information” below for a discussion of the tax treatment of equity awards.

2021 Proxy Statement	33

PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Purpose
The 2006 Employee Plan is intended to create an incentive for our eligible employees and consultants to exert maximum efforts toward our success and provides such individuals with the opportunity to benefit from increases in the value of our common stock, thereby aligning their interests with the interests of our stockholders.
Administration
The 2006 Employee Plan provides that our Board of Directors has the authority to construe and interpret the 2006 Employee Plan and to determine the persons to whom and the dates on which equity awards will be granted, the number of shares of common stock to be subject to each equity award, the time or times during the term of each equity award within which all or a portion of the award may be exercised, the exercise, purchase, or strike price of each equity award, the type of consideration permitted to exercise or purchase each equity award, and other terms of the equity awards.
Our Board of Directors has the authority to delegate some or all of the administration of the 2006 Employee Plan to a committee or committees composed of members of our Board. In the discretion of our Board of Directors, a committee may consist solely of two or more “outside directors” (as defined in the plan) to the extent that the Board of Directors determines it to be desirable to qualify awards that were granted under the plan prior to April 8, 2019 as “performance-based compensation” within the meaning of Section 162(m) of the Code, and/or solely of two or more “non-employee directors” (as defined in the plan). The 2006 Employee Plan also permits delegation of administration of the plan to one or more executive officers with respect to grants to employees of Synopsys and its subsidiaries. Our Board of Directors has delegated to the Compensation Committee administration of the 2006 Employee Plan. Our Board of Directors has also delegated to each of our co-Chief Executive Officers, as both officers and members of our Board of Directors, administration of the 2006 Employee Plan with respect to equity awards to employees other than executive officers, subject to specified limitations and restrictions.
Eligibility
General. As of January 31, 2021, Synopsys had 15,037 eligible employees and 1,665 eligible consultants under the 2006 Employee Plan. Synopsys does not currently expect to grant awards to consultants under the 2006 Employee Plan, but it is permitted to do so under the plan’s terms. Our non-employee directors are not eligible to receive any awards under the 2006 Employee Plan. The requirements for eligibility are further described below, and the basis for participation is being selected by the plan administrator.
Incentive Stock Options. Incentive stock options may be granted under the 2006 Employee Plan only to employees (including executive officers) of Synopsys and its affiliates. The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options will be 102,997,248 shares of common stock. Stockholder approval of this Proposal 2 will constitute approval of this maximum limit for incentive stock options.
No incentive stock option may be granted under the 2006 Employee Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Synopsys or its affiliates, unless the exercise price of such stock option is at least 110% of the fair market value of the stock subject to the stock option on the date of grant and the term of the stock option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2006 Employee Plan and any other equity plans of Synopsys and its affiliates) may not exceed $100,000 (any excess of such amount shall be treated as non-statutory stock options).
Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units and Other Awards. Non-statutory stock options, restricted stock, restricted stock units and all other types of equity awards and performance awards authorized under the 2006 Employee Plan may be granted to employees (including executive officers) and consultants of Synopsys and its affiliates.
Individual Limit. No person may be granted stock options or stock appreciation rights under the 2006 Employee Plan covering more than 1,000,000 shares of common stock during any calendar year. The 2006 Employee Plan also includes annual limits on grants of performance awards to individuals, as described below.
Stock Subject to the 2006 Employee Plan
As of January 31, 2021, 9,922,411 shares of common stock were available for future grants under the 2006 Employee Plan. If this Proposal 2 is approved by our stockholders, an additional 4,700,000 shares will be available for future grants under the 2006 Employee Plan. Assuming the stockholders approve this Proposal 2, 102,997,248 shares of our common stock will have been reserved for issuance under the 2006 Employee Plan.
The number of shares of common stock available for issuance under the 2006 Employee Plan is currently reduced by one share for each share of common stock issued pursuant to a stock option or a stock appreciation right and by 1.70 shares for each share of common stock issued on or after March 29, 2016 pursuant to restricted stock awards, restricted stock unit awards or other awards (excluding options and stock appreciation rights).

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PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
If a stock option or stock appreciation right award expires or otherwise terminates without being fully exercised, if shares subject to a restricted stock award or restricted stock unit award are forfeited to or repurchased by us, or if an equity award is settled in cash, the shares not issued under those awards, or the shares forfeited to or repurchased by us, become available for subsequent issuance under the 2006 Employee Plan. Such returning shares increase the number of shares available for issuance under the 2006 Employee Plan by one share if they were issued pursuant to a stock option or stock appreciation right and, by 1.70 shares if they were issued pursuant to restricted stock awards, restricted stock unit awards or other awards (excluding options and stock appreciation rights).
If shares subject to an award granted under the 2006 Employee Plan are not delivered to a participant because:
•an equity award is exercised through a reduction in the number of shares subject to the equity award (a “net exercise”),
•the appreciation distribution upon exercise of a stock appreciation right is paid in shares of common stock, or
•shares are withheld in satisfaction of applicable withholding taxes, then those shares do not become available for subsequent issuance under the 2006 Employee Plan. If the exercise price of an award is satisfied by a participant tendering previously held shares, the tendered shares do not become available for subsequent issuance under the 2006 Employee Plan.
Terms of Stock Options
We may grant stock options under the 2006 Employee Plan pursuant to stock option agreements adopted by our Board of Directors or a duly authorized committee. The following is a description of the permissible terms of stock options under the 2006 Employee Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.
Exercise Price. The exercise price of incentive stock options and non-statutory stock options may not be less than 100% of the fair market value of the stock subject to the stock option on the date of grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value.
Consideration. The stock option exercise price may, at the discretion of our Board of Directors, be paid in cash or by check, pursuant to a broker-assisted cashless exercise, by delivery of other shares of Synopsys common stock, pursuant to a net exercise arrangement, or in any other form of legal consideration reasonably acceptable to our Board of Directors.
Vesting. Stock options granted under the 2006 Employee Plan vest, or become exercisable, as determined by our Board of Directors. Vesting typically occurs during the optionholder’s continued service with Synopsys or an affiliate, whether such service is in the capacity of an employee, director or consultant (collectively, service) and regardless of any change in the capacity of the optionholder, or upon achievement of quantitative or qualitative goals determined by the plan administrator. Shares covered by different stock options may be subject to different vesting terms.
Term. Under the current 2006 Employee Plan, the maximum term of a stock option is seven years, except that in certain cases (see “Eligibility” above) the maximum term is five years.
Termination of Service. Stock options generally terminate three months after termination of a participant’s service unless:
•the stock option agreement by its terms specifically provides otherwise,
•termination is due to the participant’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months of termination,
•the participant dies while in service, or the participant dies within a specified period after termination of service, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the participant’s death) within 12 months of the participant’s death by the person or persons to whom the rights to such stock option have passed, or
•the participant is terminated for cause (as defined under the 2006 Employee Plan), in which case the stock option will terminate and cease to be exercisable (whether vested or unvested) at the time of such termination.
The stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws. In no event, however, may a stock option be exercised beyond the expiration of its term.
Restrictions on Transfer. A participant generally may not transfer a stock option other than by will, by the laws of descent and distribution, or pursuant to a domestic relations order. During the lifetime of the participant, only the participant may exercise a stock option (except in instances pursuant to a domestic relations order). A participant may also designate a beneficiary (excluding any third-party financial institution) who may exercise a stock option following the participant’s death.

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PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Terms of Restricted Stock
We may grant restricted stock awards under the 2006 Employee Plan pursuant to restricted stock award agreements adopted by our Board of Directors or a duly authorized committee. Restricted stock awards are shares of our common stock that may be subject to restrictions, such as vesting requirements.
Consideration. Our Board of Directors may grant restricted stock awards in consideration for past or future services rendered to Synopsys or an affiliate, or any other form of legal consideration acceptable to our Board of Directors.
Vesting. Shares of stock acquired under a restricted stock award may, but need not, be subject to a repurchase option in favor of Synopsys or forfeiture to Synopsys in accordance with a vesting schedule as determined by our Board of Directors.
Termination of Service. Upon termination of a participant’s service, Synopsys may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award.
Restrictions on Transfer. Rights to acquire shares of shares of Synopsys common stock will be transferable by the participant only upon such terms and conditions as are set forth in the restricted stock award agreement, so long as the underlying shares remain subject to the terms of the agreement and provided that in no event may any restricted stock award be transferred for consideration to a third-party financial institution.
Terms of Restricted Stock Units
We may grant restricted stock unit awards under the 2006 Employee Plan pursuant to restricted stock unit award agreements adopted by our Board of Directors or a duly authorized committee. Restricted stock units represent the value of a fixed number of shares of Synopsys common stock on the date of grant.
Consideration. Our Board of Directors may grant restricted stock units in consideration for past or future services rendered to Synopsys or an affiliate, or any other form of legal consideration acceptable to our Board of Directors.
Vesting. Restricted stock units vest at the rate or on the terms specified in the restricted stock unit award agreement as determined by our Board of Directors.
Settlement. Restricted stock units may be settled by the delivery of shares of Synopsys common stock, cash, or any combination as determined by our Board of Directors. At the time of grant, our Board of Directors may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.
Termination of Service. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service.
Terms of Stock Appreciation Rights
We may grant stock appreciation rights under the 2006 Employee Plan pursuant to stock appreciation rights agreements adopted by our Board of Directors or a duly authorized committee. A stock appreciation right is a right to receive the excess value over the strike price of a fixed number of shares. Individual stock appreciation right agreements may be more restrictive as to any or all of the permissible terms described below. Each stock appreciation right is denominated in shares of common stock equivalents but may be settled in cash.
Term. The maximum term of stock appreciation rights is seven years.
Strike Price. The strike price of stock appreciation rights may not be less than 100% of the fair market value of the common stock equivalents subject to the stock appreciation rights on the date of grant.
Exercise. Upon exercise of a stock appreciation right, Synopsys will pay the participant an amount equal to the excess of the aggregate fair market value on the date of exercise of a number of common stock equivalents with respect to which the participant is exercising the stock appreciation right, over the strike price determined by our Board of Directors on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, or any other form of consideration determined by our Board of Directors.
Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by our Board of Directors.
Termination of Service. Stock appreciation rights generally terminate three months after termination of a participant’s service unless:
•the stock appreciation rights agreement by its terms specifically provides otherwise,
•termination is due to the participant’s disability, in which case the stock appreciation right may be exercised (to the extent vested at the time of the termination of service) at any time within 12 months of termination,

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PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
•the participant dies while in service, or within a specified period after termination of service, in which case the stock appreciation right may be exercised (to the extent vested at the time of the participant’s death) within 12 months of the participant’s death by the person or persons to whom the rights to such stock appreciation right have passed, or
•the participant is terminated for cause (as defined under the 2006 Employee Plan), in which case the stock appreciation right will terminate and cease to be exercisable (whether vested or unvested) at the time of such termination.
The term of a stock appreciation right may be extended in the event that exercise following termination of service is prohibited by applicable securities laws. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Terms of Other Stock Awards
Our Board of Directors may grant other equity awards based in whole or in part by reference to the value of our common stock. Subject to the provisions of the 2006 Employee Plan, our Board of Directors has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other equity awards granted under the 2006 Employee Plan. These awards may not have a term in excess of seven years from the date of grant.
Terms of Performance Awards
General. Our Board of Directors and Compensation Committee may grant performance equity awards and performance cash awards that vest based on the attainment of performance goals during a designated performance period.
Performance Goals. Our Board of Directors and Compensation Committee have the authority to structure one or more such awards so that stock or cash will be issued or paid pursuant to the award only upon the achievement of certain pre-established performance goals. The 2006 Employee Plan includes a list of performance goals that may be used (alone or in combination with each other) for performance-based awards, which may consist of any measures of performance selected by our Board of Directors.
Performance goals may be set on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to internally generated business plans, the performance of one or more comparable companies or the performance of one or more relevant indices. Adjustments may be made in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges (including but not limited to the effect of tax or legal settlements); (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude stock-based compensation expense determined under generally accepted accounting principles; (vi) to exclude any other unusual or infrequently occurring item (including but not limited to various income tax impacts prompted by tax reform legislation adopted in late 2017 (commonly referred to as the Tax Cuts and Jobs Act of 2017), including the income tax related to transition tax, the tax rate change, and tax restructuring; and the tax impact of repatriation); (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by Synopsys achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (xiii) to reflect any partial or complete corporate liquidation; (xiv) to exclude the effect of in-process research and development expenses; (xv) to exclude the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and (xvi) pursuant to such other objective and non-discretionary adjustments adopted by the Compensation Committee at the time the award is approved.
Annual Limitation. The maximum benefit to be granted to a participant in any calendar year attributable to performance equity awards may not exceed 1,000,000 shares of common stock. The maximum benefit to be granted to a participant in any calendar year attributable to performance cash awards granted pursuant to the amended 2006 Employee Plan may not exceed $4,000,000.
Changes to Capital Structure
In the event any change is made to the outstanding shares of our common stock without receipt of consideration (whether through a stock split, reverse stock split or other changes in the capital structure), appropriate adjustments will be made to the class of securities issuable under the 2006 Employee Plan, the maximum number of securities issuable under the 2006 Employee Plan, the incentive stock option limitation, the maximum award that one person may be granted in a calendar year under the 2006 Employee Plan, and the number, class and price per share under outstanding equity awards under the 2006 Employee Plan.

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PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Corporate Transactions; Changes in Control
Unless otherwise provided in a written agreement between Synopsys or an affiliate and a participant, or unless otherwise expressly provided by our Board of Directors or Compensation Committee at the time of grant of an equity award, in the event of significant corporate transactions, outstanding equity awards under the 2006 Employee Plan may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such equity awards, then:
•with respect to any such equity awards that are held by individuals then performing services for Synopsys or its affiliates, the vesting and exercisability provisions of such equity awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction and any reacquisition or repurchase rights will lapse (contingent upon the effectiveness of the corporate transaction),
•all other outstanding equity awards will be terminated if not exercised prior to the effective date of the corporate transaction, except that certain equity awards, such as restricted stock awards, may have their reacquisition or repurchase rights assigned to the surviving or acquiring entity (or its parent company) in the corporate transaction, though if such reacquisition or repurchase rights are not assigned, then such equity awards will become fully vested, and
•no vested restricted stock unit award will terminate without being settled by delivery of shares of common stock, their cash equivalent or in any other form of consideration, as determined by the Board of Directors, prior to the effectiveness of the corporate transaction.
A significant corporate transaction will be deemed to occur in the event of:
•a sale of all or substantially all of the consolidated assets of Synopsys and its subsidiaries,
•a sale of at least 90% of the outstanding securities of Synopsys,
•a merger, consolidation or similar transaction in which Synopsys is not the surviving corporation, or
•a merger, consolidation or similar transaction in which Synopsys is the surviving corporation, but shares of Synopsys outstanding common stock are converted into other property by virtue of the corporate transaction.
The 2006 Employee Plan provides, at the discretion of our Board of Directors, that the holder of an outstanding equity award that would otherwise terminate if not exercised prior to the corporate transaction may surrender such equity award in exchange for a payment equal to the excess of the value of the property that the holder would have received upon exercise of the equity award immediately prior to the corporate transaction, over the exercise price otherwise payable in connection with the equity award, which excess amount may be fully vested at the time of the corporate transaction or may be required to vest after the time of the corporate transaction substantially in accordance with the schedule in effect immediately prior to the corporate transaction.
An equity award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the award agreement for such equity award, or as may be provided in any other written agreement between Synopsys or any affiliate and the participant. An equity award may vest as to all or any portion of the shares subject to the equity award (a) immediately upon the occurrence of a change in control, whether or not such equity award is assumed, continued, or substituted by a surviving or acquiring entity in the change in control, or (b) in the event a participant’s service is terminated, actually or constructively, within a designated period prior to, at, or following the occurrence of a change in control. In the absence of a determination by the plan administrator, no such acceleration will occur.
The acceleration of an equity award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Synopsys.
Dividends and Dividend Equivalents
As determined by our Board of Directors, dividends and dividend equivalent rights may accrue with respect to awards granted under the 2006 Employee Plan other than stock options or stock appreciation rights, but no dividends or dividend equivalents will be paid out or settled unless and until, and then only to the extent that, the applicable underlying award vests. Neither stock options nor stock appreciation rights granted under the 2006 Employee Plan may provide for any dividends or dividend equivalents thereon.

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PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Duration, Termination and Amendment
Our Board of Directors may suspend or terminate the 2006 Employee Plan without stockholder approval or ratification at any time. The 2006 Employee Plan will expire on April 1, 2026, unless terminated sooner by our Board of Directors. Our Board of Directors may amend or modify the 2006 Employee Plan at any time, subject to any required stockholder approval. To the extent required by applicable law or regulation, stockholder approval will be required for any amendment that:
•materially increases the number of shares available for issuance under the 2006 Employee Plan,
•materially expands the class of individuals eligible to receive awards under the 2006 Employee Plan,
•materially increases the benefits accruing to the participants under the 2006 Employee Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2006 Employee Plan,
•materially extends the term of the 2006 Employee Plan, or
•expands the types of awards available for issuance under the 2006 Employee Plan.
Our Board of Directors also may submit to stockholders any other amendment to the 2006 Employee Plan.
Clawback Policy
Awards granted under the 2006 Employee Plan are also subject to our Compensation Recovery Policy, which allows us to recover or “clawback” cash and equity compensation paid to covered employees under certain circumstances. Pursuant to the policy, we may require a covered employee to return all or a portion of any compensation paid or received after January 1, 2009, if (1) the compensation was based on the achievement of financial results, and the results were the subject of a substantial restatement of our financial statements as filed with the Securities and Exchange Commission, and (2) less compensation would have been earned by the employee based on the restated financial results. Our Board of Directors has the sole authority to enforce this policy, and it is limited by applicable law. Each of our executive officers is subject to our Compensation Recovery Policy.
Other Policies
Each award granted under the 2006 Employee Plan may be subject to the terms and conditions of any other policy (and any amendments thereto) adopted by Synopsys from time to time, which may include any policy related to the vesting or transfer of awards, provided that in no event will such policy permit that an award be transferred for consideration to a third-party financial institution. Whether any such policy will apply to a particular award may depend, among other things, on when the award was granted, whom the award was granted to, and the type of award.
U.S. Federal Income Tax Information
The following is a summary of the principal United States federal income taxation consequences to participants and Synopsys with respect to participation in the 2006 Employee Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.
Incentive Stock Options. Incentive stock options granted under the 2006 Employee Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal ordinary income tax consequences to the participant or Synopsys by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.
The excess, if any, of the fair market value of the incentive stock option shares on the date of exercise over the exercise price is an adjustment to income for purposes of the alternative minimum tax. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount.
If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised for those shares, any gain or loss on a disposition of those shares (a qualifying disposition) will be a long-term capital gain or loss.
Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a disqualifying disposition), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year after exercise.

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PROPOSAL 2 — Approval of Our 2006 Employee Equity Incentive Plan, as Amended
Non-Statutory Stock Options. No taxable income is generally recognized by a participant upon the grant or vesting of a non-statutory stock option under the 2006 Employee Plan. Upon exercise of a non-statutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares.
Upon disposition of the common stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such common stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the common stock was held for more than one year.
Stock appreciation rights are generally taxed in a manner similar to non-statutory stock options.
Restricted Stock Awards. Upon the grant of a restricted stock award which is unvested and subject to reacquisition by Synopsys in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when our reacquisition right lapses, an amount equal to the fair market value of the shares on the dates the reacquisition right lapses. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the fair market value of the shares on the date of issuance. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition right lapses.
Upon disposition of the common stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such common stock plus any amount previously recognized as ordinary income in respect of such common stock. Such gain or loss will be long-term or short-term depending on whether the common stock was held for more than one year.
Restricted Stock Unit Awards. No taxable income is generally recognized upon receipt of a restricted stock unit award under the 2006 Employee Plan. In general, the participant will recognize ordinary income in the year in which the shares to be issued in respect of that unit are issued in an amount equal to the fair market value of the shares on the issuance date. Amounts taxed as ordinary income from non- statutory stock options, restricted stock awards and restricted stock unit awards are subject to income tax withholding and applicable employment taxes.
Tax Consequences to Synopsys. To the extent the participant recognizes ordinary income in the circumstances described above, we will generally be entitled to a corresponding income tax deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code. However, we will not be entitled to any income tax deduction upon a qualifying disposition of an incentive stock option.
While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

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As required pursuant to Section 14A of the Securities Exchange Act, we are requesting our stockholders to provide advisory approval of the compensation of our named executive officers (NEOs) as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion on pages 41 to 75 of this Proxy Statement. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote and is held annually. It is expected that the next say-on-pay vote will occur at the 2022 Annual Meeting of Stockholders.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis discusses the compensation of our NEOs for fiscal 2020.
Fiscal 2020 NEOs

Aart J. de Geus Co-Chief Executive Officer and Chairman of the Board of Directors	Chi-Foon Chan Co-Chief Executive Officer, President and Member of the Board of Directors	Sassine Ghazi Chief Operating Officer(1)	Trac Pham Chief Financial Officer	Joseph W. Logan Sales and Corporate Marketing Officer	John F. Runkel, Jr. General Counsel and Corporate Secretary
(1) On August 17, 2020, Sassine Ghazi was promoted from General Manager of the Design Group to Chief Operating Officer.
Executive Summary
Fiscal 2020 Business Performance Overview
Fiscal 2020 was another outstanding year for Synopsys. Despite unprecedented macro challenges, including a global pandemic, we significantly exceeded our beginning-of-year financial plan and built considerable financial, technology and customer momentum heading into fiscal 2021.
FINANCIAL HIGHLIGHTS

Generated $3.685 billion in revenue.	Non-cancellable backlog grew to $4.9 billion.

Expanded operating margin significantly and delivered strong double-digit non-GAAP earnings per share (EPS) growth for the fourth consecutive year.	Strong business across Semiconductor and System Design segment, led by EDA software and semiconductor IP.

Software Integrity contributed $358 million in revenue, approximately 10% of total, with solid profitability.	Delivered record operating cash flow of $991 million.

Returned $242 million to stockholders through stock repurchases. We have repurchased approximately $2.0 billion of our stock over the past six years, representing a return of greater than 60% of free cash flow to stockholders over this period.

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
BUSINESS HIGHLIGHTS
Synopsys saw increasing momentum from the innovative products it has delivered over the past several years, in addition to launching several new solutions that position us well for the next wave of semiconductor and systems innovations. We also made operational adjustments to build on the successes we’ve had and to enable us to further scale the business.

New EDA products gaining traction

•Fusion Compiler: State-of-the-art digital design solution is achieving widespread wins and deployments.
•Custom Compiler: Innovative custom design solution is driving growing customer adoption.
•Hardware verification: Our customer base for ZeBu emulation and HAPS prototyping continues to grow well, as our solutions are enabling today’s extremely complex designs.
•New innovations: Launched several new solutions for next-generation design, including DSO.ai (uses AI to learn and automatically adjust and optimize portions of the design process), 3DIC (enables the design and analysis of multiple die together on a chip), and the Silicon Lifecycle Management platform (industry's first solution that provides visibility into performance, reliability and security issues for the entire chip lifespan).

Semiconductor IP delivering very strong growth

•Approximately 20% revenue growth year-over-year, driven by strong market demand in key verticals such as AI, automotive and high-performance computing, served by the broadest portfolio of proven IP available.

Organization Updates

•We promoted Sassine Ghazi to Chief Operating Officer (COO) in order to leverage his prior positive impact on our innovative Fusion Platform strategy and implementation, and to drive even more effective partnering across our Semiconductor and System Design segment.
•We expanded our leadership bench with a new general manager of the Software Integrity group, who has made adjustments and enhancements to our go-to-market and product platform strategy and implementation.

Fiscal 2020 Executive Compensation Overview
The cornerstone of our compensation philosophy is pay for performance. We closely align the compensation paid to our NEOs with achievement of both near- and long-term financial goals. Approximately 92% of the target compensation awarded in fiscal 2020 to Dr. de Geus and Dr. Chan, our co-CEOs, was performance-based, and approximately 87% of the target compensation awarded in fiscal 2020 to our other NEOs, as a group, was performance-based.
We performed well against our fiscal 2020 goals, as further described below:

Incentive Awards	Performance Highlights	Commentary
Fiscal 2020 EIP Award
•101.8% achievement of Corporate Financial Goals, yielding a 107.4% Corporate Financial Payout Factor
•102.8% of achievement of fiscal 2022 revenue backlog goal, which resulted in a Revenue Predictability Payout Factor of 113.8% and funding of 122.2%
•The weighted average achievement for the Corporate Financial Goals exceeded 100%, resulting in the CFG Multiplier (1.10X) increasing overall funding to 134.4%
Minimum average achievement of 90% of our goals before any payment can be earned Actual payouts were 136.5% on average, as further described below

Fiscal 2020 Annual PRSUs	•109.4% achievement of non-GAAP net income performance goal, resulting in 100% of our NEOs’ fiscal 2020 Annual PRSUs becoming eligible to vest based on continued service	25% of the PRSUs vested on December 10, 2020, and the remaining 75% are scheduled to vest over a three-year period in equal annual installments

Fiscal 2019 Special PRSUs	•Achievement of non-GAAP operating margin target of 28% for fiscal 2020, resulting in the first tranche of our NEOs’ Fiscal 2019 Special PRSU Grants vesting	33% of the target PRSUs vested on December 10, 2020, and the remaining target PRSUs will vest based on non-GAAP operating margin targets for 2021 and 2022

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Compensation Practices and Governance Policies

What We Do	What We Don’t Do

  Pay for Performance. Performance-based pay represents a significant portion of our NEOs’ Target TDC.
  Balanced Mix of Performance Goals. The performance goals for our incentive awards focus on both near-term and long-term goals.
  Double Trigger Change of Control Benefits. Our NEO change of control agreements are “double trigger.”
  Maximum Payout Caps. Our EIP and 2006 Employee Plan maintain maximum payout caps to avoid excessive payments and risk taking.
  Clawback Policy. We maintain a clawback policy for the recovery of performance-based cash and equity compensation in the event of a substantial financial restatement.
  Robust Stock Ownership Guidelines. All of our NEOs are in compliance with our Stock Ownership Guidelines.
  Independent Compensation Committee. Our Compensation Committee is composed solely of independent directors.
  Independent Compensation Consultant. Our Compensation Committee directly retains an independent compensation consultant.
  Annual advisory Say-on-Pay Vote. We hold an annual advisory say-on-pay vote and ~94% of votes cast approved our fiscal 2019 NEO compensation.
  Equity Burn Rate Management. We continue to closely manage our equity burn rate, limiting gross share usage to 1.8% in fiscal 2020.

No Excessive Risks. Annual risk assessment of executive compensation program to ensure no excessive risk raking.
No Excessive Change of Control Payments. Cash change of control payments do not exceed two times annual target cash compensation.
No Excise Tax Gross Ups. We do not provide for “golden parachute” excise tax gross ups.
No Excessive Perks. We do not provide any excessive perquisites to our NEOs.
No Hedging or Pledging. All employees, including our NEOs, and our directors are prohibited from engaging in hedging or pledging our stock as collateral for a loan.
No Repricing or Cash-out of Underwater Options. Our 2006 Employee Plan forbids the repricing and cash-out of underwater options without stockholder approval.
No Dividends on Unvested Equity Awards. Our 2006 Employee Plan prohibits paying out dividends and dividend equivalents on unvested awards.
No Executive Pension Plans or SERPs. We only maintain a standard 401(k) plan and deferred compensation plan for our NEOs.

Our Compensation Philosophy
We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive technological and business success. In order to motivate and reward our NEOs for work that improves our long-term business performance and increases stockholder value, we have set out the following objectives:

Pay for Performance	Competitiveness	Outperformance

Align NEO compensation to the success of our business objectives	Provide competitive compensation that attracts and retains top-performing NEOs	Motivate NEOs to achieve results that exceed our strategic plan targets

Stockholder Alignment	Balance	Internal Pay Equity

Align the interests of NEOs and stockholders through the managed use of long-term incentives	Set performance goals that reward an appropriate balance of near- and long-term results	Promote teamwork among NEOs by considering internal pay equity in setting compensation levels

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Fiscal 2020 NEO Compensation Details
Our three core elements of NEO direct compensation are base salary, an annual cash incentive opportunity and annual equity awards. The graphic below reflects the approximate general distribution of these three core elements of NEO target total direct compensation (Target TDC) awarded during fiscal 2020 as determined by our Compensation Committee.

CO-CEOs	OTHER NEOs

*Excludes Mr. Ghazi’s equity awards that were granted in connection with his promotion.

Core Fiscal 2020 Compensation Element		Purpose	Characteristics
BASE SALARY		Base salaries compensate our NEOs for expected levels of day-to-day performance.
Base salaries should be determined by each NEO’s role and responsibilities, our financial performance projections, pay at comparable companies, our budget for the coming year, historical base salary levels, and the resulting total target compensation that can be earned given the individual’s base salary and related target incentive opportunity.

Co-CEOs	Other NEOs
CASH INCENTIVE		Align NEO performance with near-term financial objectives and future revenue goals, which reward contributions that have a multi-year impact.
Cash incentive payments can be earned by our NEOs only if we achieve a significant level of our financial performance goals, which advance our long-term strategic plans and, ultimately, stockholder value, over time.

Co-CEOs	Other NEOs
STOCK OPTIONS		Align interests of NEOs and stockholders through incentivizing long-term stock price growth and encouraging retention.	Stock options vest over four years and encourage long-term performance as they are only valuable if our stock price increases over time.
Co-CEOs	Other NEOs
ANNUAL PRSUs		Align interests of NEOs and stockholders through incentivizing continued operating performance success and encouraging retention.
Annual PRSUs vest only upon the achievement of pre-established performance criteria and thereafter, are subject to time-based vesting in three equal annual installments, resulting in a total vesting period of four years.

Co-CEOs	Other NEOs

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Base Salary
Base salaries compensate our NEOs for expected levels of day-to-day performance and are based on each NEO’s role and responsibilities, our financial performance projections, pay at comparable companies, our budget for the coming year, historical salary levels, and the resulting total target compensation that can be earned given the individual’s base salary and related target incentive opportunity. We did not increase the base salary for our co-CEOs and Mr. Logan in fiscal 2020. The Compensation Committee approved a modest increase in base salary for Mr. Ghazi, Mr. Pham and Mr. Runkel based on their performance and to reflect movement in the market for their roles. The base salaries of each our NEOs for fiscal 2020 as compared to fiscal 2019 and the primary reasons for any change are summarized below.

NEO	2020 Salary ($)	2019 Salary ($)	Salary Increase ($)	Primary Reasons for the Change
Aart J. de Geus	$540,000	$540,000	$—	N/A
Chi-Foon Chan	540,000	540,000	—	N/A
Sassine Ghazi	430,000	400,000	30,000	Move from co-manager to sole General Manager of the Design Group and associated increase in responsibilities; internal pay equity; market competitiveness; prior performance
Trac Pham	475,000	455,000	20,000	Market competitiveness; prior performance
Joseph W. Logan	450,000	450,000	—	N/A
John F. Runkel, Jr.	425,000	400,000	25,000	Market competitiveness; prior performance
Cash Incentive
We use annual cash incentive compensation to align NEO performance with near-term financial objectives and future revenue goals, which reward contributions that have a multi-year impact. These cash incentive payments can be earned by our NEOs only if we achieve a significant level of our financial performance goals, which advance our long-term strategic plans and, ultimately, stockholder value, over time. Our Compensation Committee grants cash incentive compensation opportunities under our Executive Incentive Plan (EIP).
Executive Incentive Plan. At the beginning of the fiscal year, the Compensation Committee approves a threshold level of performance or threshold funding goal that must be achieved, before there is any funding under the EIP. The Compensation Committee also approves the cash incentive targets, performance goals and a payout matrix that determines how much of the target may be paid at each level of achievement of our performance goals. After the end of the fiscal year, the Compensation Committee applies a pre-determined formula provided by the EIP to calculate the amount of potential cash incentive funding, but it retains discretion to adjust those payments produced by the formula. In no event can an actual cash incentive payment to any NEO exceed 200% of the NEO’s cash incentive target.
Cash Incentive Target. A cash incentive target is the amount of cash incentive compensation that a NEO could earn if we achieve our performance goals. Targets are expressed as a percentage of the NEO’s salary. In reviewing targets, our Compensation Committee takes into consideration each NEO’s role and responsibilities, our financial performance projections, the budget for the coming year, pay at comparable companies, historical compensation levels and the resulting total target compensation that can be earned given the individual’s base salary and related target incentive opportunity. The cash incentive targets for each of our NEOs for fiscal 2020 as compared to fiscal 2019 and the primary reasons for any change are summarized below.

NEO	Fiscal 2020 Cash Incentive Target (% of Salary)	Fiscal 2019 Cash Incentive Target (% of Salary)	Primary Reasons for the Change
Aart J. de Geus	240%	240%	N/A
Chi-Foon Chan	240	240	N/A
Sassine Ghazi	130	120	Move from co-manager to sole General Manager of the Design Group and associated increase in responsibilities; internal pay equity; market competitiveness; prior performance
Trac Pham	100	90	Market competitiveness; prior performance
Joseph W. Logan	150	150	N/A
John F. Runkel, Jr.	75	70	Market competitiveness; prior performance
Threshold Funding Goal. On an annual basis, our Compensation Committee sets a threshold funding goal for the EIP as well as performance goals based on revenue, operating margin, and revenue backlog. If we fail to achieve our funding goal, no cash incentive payments will be earned under the EIP.
Performance Goals. Assuming the funding goal is achieved, we must still achieve at least a 90% average performance level for our Corporate Financial Goals, before any cash incentive payment may be earned. We believe the exclusive use of corporate performance metrics, rather than a mix of corporate and individual metrics, fosters teamwork among our NEOs and reflects the importance of company-wide performance to stockholder value.

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Our Corporate Financial Goals and the rationale for these goals are summarized in the table below.

Corporate Financial Goals	Rationale
Current fiscal year revenue	Incentivizes revenue growth and rewards efforts to retain customers and expand our business
Current fiscal year non-GAAP operating margin	Important connection to our overall profitability in the current fiscal year
Future fiscal years revenue backlog	Incentivizes future revenue growth and revenue predictability
In addition, the Compensation Committee sets a further revenue backlog goal called a Revenue Predictability Goal that, if fully achieved, can increase the funding in the EIP through a multiplier. We use revenue backlog capturing two subsequent fiscal years of revenue backlog to encourage our NEOs to address future revenue and revenue predictability, thereby rewarding contributions that have a multi-year impact.
Our Compensation Committee believes the consistent application of this blend of performance measures permits our NEOs to focus on sustained performance rather than short-term accomplishments and has contributed to our consistent revenue growth and profitability achievement.
The Compensation Committee generally sets the numeric goals for each EIP performance metric based on the operating plan approved by our Board of Directors.
FISCAL 2020 FUNDING GOAL, CORPORATE FINANCIAL GOALS, REVENUE PREDICTABILITY GOAL AND GOAL ACHIEVEMENT
Our fiscal 2020 funding goal's initial threshold was 70% of our fiscal 2020 non-GAAP operating margin goal(1), as we did not believe that our NEOs should have the right to earn a bonus unless this minimum level of profitability was obtained. We achieved our non-GAAP operating margin target of 28%.

Corporate Financial Goals	Performance Weight	Fiscal 2020 Achieved(%)
Fiscal 2020 Revenue	33.33%	101%
Fiscal 2020 non-GAAP operating margin(1)	33.33%	100%
Fiscal 2021 revenue backlog(2)	33.34%	104.4%
Average Achievement		101.8%

Revenue Predictability Goal	Fiscal 2020 Target(3)	Fiscal 2020 Achieved(%)
Fiscal 2022 revenue backlog(2)	—	102.8%
(1)Non-GAAP operating margin is GAAP operating margin adjusted to exclude (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments.
(2)Revenue backlog for a particular year is the portion of committed orders not yet recognized as revenue but that we expect to be recognized in that particular year, measured as of the end of the current fiscal year.
(3)We consider our second-year revenue backlog target to be confidential, and the disclosure of this target would cause us competitive harm. In general, the Compensation Committee sets revenue backlog targets from year to year that it believes to be challenging but attainable with considerable effort by our NEOs and employees, and in the absence of significant deterioration in macroeconomic or broader industry conditions.

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
We achieved strong financial results in fiscal 2020, with an average achievement of our three Corporate Financial Goals of 101.8%. We also performed well against our Revenue Predictability Goal, achieving 102.8% of our target, which resulted in the application of a multiplier to potential NEO cash incentive funding, as described below.
Corporate Financial Goals Payout Matrix. Each year, our Compensation Committee approves a payout matrix that determines, within boundaries established by the EIP, what percentage of cash incentive targets can be earned at each level of achievement of our Corporate Financial Goals. The EIP requires a minimum average performance achievement of 90% for our Corporate Financial Goals before our NEOs can earn any cash incentive payment.
The EIP is structured in this way to provide a limited payment opportunity when performance goals are narrowly missed. We believe this limits our exposure to excessive risk-taking that can arise with “all or nothing” performance conditions. We believe this minimum 90% average achievement level holds our NEOs to a higher level of performance when compared to standard industry practice. Our EIP also has a higher performance threshold than our broad-based employee incentive compensation plans to reinforce accountability at the leadership level.
OVERVIEW OF FISCAL 2020 CORPORATE FINANCIAL GOAL PAYOUT MATRIX

Percentage of Average Achievement of Corporate Financial Goals(%)	Corporate Financial Payout Factor(1)(%)
≥125%	150%
105	120.2
100	100
90	67.5
<90	—
(1)We round our average achievement to the nearest quarter percent and use linear interpolation to calculate the exact payout factor for achievement levels that fall in between levels specified in the matrix. Since we achieved our Corporate Financial Goals at an average of 101.8%, the Corporate Financial Payout Factor is 107.4% for fiscal 2020.
Revenue Predictability Goal Payout Matrix. Each year, our Compensation Committee also approves a matrix that determines the Revenue Predictability Payout Factor that will be applied at each level of achievement of the Revenue Predictability Goal. For fiscal 2020, achievement of 100% or less of the Revenue Predictability Goal would result in no increase to the payout determined by the other metrics established for the cash incentive award. Achievement above that level, however, could result in a Revenue Predictability Payout Factor of up to 150%, based on actual performance.
The Revenue Predictability Factor acts as a “multiplier” for the Corporate Financial Payout Factor and, regardless of the level of achievement of the Revenue Predictability Goal, no payment would be made under the EIP for fiscal 2020 if the minimum 90% average achievement level was not met under the Corporate Financial Goals.
OVERVIEW OF FISCAL 2020 REVENUE PREDICTABILITY GOAL PAYOUT MATRIX

Percentage of Average Achievement of Revenue Predictability Goal(%)	Revenue Predictability Payout Factor(1)(%)
≥125%	150%
110	150
105	125
100	100
≤90	100
(1)We round our average achievement to the nearest quarter percent and use linear interpolation to calculate the exact payout factor for achievement levels that fall between 100% to 110%. Since we achieved 102.8% of our Revenue Predictability Goal, the Revenue Predictability Payout Factor is 113.8% for fiscal 2020 with a straight-line interpolation being applied.

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
EIP Payment Formula. After the end of our fiscal year, our Compensation Committee certifies whether the funding goal and performance goals were met and uses the following formula from the EIP to calculate potential cash incentive payments:

Potential Cash Incentive Payment	=	Cash Incentive Target	X	Corporate Financial Payout Factor	X	Revenue Predictability Payout Factor (if applicable)	X	Corporate Financial Goals Multiplier (if applicable)

Factor	How It Works	Objective	Levels for Fiscal 2020
Corporate Financial Payout Factor	We calculate the average achievement of our three Corporate Financial Goals and match it with the corresponding Corporate Financial Payout Factor in our Payout Matrix (see above).	Each of the three Corporate Financial Goals is equally weighted to emphasize not only current fiscal year financial goals but also future revenue.	107.4% – due to average goal achievement of 101.8%.
Revenue Predictability Payout Factor (if applicable)
If we achieve more than 100% of our Revenue Predictability Goal, the EIP multiplies potential cash incentive funding by a Revenue Predictability Payout Factor based on the level of overachievement. Under-performance does not decrease potential payments.
For fiscal 2020, the Revenue Predictability Payout Factor ranged from 100% to 150%.
		Our Compensation Committee believes this factor encourages our NEOs to achieve a sustained and predictable future revenue stream.	113.8% – due to achieving 102.8% of our Revenue Predictability Goal.
CFG Multiplier (if applicable)	If the average achievement of our Corporate Financial Goals exceeds 100.0%, a multiplier is applied to potential cash incentive funding. For fiscal 2020, the potential CFG Multiplier was 1.10.	Our Compensation Committee believes the CFG Multiplier encourages our NEOs to maximize their efforts to achieve outstanding results for our stockholders.	Applicable – due to average goal achievement of 101.8%, which exceeded 100.0%.
Cap: The maximum individual award for each NEO is capped at 200% of the NEO's target.
The EIP Payment Formula above will not be applicable, and our NEOs will not earn any cash incentive payments under the EIP, if the funding goal is not achieved for the fiscal year.
Actual Fiscal 2020 Cash Incentive Payments. Actual cash incentive payments are only earned after our Compensation Committee has reviewed the potential cash incentive funding calculations under the objective EIP payment formula and considered other relevant information not incorporated into the formula, such as company and individual performance. The Compensation Committee is empowered to adjust potential cash incentive funding, regardless of whether any multiplier has been earned. In no event can an actual cash incentive payment to a NEO exceed 200% of the NEO’s cash incentive target.
Our Compensation Committee convened in late 2020 to discuss the fiscal 2020 performance of each of our NEOs, review potential cash incentive funding, consider other compensation actions taken in fiscal 2020, and determine the actual incentive payments. Based on our achievement of EIP performance goals, the calculation of cash incentive funding using the EIP Payment Formula yielded potential awards of 134.4% of our NEOs’ targets, which is based on:

134.4% Potential Cash Incentive Payment	=	Cash Incentive Target	X	107.4% Corporate Financial Payout Factor	X	113.8% Revenue Predictability Payout Factor	X	1.10 CFG Multiplier

After considering a number of factors, including internal cost considerations, the Compensation Committee approved fiscal 2020 actual cash incentive payments under the EIP at 133.2% of target for all NEOs other than Mr. Ghazi, which was below the potential payout. The Compensation Committee approved a fiscal 2020 actual cash incentive payment of 160.1% for Mr. Ghazi to reflect his additional contributions in the fourth quarter of fiscal 2020 and the fact that his cash incentive target was not increased to reflect his new position in fiscal 2020.

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
The table below shows the amount of the fiscal 2020 EIP awards that were earned, the target cash incentive payments, the cash incentive payments that would have been made based on the formulaic results described above (at 134.4% of target), and the actual cash incentive payments that were made as a result of the Compensation Committee’s decisions discussed above.

NEO	Target Cash Incentive Payment($)	Calculated Potential Cash Incentive Amount Based on Performance Achievement($)	Actual Cash Incentive Payment($)	Difference between Potential and Actual Cash Incentive Payment (%)	Primary Reasons for the Change
Aart J. de Geus	$1,296,000	$1,741,417	$1,625,000	-6.7%	Despite outstanding individual and company performance, payment amount was reduced to ensure internal pay equity as amount of reduction was used to compensate other NEOs
Chi-Foon Chan	1,296,000	1,741,417	1,625,000	-6.7	Despite outstanding individual and company performance, payment amount was reduced to ensure internal pay equity as amount of reduction was used to compensate other NEOs
Sassine Ghazi	559,000	751,121	895,000	+19.2	Market competitiveness; move from co-manager to sole General Manager of the Design Group and associated increase in responsibilities, and subsequent promotion to COO, and individual performance in each role
Trac Pham	475,000	638,251	715,000	+12.0	Market competitiveness; individual performance and contributions to company’s success
Joseph W. Logan	675,000	906,988	1,015,000	+11.9	Market competitiveness; individual performance and contributions to company’s success
John F. Runkel, Jr.	318,750	428,300	430,000	+0.4	Individual performance and contributions to company’s success

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Equity Awards
We believe that equity awards align the interests of our NEOs with the long-term interests of our stockholders by rewarding long-term value creation measured by our stock price and by providing retention incentives through multi-year vesting periods.
FISCAL 2020 EQUITY AWARDS – ANNUAL EQUITY AWARDS
Our Compensation Committee granted the following annual equity awards in the first fiscal quarter of fiscal 2020 to our NEOs under our 2006 Employee Plan:

ANNUAL EQUITY AWARDS

•Annual performance-based restricted stock units (Annual PRSUs), which are eligible to vest only upon the achievement of pre-established performance criteria. Once earned, the award is further subject to time-based vesting in three equal annual installments thereafter, resulting in a total vesting period of four years, which helps to hold NEOs accountable for their decision making given that the Annual PRSUs are directly subject to increases and decreases in our stock price, further aligning NEO and stockholder interests.
•Stock options with time-based vesting, which vest over four years with 25% of the shares vesting on the one-year anniversary of the grant date, and the remaining shares vesting quarterly thereafter. Stock options encourage long-term performance as they are only valuable if our stock price increases over time, as the awards vest. Accordingly, the Compensation Committee considers stock options, as well as PRSUs, to be performance-based compensation.
The Compensation Committee believes this approximately 50/50 ratio is appropriate for our annual equity awards because it encourages our NEOs to focus both on near-term results, by requiring the achievement of a near-term performance condition for the PRSUs to vest, and on long-term value creation, since stock options and PRSUs once earned, reward sustained increases in our stock price, though only to the extent the employee vests in the award by remaining in service for an additional three years.

NEO	Stock Options(#)(1)	PRSU Shares(#)(2)	Grant Date Fair Value of Equity Awards($)
Aart J. de Geus	74,641	16,927	$4,600,066
Chi-Foon Chan	74,641	16,927	4,600,066
Sassine Ghazi	43,811	9,936	2,700,118
Trac Pham	43,811	9,936	2,700,118
Joseph W. Logan	40,566	9,200	2,500,117
John F. Runkel, Jr.	25,151	5,704	1,550,075
(1)Stock options vest as to 25% of the shares subject to the option grant on the first anniversary of the grant date and as to 3/48ths of the shares subject to the option grant quarterly thereafter.
(2)As discussed further under “Annual PRSUs Terms” below, these Annual PRSUs were subject to a non-GAAP net income performance goal of $790.0 million for fiscal 2020.

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Target Value. The size of the annual equity awards granted to each NEO in the first fiscal quarter is based on an estimated target dollar value. The Compensation Committee considers each NEO’s role and responsibilities, historical compensation levels, the impact of award size on our burn rate, pay at comparable companies and internal pay equity in determining awards. The Compensation Committee does not have a specific formula that weights these factors. Our equity budget for the coming year is also a critical factor, as the Compensation Committee is mindful of potential stockholder dilution and internal pay equity between our NEOs and employees in general when approving grants.
The target dollar value was converted into a number of shares based on estimated conditions on the grant date, as described in “Equity Element Allocation” below. The grant date fair value, which is disclosed in the table above and in the subsection titled Summary Compensation Table within the Executive Compensation Tables section below reflects the accounting value on the grant date. The table sets forth the initial target value of each NEO’s equity grants compared to the last year and the primary reasons for the change.

	Initial Target Dollar Value for Annual Equity Grants of all NEOs
NEO	Fiscal 2020 Approved Target Dollar Value ($)	Fiscal 2019 Approved Target Dollar Value ($)	Difference from Fiscal 2019(%)	Primary Reasons for the Change
Aart J. de Geus	$4,600,000	$4,450,000	+3.4%	Market competitiveness; prior performance
Chi-Foon Chan	4,600,000	4,450,000	+3.4	Market competitiveness; prior performance
Sassine Ghazi(1)	2,700,000	1,450,000	+86.2	Move from co-manager to sole General Manager of the Design Group and associated increase in responsibilities; internal pay equity; market competitiveness; prior performance
Trac Pham	2,700,000	2,350,000	+14.9	Market competitiveness; prior performance; internal pay equity
Joseph W. Logan	2,500,000	2,000,000	+25.0	Market competitiveness; prior performance; internal pay equity
John F. Runkel, Jr.	1,550,000	900,000	+72.2	Market competitiveness; prior performance; internal pay equity
(1)Does not include Mr. Ghazi’s promotional grants, which are discussed in detail below.
Equity Element Allocation. After choosing the estimated target dollar value for each NEO’s annual equity awards, the Compensation Committee sought to allocate the dollar value equally between stock options and PRSUs.
To determine the target number of Annual PRSU shares which were granted to the NEOs in December 2019, the Compensation Committee used our closing stock price on the grant date to calculate an award worth half of the estimated target equity value. For stock options, the Compensation Committee used a Black-Scholes option-pricing model to estimate the fair value of a stock option share on the expected grant date. Because the grants were based on estimates of conditions on the grant date, the actual grant date fair value of the PRSUs and stock options reflected in the Summary Compensation Table below is different, as it is based on our value on the effective grant date.

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Annual PRSU Terms. As in past years, the Compensation Committee selected a non-GAAP net income goal for our fiscal 2020 Annual PRSUs because it is an important measure of our success that is distinct from other metrics used in our EIP, such as the revenue backlog goals focused on our future revenue streams. Non-GAAP net income is GAAP net income adjusted to exclude (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments.

Our fiscal 2020 goal was increased above our fiscal 2019 goal to a non-GAAP net income of $790 million, which we believe was established at a level that would be appropriately difficult to attain.

Our Annual PRSUs generally vest over four years. If the performance goal is achieved, only 25% of the Annual PRSU shares that are eligible to vest based on such performance will vest at the end of the performance year. The remaining Annual PRSU shares that are eligible to vest generally vest annually over the following three years, provided the NEO continues to remain employed by Synopsys, which encourages retention as well as long-term focus and accountability.
Each Annual PRSU grant is made at the maximum number of shares that can be earned if we fully achieve our goal and will be reduced for actual performance below it. There is no increase in shares for overachievement. The actual number of shares that are eligible to vest depends on the level of achievement of our goal, and achievement below 95% results in the cancellation of the entire award.
Adjustments. With respect to all PRSU awards (including the Fiscal 2019 Special PRSU Grants described below), the Compensation Committee generally may adjust the performance goal targets as permitted by the 2006 Employee Plan on or before the last day of the applicable performance period in order to give effect to acquisitions completed during the performance period or if it determines business conditions so warrant. No such adjustments were made in fiscal 2020 with respect to PRSU awards.
PERCENTAGE ACHIEVEMENT OF PRSU NON-GAAP NET INCOME PERFORMANCE GOAL
If we achieve between 95% and 100% of our performance goal, then between 50% and 100% of the Annual PRSU award is eligible to vest. The exact number of shares eligible to vest is calculated according to the following matrix approved by the Compensation Committee.

Percentage Achievement of Performance Goal(%)	Percentage of Annual PRSUs Eligible to Vest(%)
≥100%	100%
99	98
98	94
97	86
96	70
95	50
<95	—
The Compensation Committee rewards performance levels between 95% and 100% to provide our NEOs with a partial award for substantially achieving our non-GAAP net income goal. The Compensation Committee believes this design limits excessive risk-taking that can be encouraged by a single “all or nothing” performance condition.

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Fiscal 2020 PRSU Non-GAAP Net Income Achievement. We achieved 109.4% of our fiscal 2020 non-GAAP net income performance goal of $790 million, and accordingly, 25% of our NEOs’ fiscal 2020 Annual PRSUs vested on December 10, 2020. The remaining 75% of the shares are scheduled to vest in three equal annual installments beginning on December 8, 2021, as long as the NEO provides continuous services to us.

NEO	Target PRSU Shares at Grant(#)	Resulting PRSU Shares Earned and Eligible for Vesting(#)
Aart J. de Geus	16,927	16,927
Chi-Foon Chan	16,927	16,927
Sassine Ghazi	9,936	9,936
Trac Pham	9,936	9,936
Joseph W. Logan	9,200	9,200
John F. Runkel, Jr.	5,704	5,704
PAYOUT OF FISCAL 2019 SPECIAL PRSU GRANTS
In October 2019, the Compensation Committee approved special, long-term PRSU grants to our NEOs (Fiscal 2019 Special PRSU Grants) that were designed to (1) provide the NEOs with an additional incentive to achieve our substantial operating margin goals over the next three years, (2) recognize focused effort to achieve market expansion and increased profit from fiscal 2020 through fiscal 2022, and (3) align actions across our executive team to help ensure enterprise-wide success. These awards may be earned, if at all, based on Synopsys non-GAAP operating margin (as defined above under “Cash Incentive”) achievement during each of fiscal 2020, 2021 and 2022.
At the time of the grant of the Fiscal 2019 Special PRSU Grants, the Compensation Committee established a non-GAAP operating margin goal for each of fiscal 2020, 2021 and 2022. Following the end of each such fiscal year, a portion of the Fiscal 2019 Special PRSU Grants may be earned, generally subject to a specified non-GAAP operating margin target for each fiscal year, as determined by the Compensation Committee, and the NEO’s continuous employment with Synopsys through the date of such determination (the Certification Date), as follows:
•if the fiscal 2020 non-GAAP operating margin goal* is achieved, 1/3 of the Fiscal 2019 Special PRSU Grants (the 2020 PRSUs) will vest;
•if the fiscal 2021 non-GAAP operating margin goal* is achieved, 1/3 of the Fiscal 2019 Special PRSU Grants (the 2021 PRSUs), plus the 2020 PRSUs (to the extent not previously earned), will vest; and
•if the fiscal 2022 non-GAAP operating margin goal* is achieved, 1/3 of the Fiscal 2019 Special PRSU Grants, plus the 2020 PRSUs and 2021 PRSUs (to the extent not previously earned), will vest.
*The non-GAAP operating margin goal increases in difficulty, reinforcing the stretch nature of the overall goals as well as the importance of sustainable profit performance each year to achieve all three goals.
The Fiscal 2019 Special PRSU Grant vesting schedule is illustrated in the table below:
SPECIAL PRSU GRANT VESTING
PRSUs that are not earned and vested as of the final Certification Date will be forfeited.

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Fiscal 2020 PRSU Non-GAAP Operating Margin Goal Achievement. We achieved our fiscal 2020 non-GAAP operating margin goal of 28.0%, and accordingly, 1/3 of our NEOs’ Fiscal 2019 Special PRSU Grants vested on December 10, 2020. Each NEO’s target number of PRSU shares and the number of shares that vested are set forth in the table below:

NEO	Target PRSU Shares(#)	PRSUs that Vested on 12/10/20(#)	PRSUs Remaining to be Earned(#)
Aart J. de Geus	24,732	8,244	16,488
Chi-Foon Chan	24,732	8,244	16,488
Sassine Ghazi	6,948	2,316	4,632
Trac Pham	13,061	4,354	8,707
Joseph W. Logan	11,116	3,705	7,411
John F. Runkel, Jr.	4,447	1,483	2,964
FISCAL 2020 EQUITY AWARDS – OTHER AWARDS
In September 2020, the Compensation Committee granted promotional equity awards to Mr. Ghazi, which consisted of a stock option grant, a service based restricted stock unit award, and a PRSU award, with an aggregate target value of approximately $2,315,500, to acknowledge and recognize the importance of his promotion to Chief Operating Officer and the expansion of his scope of responsibilities. The Compensation Committee considers Mr. Ghazi’s stock option grant and PRSU award, which comprise more than 2/3 of the aggregate target value of his promotional grants, to be performance-based compensation.
MR. SASSINE GHAZI’S PROMOTION GRANTS
Time-vested Awards. Mr. Ghazi’s stock option, which has an initial target value of $750,000, vests over four years, with 25% of the shares vesting on the one-year anniversary of the grant date, and the remaining shares vesting quarterly thereafter. Mr. Ghazi’s RSU award, which has an initial target value of $750,000, vests annually over four years. Each award vests, subject to his continued service with us, and the value of each such award is tied to our stock performance.
PRSU Award. Mr. Ghazi’s promotional PRSU award, which has an initial target value of $815,500, was granted to him to incentivize him to drive Synopsys towards increased profitability and achieve the company’s financial ambitions, thus ensuring tight alignment with stockholder expectations and value creation for Synopsys.
In determining the design of Mr. Ghazi’s promotional PRSU award, the Compensation Committee considered the financial performance goals associated with the Fiscal 2019 Special PRSU Grant and the impact of a newly appointed COO on the achievement of such goals. Consideration was also given to Mr. Ghazi’s directive to drive significant growth across his scope of responsibilities and achieve rigorous non-GAAP operating margin targets for the business. Consequently, the Compensation Committee determined that Mr. Ghazi’s promotional PRSU award would vest based on the same operating margin goals that apply to the remaining two tranches of his Fiscal 2019 Special PRSU Grant, subject to his continuous employment with Synopsys through the date the Compensation Committee determines that each such operating margin goal is achieved:
•50% of Mr. Ghazi’s PRSU award will vest following the end of fiscal 2021 (the 2021 promotional PRSUs), if the fiscal 2021 non-GAAP operating margin goal for his Fiscal 2019 Special PRSU Grant is achieved, and
•The remaining 50% of Mr. Ghazi’s PRSU award, plus the 2021 promotional PRSUs (to the extent not previously earned), will vest if the fiscal 2022 non-GAAP operating margin goal for his Fiscal 2019 Special PRSU Grant is achieved.
The table below sets forth the number of shares subject to each of Mr. Ghazi’s awards and the aggregate grant date fair value of such awards.

NEO	Promotional Stock Option(#)	Promotional RSUs(#)	Promotional PRSUs(#)	Grant Date Fair Value of Equity Awards($)
Sassine Ghazi	13,785	3,528	3,836	$2,315,883
No other NEOs received new-hire, promotional or special recognition equity awards in fiscal 2020.

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Other Benefits

General Health, Welfare and Other Benefit Plans	Perquisites and Other Benefits

Our NEOs are eligible to participate in a variety of employee benefit plans on the same terms as our other employees, including medical, dental and vision care plans, life and disability insurance, our tax-qualified 401(k) plan, and our Employee Stock Purchase Plan. We believe these benefits are consistent with benefits provided by our peer group and help us to attract and retain high quality executives.

No executive perquisites or other special executive benefits were given to our NEOs in fiscal 2020, except for Mr. Ghazi who received certain commuting benefits. In general, Synopsys and our Compensation Committee do not provide perquisites to our NEOs.

Deferred Compensation Plans

We offer a deferred compensation program that allows our NEOs and other highly compensated individuals to save a portion of their compensation on a tax-deferred basis to remain competitive with a number of our peer companies and because the tax benefit it offers comes at a relatively low cost to us. The program is currently administered through two deferred compensation plans (one of which is a legacy plan and closed to new participants). Under these plans, our NEOs and other highly compensated employees may elect to defer up to 50% of their salaries and up to 100% of their cash incentive compensation.

Severance and Change of Control Benefits
Executive Change of Control Severance Benefit Plan. We maintain an Executive Change of Control Severance Benefit Plan (Change of Control Plan) that was approved by our Board of Directors in March 2006 and most recently amended in December 2016, primarily to reflect changes in applicable law and administrative practices. Each of our current executive officers is covered under the Change of Control Plan, except Drs. de Geus and Chan, whose benefits are described below. The Change of Control Plan provides for limited cash and equity benefits in the event an executive’s employment is terminated in connection with a change of control of Synopsys. The Compensation Committee believes these incentives will help us retain our executives, and therefore maintain the stability of our business, during the potentially volatile period accompanying a change of control. The Compensation Committee believes the benefits are also comparable to benefits offered by our peer group, which helps us attract talented executives and maintain a consistent management team.

The Change of Control Plan only provides benefits if there is a “double trigger” to preserve morale and productivity, and to encourage executive retention in the event of a change of control. In addition to requiring a change of control for Synopsys, benefits are only provided if either (1) the eligible executive is involuntarily terminated without cause during the 30 days before or 12 months after the change of control; or (2) there is a constructive termination of the executive within 12 months after the change of control.
Such benefits are conditioned on the departing executive signing a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits to mitigate any potential employer liability and avoid future disputes or litigation.

Our potential payment obligations under the Change of Control Plan are described in the subsection titled “Potential Payments upon Termination of Employment or Change of Control” in the “Executive Compensation Tables” section below.

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Executive Severance Benefit and Transition Plan. In February 2021, the Compensation Committee approved the Executive Severance Benefit and Transition Plan (Severance Plan) to offer severance benefits to designated key employees outside of a change of control, subject to certain conditions, including the provision of part-time employment at the sole discretion and request of the Compensation Committee, compliance with certain non-compete, non-solicitation and non-disparagement provisions, and the execution of a general release of claims against Synopsys. Each of our current executive officers is covered under the Severance Plan, except Drs. de Geus and Chan. The Severance Plan provides for (1) a cash severance payment equal to 12 months of base salary and COBRA premiums, (2) six months of vesting acceleration for equity awards that remain subject only to time-based vesting conditions, and (3) the opportunity to earn a pro-rated cash incentive payment under the EIP in the event an executive officer experiences a qualifying termination of employment. The Compensation Committee believes these incentives will help us retain our executives, because they are competitive to benefits offered by our peer group, and are subject to conditions, which benefit Synopsys.

Severance benefits are only payable outside of a change of control for (a) an involuntary termination without cause or (b) a voluntary resignation for good reason.
All such benefits are conditioned on the departing executive signing a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits to mitigate any potential employer liability and avoid future disputes or litigation. Each executive officer must also comply with certain restrictive covenants, including non-compete, non-solicitation and non-disparagement requirements. Further, an executive officer may be required to serve as a part-time employee for up to 9 months (at a greater than 50% rate with proportionately reduced base salary) at the sole discretion and request of the Company to ensure a smooth transition. Any cash incentive payment under the EIP will be pro-rated based on the number of months the executive served as a full-time employee during the applicable performance period and will be earned based on actual results achieved or if lower, target.

Severance and Change of Control Arrangements for Dr. Aart de Geus and Dr. Chi-Foon Chan. Drs. de Geus and Chan are not covered by the Change of Control Plan described above but are eligible for severance and change of control benefits through their respective employment agreements, which were entered into in October 1997 and most recently amended in December 2016, primarily to reflect changes in applicable law and administrative practices. As with our other NEOs, we believe that the change of control benefits we offer are reasonable, consistent with benefits offered by our peer group, and help retain the focused services of Drs. de Geus and Chan which are only provided for an involuntary termination, because the benefits help us remain competitive for their services, are comparable to the benefits provided by our peer group to similarly situated executives, and are reasonable in amount.

The severance and change of control provisions are the same in each agreement. Such change of control benefits also require a “double trigger”: they are only provided for (1) an involuntary termination of employment without cause within 24 months following a change of control or (2) a voluntary resignation of employment for good reason within 24 months following a change of control. Severance benefits are only payable for (a) an involuntary termination without cause or (b) a voluntary resignation for good reason.
Such benefits are conditioned on the departing executive signing a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

Our potential payment obligations under the employment agreements of Drs. de Geus and Chan are described in the subsection titled “Potential Payments upon Termination of Employment or Change of Control” in the “Executive Compensation Tables” section below.
Equity Plans. If we are acquired or involved in a similar corporate transaction, and the surviving company does not assume, replace or otherwise continue our outstanding equity awards, our equity incentive plans generally provide that all employee awards will fully vest. We provide this double trigger benefit to all employees who hold equity awards under our plans to promote the stability and focused service of our workforce during a potentially uncertain time. Our Compensation Committee believes this benefit encourages our employees to work diligently towards the completion of a transaction that would potentially maximize stockholder value, even when our employees’ own equity awards would not survive the transaction.

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Fiscal 2021 NEO Target Compensation Decisions
Our overall compensation philosophy for fiscal 2021 strongly emphasizes pay for performance. After considering a number of factors, including our fiscal 2020 performance, preliminary fiscal 2021 outlook, and the positive results of our 2020 say-on-pay vote, the Compensation Committee decided to use the same metrics as fiscal 2020 in setting performance goals under our EIP and for our PRSUs, and set the levels of achievement based on our fiscal 2021 corporate financial plan.
At its meetings in late 2020, the Compensation Committee decided to adjust the compensation of our NEOs for fiscal 2021 to reflect Synopsys' sustained strong performance and to improve the competitiveness and holding power of the target direct compensation of our NEOs relative to our peer group, which has evolved in recent years to reflect our growth. Other than our COO, such compensation adjustments were limited to increasing the target value of our NEOs’ annual equity awards, thereby increasing the proportion of their long-term performance-based and/or at-risk compensation and further incenting their performance over the long-term. In the case of Mr. Ghazi, he received an increase in both his target equity and cash compensation based on the foregoing considerations as well as his promotion to COO.

NEO	Increase in Fiscal 2021 Cash Target Compensation from Fiscal 2020(%)	Increase in Fiscal 2021 Equity Target Compensation from Fiscal 2020(%)	Increase in Fiscal 2021 Total Target from Fiscal 2020(%)	Primary Reasons for the Change
Aart J. de Geus	—%	+52.2%	+37.3%	Market competitiveness; holding power; prior performance.
Chi-Foon Chan	—	+52.2	+37.3	Market competitiveness; holding power; prior performance
Sassine Ghazi	+26.4	+85.2	+69.4	Promotion to COO with significantly increased responsibilities; market competitiveness; holding power in light of new role; internal pay equity
Trac Pham	—	+29.6	+21.9	Market competitiveness; holding power; prior performance; internal pay equity
Joseph W. Logan	—	+40.0	+27.6	Market competitiveness; holding power; prior performance; internal pay equity
John F. Runkel, Jr.	—	+41.9	+28.3	Market competitiveness; holding power; prior performance; internal pay equity
Our Compensation Committee also determined to grant 50% of each NEO’s target annual equity award value in the form of PRSUs, 25% in the form of stock options, and 25% in the form of time-based RSUs. The Compensation Committee made this change to better align with market practice and to help manage dilution to existing stockholders as RSUs result in Synopsys granting fewer shares of common stock than through stock options of equivalent grant date fair value. RSUs also provide an important tool for us to retain and incentivize our highly sought after NEOs since the value of the awards will be delivered to our NEOs over a four-year period, subject to continued service with us, and become more valuable as our stock price increases, which benefits all stockholders.
For fiscal 2021, we have maintained our pay for performance philosophy, with approximately 94% of Target TDC for our co-CEOs being tied to performance, and 90% of Target TDC for our other NEOs, on average, as a group, being tied to performance.

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Our Compensation Decision-making Process
Role of Compensation Committee
Our Compensation Committee is responsible for determining NEO compensation. The Compensation Committee is comprised of three independent directors and meets regularly throughout the year to review and discuss, among other items, our compensation philosophy, changes in compensation governance and compliance rules and best practices, and the composition of our peer group for pay comparisons. In late calendar year 2020, the Compensation Committee reviewed and approved:
•The level of achievement of financial performance goals for the prior fiscal year;
•Annual incentive compensation earned, if any, based on the prior fiscal year achievement;
•Annual financial performance goals for the current fiscal year; and
•The level and mix of NEO target compensation for the current fiscal year.
Role of Compensation Committee Consultant
Our Compensation Committee directly retained the services of Aon Rewards Solutions (Radford) as an independent compensation consultant for fiscal 2020. The Compensation Committee conducts an annual assessment of its consultant’s performance and re-appoints its consultant each year. Radford has served as the Compensation Committee’s consultant since September 2006. The Compensation Committee may replace Radford or hire additional consultants at any time. The Compensation Committee retains sole authority to appoint and compensate Radford and to oversee its work for the Compensation Committee. Synopsys pays the fees for the services provided by Radford to the Compensation Committee. In fiscal 2020, the services provided by Radford included:
•Assisting in the selection of our peer group companies for fiscal 2021 (and with the determination of our fiscal 2020 peer group in fiscal 2019);
•Providing and analyzing compensation market data;
•Helping the Compensation Committee interpret compensation market data;
•Assisting in the review of recent governance trends for potential policy updates;
•Advising on the reasonableness of our NEO compensation levels and programs;
•Assisting in the review of non-employee director compensation, including providing compensation market data;
•Assisting in the review of the NEO compensation disclosure in this Proxy Statement;
•Conducting a detailed review of our cash and equity compensation plans to provide an independent view of the risks associated with our compensation programs, including those for our NEOs; and
•Attending each Compensation Committee meeting, including meeting with the Compensation Committee in private sessions, without management present.
In addition to the approximately $125,000 in fees we paid Radford for services provided to our Compensation Committee, we also paid $133,269 in fees to Radford during fiscal 2020 for access by our Human Resources department to Radford’s general employee compensation benchmarking data, access to immigration prevailing wage reports, and benefits-related work in Ireland. The decision to engage Radford for these services was made by management and approved by the Compensation Committee.

After considering the factors set forth in Rule 10C-1(b)(4) under the Exchange Act and Nasdaq Listing Rule 5605(d)(3)(D), including a review of the access fees described above and Radford’s representations to the Compensation Committee regarding each factor, the Compensation Committee determined that Radford was independent.

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Peer Group Comparisons
Our Compensation Committee reviews compensation data from a specific group of companies that are similar to us in scale and organizational complexity in considering the compensation of our NEOs. At the time of the selection in April 2019, the Compensation Committee selected peer group companies for fiscal 2020 with an emphasis on companies that (1) were business or labor market competitors in the software (excluding gaming and e-commerce) or fabless semiconductor industries; (2) generated annual revenues between approximately 0.5 and 2.5 times Synopsys’ revenue (approximately $1.7 billion to $8.3 billion); and (3) had a market capitalization between approximately 0.5 and 3.0 times Synopsys’ market capitalization (approximately $7.5 billion to $46.5 billion).

Fiscal 2020 Peer Group
Advanced Micro Devices, Inc.	NortonLifeLock Inc.
Akamai Technologies, Inc.	Nuance Communications, Inc.
ANSYS, Inc.	Open Text Corporation
Autodesk, Inc.	PTC Inc.
Cadence Design Systems, Inc.	Red Hat, Inc.
Citrix Systems, Inc.	ServiceNow, Inc.
Intuit Inc.	Teradata Corporation
Keysight Technologies Inc.	Trimble Navigation Ltd.
Marvell Technology Group Ltd.	Workday Inc.
Microchip Technology Inc.	Xilinx, Inc.
Teradata Corporation was added to the fiscal 2020 peer group because they are similar in size to us, is a company with which we compete for talent, and operates in a similar industry. CA Technologies was acquired by Broadcom Inc. in November 2018 and was therefore removed from the peer group for fiscal 2020.
The Compensation Committee uses peer group comparisons to measure the competitiveness of our compensation practices. Pay at comparable companies is just one of the factors in the Compensation Committee’s pay decisions, which also take into account individual performance, an NEO’s level of experience and responsibilities, internal pay equity, our compensation budget, historical compensation levels, and other factors that are deemed to be important based on the Compensation Committee’s business judgment.
For fiscal 2020, with respect to NEOs other than our co-CEOs, the Compensation Committee had access to market data that captured a range of pay. The Compensation Committee examined the range of pay to provide for meaningful differentials in pay levels that represented differences in the criticality and performance of each role across companies, and also reflected the full range of competitive pay at our peer companies without focusing on extreme outliers.
Role of Management
Our Compensation Committee discusses NEO performance assessments and compensation targets with Dr. de Geus and our Human Resources and Facilities Officer. To assess co-CEO performance, the Compensation Committee oversees a comprehensive assessment process that includes feedback from our Board of Directors and members of senior management and is facilitated by our Human Resources and Facilities Officer. We also have an executive compensation team that provides background on company budgetary constraints and internal pay comparisons to help the Compensation Committee understand Radford’s recommendations in those contexts. No NEO is present for Compensation Committee decisions related to their individual compensation.
Tally Sheets
Prior to approving target compensation levels for the upcoming fiscal year, our Compensation Committee reviews tally sheets for each NEO to review how each core element of compensation relates to other elements and to total pay. The tally sheets summarize Target TDC, as well as potential payments upon change of control or, if applicable, involuntary termination. The tally sheets also summarize historical compensation for our NEOs, allowing the Compensation Committee to review NEO total pay that could be earned over time.

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Annual Say-on-Pay Vote
Our stockholders have the opportunity to cast an annual advisory vote on our NEO compensation (say-on-pay vote). Last year’s proxy statement detailed our fiscal 2019 NEO compensation, as well as certain elements of our fiscal 2020 NEO compensation.

Approximately 94% of voted shares (cast for or against) approved our NEO compensation as disclosed in last year’s proxy statement. Although the vote is non-binding, the Compensation Committee considers the results of the say-on-pay vote when making compensation decisions, allowing our stockholders to provide input on our compensation philosophy, policies and practices. The Compensation Committee believes that our historical voting results demonstrate strong support for its decision to maintain a similar compensation philosophy and structure each year. Accordingly, we did not make any changes to our compensation policies and practices that were specifically driven by the outcome of the say-on-pay vote.

Stock Ownership Guidelines
We have maintained stock ownership guidelines since fiscal 2003, which require individuals employed in certain specified positions to own certain levels of stock to align their interests with those of our stockholders, and to promote accountability and mitigate excessive risk taking in long-term decision making. Our Compensation Committee reviews those guidelines periodically in accordance with best practices. Under our guidelines, covered individuals are encouraged to achieve the recommended stock ownership level within four years. Such individuals may accumulate shares of our common stock through stock option exercises, purchases under our Employee Stock Purchase Plan, through open market purchases made in compliance with applicable securities laws, or through any other equity plans that we may adopt from time to time. In fiscal 2020, the stock ownership recommendations for our current NEOs were:

NEO	Share Number(#)
Aart J. de Geus	50,000
Chi-Foon Chan	50,000
Sassine Ghazi	10,000
Trac Pham	10,000
Joseph W. Logan	10,000
John F. Runkel, Jr.	10,000
In December 2020, to better align the stock ownership levels of our NEOs with market practices and given their current ownership levels relative to our peers, our Compensation Committee and our Board of Directors approved revised stock ownership guidelines requiring each of our NEOs to hold the number of shares set forth below; provided however, that if the value of any NEO’s shares drops below the applicable Minimum Value set forth below, such NEO will be required to hold the number of shares equal to the Minimum Value.

NEO	Share Number(#)	Minimum Value($)
Aart J. de Geus	25,000	$4,400,000
Chi-Foon Chan	25,000	4,400,000
Sassine Ghazi	12,500	2,200,000
Trac Pham	6,500	1,100,000
Joseph W. Logan	6,500	1,100,000
John F. Runkel, Jr.	6,500	1,100,000

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Other Important Compensation Practices

Name of Policy	Considerations	Material Features

Anti-Hedging Policy	•Hedging insulates executives from stock price movement and reduces alignment with stockholders.
•All employees, including our NEOs, and our directors are prohibited from engaging in the following types of hedging transactions involving our common stock: (1) selling short any Synopsys stock or other Synopsys security; and (2) buying or selling puts or calls or other derivatives on Synopsys securities, or otherwise entering into any hedging arrangements involving Synopsys securities.

Anti-Pledging Policy	•Pledging raises potential risks to stockholder value, particularly if the pledge is significant.	•Our insider trading policy prohibits our employees, including our NEOs, and our directors from holding our common stock in a margin account or pledging it as collateral for a loan.

Equity Grant Timing Policy	•Equity award grants should not be timed to take advantage of the release of material nonpublic information.
•Executives are generally granted equity awards at the beginning of each fiscal year at a Compensation Committee meeting that is typically scheduled more than a year in advance, and on a date when the option exercise price reflects a fully informed market price.
•New-hire, promotional, or special recognition equity grants for executives are made shortly after the occurrence of the applicable event but not during closed windows.

Burn Rate Policy	•Dilution to our existing stockholders should be closely managed.
•The Compensation Committee approves an annual gross equity budget to achieve a gross burn rate that approximates the average burn rate for peer group companies and the software and services industry more generally.
•Our gross share usage was limited to 1.8% for fiscal 2020.

Clawback Policy	•We should be able to recoup cash and equity awards in the event of a substantial restatement of our financial statements.
•We can “clawback” cash and equity compensation paid to covered employees in the event of a substantial restatement of our financial statements that are filed with the SEC if less compensation would have been earned by the employee based on the restated financial results.

Conclusion
We remain strongly committed to our pay for performance philosophy. As a result of the compensation program described above, the majority of each NEO’s compensation depends upon the achievement of our business goals. Our Compensation Committee gives careful consideration to each core element of direct compensation for each NEO. The Compensation Committee believes our NEO compensation program is effective in advancing our goals, reasonable in light of the programs of our peers, and responsible in encouraging our NEOs to strive for crucial innovation, business growth and outstanding stockholder returns, without promoting unnecessary or excessive risks.
Compensation Risk Assessment
Our Compensation Committee aims to establish company-wide compensation policies and practices that reward contributions to long-term stockholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, in late calendar year 2020, our Compensation Committee conducted an assessment of our company-wide compensation arrangements. The assessment process included, among other things, a review of:
•Our compensation philosophy;
•Compensation at peer group companies;
•Our core compensation element mix; and
•The terms and payments under our cash and equity incentive plans.

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As part of that review, our Compensation Committee asked Radford, its independent compensation consultant, to perform a detailed review of our cash and equity compensation plans in comparison to market practices to determine if there were any areas of risk and recommend appropriate remediation policies (if necessary).

The Compensation Committee considered the following, among other factors, when determining the level of risk:
•Our revenue model and our cash incentive plan that is available to both executives and non-executive employees encourage our employees to focus on creating a stable, predictable stream of revenue over multiple years, rather than focusing on current year revenue at the expense of succeeding years.
•The allocation of compensation among our core compensation elements effectively balances short-term performance and long-term performance.
•Our cash and equity incentive awards focus on both near-term and long-term goals and, in the case of equity incentive awards, provide for compensation over a four-year period, to encourage our employees to remain focused on our performance beyond the immediate fiscal year.
•The performance goals for our cash and equity incentive awards use a variety of performance metrics, which diversifies the risk associated with any one metric or aspect of performance.
•Our cash and equity incentive awards contain a range of performance levels and payouts to discourage employees from taking risky actions to meet a single target with an all-or-nothing result of compensation or no compensation.
•Our Executive Incentive Plan caps cash incentive payments at a maximum award size. In addition, the Compensation Committee retains discretion to adjust our employees’ incentive payments under the plan.
•Our cash incentive payments and equity awards are subject to a clawback policy to recover compensation in the event of a substantial financial restatement.
•Our executives are encouraged to hold a meaningful number of shares of our common stock under our stock ownership policy.

Based upon this assessment, our Compensation Committee believes that our company-wide compensation policies and practices are reasonable and encourage appropriate behaviors without creating risks that are reasonably likely to have a material adverse effect on us.
Compensation Committee Report*
The Compensation and Organizational Development Committee (the Compensation Committee) has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee’s review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.
The foregoing report is provided by the following directors, who constitute the Compensation Committee:
COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE
Chrysostomos L. “Max” Nikias, Chair
Janice D. Chaffin
Bruce R. Chizen
*This report shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

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Compensation Committee Interlocks and Insider Participation
During fiscal 2020, Bruce R. Chizen, Chrysostomos L. “Max” Nikias and Janice D. Chaffin served on the Compensation Committee. None of the members of the Compensation Committee is nor was, during fiscal 2020, an officer or employee of Synopsys, none of the members of the Compensation Committee was formerly an officer of Synopsys, and none had or have any relationships with Synopsys that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serves or, during fiscal 2020, served as a member of a board of directors or compensation committee of any entity that has or, during fiscal 2020, had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

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Executive Compensation Tables
Summary Compensation Table
The following table shows compensation awarded to, paid to, or earned by each of our NEOs for each of the last three or fewer fiscal years during which such individuals were determined to be NEOs. Our NEOs for fiscal 2020 consisted of: Dr. de Geus and Dr. Chan, our co-Chief Executive Officers; Mr. Ghazi, our Chief Operating Officer; Mr. Pham, our Chief Financial Officer; Mr. Logan, our Sales and Corporate Marketing Officer; and Mr. Runkel, our General Counsel and Corporate Secretary.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(5)
Aart J. de Geus Co-Chief Executive Officer and Chairman of the Board of Directors	2020	$540,000	$—	$2,300,041	$2,300,025	$1,625,000	$3,500	$6,768,566
	2019	540,000	—	5,562,554	2,224,994	1,296,000	4,077	9,627,625
	2018	535,100	—	2,249,988	2,249,998	2,394,000	3,750	7,432,836
Chi-Foon Chan Co-Chief Executive Officer and President	2020	540,000	—	2,300,041	2,300,025	1,625,000	4,600	6,769,666
	2019	540,000	—	5,562,554	2,224,994	1,296,000	4,759	9,628,307
	2018	535,100	—	2,249,988	2,249,998	2,394,000	4,038	7,433,124
Sassine Ghazi(6) Chief Operating Officer	2020	430,000	—	2,915,985	2,100,016	895,000	68,317	6,409,318
Trac Pham Chief Financial Officer	2020	475,000	—	1,350,104	1,350,014	715,000	4,250	3,894,368
	2019	455,000	—	2,937,540	1,174,986	409,500	5,154	4,982,180
	2018	433,200	—	1,074,987	1,074,995	726,800	5,038	3,315,020
Joseph W. Logan Sales and Corporate Marketing Officer	2020	450,000	—	1,250,096	1,250,021	1,015,000	4,500	3,969,617
	2019	450,000	—	2,500,031	999,999	675,000	3,000	4,628,030
	2018	448,500	—	1,000,044	999,994	1,320,000	4,000	3,772,538
John F. Runkel, Jr. General Counsel and Corporate Secretary	2020	425,000	—	775,060	775,015	430,000	4,000	2,409,075
	2019	400,000	—	1,050,090	449,991	280,000	5,154	2,185,235
	2018	382,200	—	399,963	400,009	472,500	4,038	1,658,710
(1)The amounts shown for stock awards and option awards represent the aggregate grant date fair value of such awards granted to our NEOs in fiscal 2020, fiscal 2019, and fiscal 2018 as computed in accordance with ASC Topic 718, Compensation—Stock Compensation. For each restricted stock unit award, the grant date fair value is calculated using the closing price of our common stock on the grant date and, in the case of performance-based restricted stock unit awards, assuming 100% probability of achievement of performance conditions as of the grant date, which is also the maximum level of performance that may be achieved for such awards. For each option award, the grant date fair value is calculated using the Black-Scholes option-pricing model. These amounts do not represent the actual value that may be realized by the NEO upon vesting, exercise or settlement of such awards. For information on the assumptions used to calculate the value of the awards, refer to Note 10 to the consolidated financial statements contained in our 2020 Annual Report on Form 10-K.
(2)Amounts in fiscal 2019 include the Special PRSU Grants awarded in October 2019, as further described in the "Compensation Discussion and Analysis" section beginning on page 50 under the subsection titled "Equity Awards."
(3)Amounts consist of cash-based incentive compensation earned for the achievement of performance objectives approved by our Compensation Committee for fiscal 2020, fiscal 2019, and fiscal 2018, as applicable, under our Executive Incentive Plan (EIP).
(4)Amounts for fiscal 2020 include the following:

Name	401(k) Matching Contributions ($)(A)	HSA Matching Contributions ($)(B)	Charitable Matching Contributions ($)(C)	Commuting Expenses($)(D)	Total ($)
Aart J. de Geus	$3,000	$500	$—	$—	$3,500
Chi-Foon Chan	3,000	1,500	100	—	4,600
Sassine Ghazi	3,000	1,000	—	64,317	68,317
Trac Pham	3,000	1,000	250	—	4,250
Joseph W. Logan	3,000	1,500	—	—	4,500
John F. Runkel, Jr.	3,000	1,000	—	—	4,000
(A)Amounts include matching contributions made by Synopsys under our tax-qualified 401(k) plan, which provides for broad-based U.S. employee participation.
(B)Amounts include matching contributions made by Synopsys to each NEO’s health savings account at the same rate as for our other employees who enroll in this health plan.
(C)Amounts include matching contributions made by the Synopsys Foundation on behalf of our NEOs as part of a broad-based charitable matching program available to all U.S. employees.
(D)Amount is comprised of commuting expenses incurred by Mr. Ghazi in connection with travel from his home in Arizona to Synopsys’ headquarters, which were paid by Synopsys and consisted of the following: corporate apartment costs: $53,986; flights: $7,166; car rentals: $2,765; and miscellaneous expenses: $400.

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(5)Amounts exclude non-qualified deferred compensation earnings because we do not regard the returns from the investment alternatives selected by the executive for such earnings to be above-market or preferential as they are consistent with the types of investment opportunities generally provided to our employees under our tax-qualified 401(k) plan and Synopsys does not supplement or guarantee the returns on amounts deferred.
(6)The amounts shown for stock awards and option awards also include certain awards that were granted to Mr. Ghazi in connection with his promotion, as further described in the "Compensation Discussion and Analysis" section beginning on page 54 under the subsection titled "Fiscal 2020 Equity Awards – Other Awards."
Grants of Plan-Based Awards
The following table sets forth certain information with respect to grants of plan-based awards in fiscal 2020 to our NEOs, including cash awards and equity awards. The equity awards granted to our NEOs in fiscal 2019 were granted under our 2006 Employee Equity Incentive Plan.

Name		Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards($)(6)
	Grant Type		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Aart J. de Geus	Cash Incentive	N/A	$874,800	$1,296,000	$2,592,000	$—	$—	$—	$—	$—	$—	$—
	PRSUs	12/12/2019	—	—	—	8,464	16,927	16,927	—	—	—	2,300,041
	Options	12/12/2019	—	—	—	—	—	—	—	74,641	135.88	2,300,025
Chi-Foon Chan	Cash Incentive	N/A	874,800	1,296,000	2,592,000	—	—	—	—	—	—	—
	PRSUs	12/12/2019	—	—	—	8,464	16,927	16,927	—	—	—	2,300,041
	Options	12/12/2019	—	—	—	—	—	—	—	74,641	135.88	2,300,025
Sassine Ghazi	Cash Incentive	N/A	377,325	559,000	1,118,000	—	—	—	—	—	—	—
	PRSUs	12/12/2019	—	—	—	4,968	9,936	9,936				1,350,104
	Options	12/12/2019	—	—	—	—	—	—	—	43,811	135.88	1,350,014
	Promotional RSUs	09/28/2020(7)	—	—	—	—	—	—	3,528	—	—	750,194
	Promotional Options	09/28/2020(7)	—	—	—	—	—	—	—	13,785	212.64	750,002
	Promotional PRSUs	09/28/2020(7)	—	—	—	1,918	3,836	3,836	—	—	—	815,687
Trac Pham	Cash Incentive	N/A	320,625	475,000	950,000	—	—	—	—	—	—	—
	PRSUs	12/12/2019	—	—	—	4,968	9,936	9,936	—	—	—	1,350,104
	Options	12/12/2019	—	—	—	—	—	—	—	43,811	135.88	1,350,014
Joseph W. Logan	Cash Incentive	N/A	455,625	675,000	1,350,000	—	—	—	—	—	—	—
	PRSUs	12/12/2019	—	—	—	4,600	9,200	9,200	—	—	—	1,250,096
	Options	12/12/2019	—	—	—	—	—	—	—	40,566	135.88	1,250,021
John F. Runkel, Jr.	Cash Incentive	N/A	215,156	318,750	637,500	—	—	—	—	—	—	—
	PRSUs	12/12/2019	—	—	—	2,852	5,704	5,704	—	—	—	775,060
	Options	12/12/2019	—	—	—	—	—	—	—	25,151	135.88	775,015
(1)Represents possible cash award payouts for fiscal 2020 under the EIP. Cash awards paid to NEOs under the EIP are dependent on the achievement of certain performance targets, as well as the level of achievement. The amounts listed under the “Threshold” column represent the cash awards payable to NEOs under the EIP at a 90% average achievement of the Corporate Financial Goals described in the "Compensation Discussion and Analysis" section beginning on page 45 under the subsection titled "Cash Incentive." Pursuant to the EIP, if the average achievement of the Corporate Financial Goals is below 90%, no cash awards are paid. The amounts listed under the "Target" column represent the cash awards payable in fiscal 2020 at a 100% average achievement of the Corporate Financial Goals. The amounts listed under the "Maximum" column represent the maximum cash awards payable, which for each NEO equals the lesser of $4,000,000 or 200% of the NEO’s target variable cash incentive compensation. Actual cash awards paid to the NEOs for fiscal 2020 are reported in the Summary Compensation Table on page 64 under the "Non-Equity Incentive Plan Compensation" column.
(2)Represents stock awards that are eligible to vest only upon achievement of pre-established performance goals. Such awards are granted as restricted stock units and are issued as an equivalent number of shares of our common stock following vesting. The vesting criterion for the target award granted on December 12, 2019 was the achievement of $790.0 million of non-GAAP net income for fiscal 2020, as further described in the "Compensation Discussion and Analysis" section beginning on page 50 under the subsection titled "Equity Awards." The amounts listed under the "Target" and "Maximum" columns for the December 12, 2019 award represent the stock awards eligible to vest if 100%, or more than 100%, respectively, of such non-GAAP net income target is achieved. The amounts listed under the "Threshold" column for the December 12, 2019 award represent the stock awards eligible to vest if 95% of the non-GAAP net income target is achieved. If less than 95% of the non-GAAP net income target is achieved, no portion of the December 12, 2019 stock awards is eligible to vest. As the target vesting criterion was achieved at more than 100%, 25% of each respective maximum award vested on December 10, 2020, and the remaining 75% of each respective award is scheduled to vest in three equal annual installments beginning on December 8, 2021, so long as the NEO provides continuous services to us. The vesting criteria for the promotional PRSU award granted to Mr. Ghazi on September 28, 2020 are the achievement of non-GAAP operating margin goals in fiscal 2021 and fiscal 2022. The amount listed under the "Threshold" column for this award represent the PRSUs that are eligible to vest if only the fiscal 2020 goal is met (which is the lowest possible payout), and the amounts listed under the "Target" and "Maximum" columns represent the PRSUs that are eligible to vest if the fiscal 2022 goal is met (which would result in the full award paying out, to the extent not already paid). There is no additional payout for additional performance above each fiscal year’s target goal. The vesting and payout timing of the award can vary based on upon which of the fiscal year targets is achieved. Please see the "Compensation Discussion and Analysis" section beginning on page 50 under the subsection titled "Fiscal 2020 Equity Awards – Annual Equity Awards" for more information.
(3)Represents a time-based restricted stock unit award, which vests annually over four years, so long as the NEO provides continuous services to us.
(4)The option vested with respect to 25% of the shares on the first anniversary of the Grant Date and with respect to 3/48ths of the shares quarterly thereafter, such that the entire award will be vested on December 12, 2023, so long as the NEO provides continuous services to us.

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
(5)Except for the equity grant to Mr. Ghazi on September 28, 2020, which amount represents the closing price of our common stock as reported on the Nasdaq Global Select Market on September 28, 2020, the amount represents the closing price of our common stock as reported on the Nasdaq Global Select Market on December 12, 2019, the effective date of grant of these awards.
(6)Represents the grant date fair value of the stock and option awards on the grant date, as computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual value that may be realized by the NEO upon vesting, exercise or settlement of such awards. For information on the assumptions used to calculate the fair value of the stock and option awards, refer to Note 10 to the consolidated financial statements contained in our 2020 Annual Report on Form 10-K.
(7)Represents certain awards that were granted to Mr. Ghazi in connection with his promotion, as further described in the "Compensation Discussion and Analysis" section beginning on page 54 under the subsection titled "Fiscal 2020 Equity Awards – Other Awards."

Outstanding Equity Awards at Fiscal 2020 Year-End
The following table summarizes the number of securities underlying outstanding equity awards for our NEOs as of October 31, 2020, the last day of fiscal 2020:

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Aart J. de Geus	12/15/2015	187,007	—	$45.23	12/15/2022	—	$—	—	$—
	12/15/2016	150,842	10,057(2)	60.37	12/15/2023	—	—	—	—
	12/15/2016	—	—	—	—	7,661(3)	1,638,381	—	—
	12/08/2017	83,076	37,763(4)	90.51	12/8/2024			—	—
	12/08/2017	—	—	—	—	12,429(5)	2,658,066	—	—
	12/12/2018	45,783	58,863(6)	89.76	12/12/2025	—	—	—	—
	12/12/2018	—	—	—	—	18,591(7)	3,975,871	—	—
	10/18/2019	—	—	—	—	8,244(10)	1,763,062	16,488(10)	3,526,124
	12/12/2019	—	74,641(8)	135.88	12/12/2026	—	—	—	—
	12/12/2019	—	—	—	—	4,232(9)	905,002	12,695(9)	2,715,006
Chi-Foon Chan	12/15/2016	150,842	10,057(2)	60.37	12/15/2023	—	—	—	—
	12/15/2016	—	—	—	—	7,661(3)	1,638,381	—	—
	12/08/2017	83,076	37,763(4)	90.51	12/8/2024	—	—	—	—
	12/08/2017	—	—	—	—	12,429(5)	2,658,066	—	—
	12/12/2018	45,783	58,863(6)	89.76	12/12/2025	—	—	—	—
	12/12/2018	—	—	—	—	18,591(7)	3,975,871	—	—
	10/18/2019	—	—	—	—	8,244(10)	1,763,062	16,488(10)	3,526,124
	12/12/2019	—	74,641(8)	135.88	12/12/2026	—	—	—	—
	12/12/2019	—	—	—	—	4,232(9)	905,002	12,695(9)	2,715,006
Sassine Ghazi	5/23/2014	3,590	—	39.09	5/23/2021	—	—	—	—
	5/22/2015	8,948	—	49.35	5/22/2022	—	—	—	—
	5/20/2016	3,209	—	49.92	5/20/2023	—	—	—	—
	6/17/2016	1,442	—	52.46	6/17/2023	—	—	—	—
	12/15/2016	54,630	3,642(2)	60.37	12/15/2023	—	—	—	—
	12/15/2016	—	—	—	—	1,780(3)	380,671	—	—
	12/8/2017	21,231	9,650(4)	90.51	12/8/2024	—	—	—	—
	12/8/2017	—	—	—	—	3,176(5)	679,219	—	—
	12/12/2018	14,918	19,180(6)	89.76	12/12/2025	—	—	—	—
	12/12/2018	—	—	—	—	6,057(7)	1,295,350	—	—
	10/18/2019	—	—	—	—	2,316(10)	495,300	4,632(10)	990,599
	12/12/2019	—	43,811(8)	135.88	12/12/2026	—	—	—	—
	12/12/2019	—	—	—	—	2,484(9)	531,228	7,452(9)	1,593,685
	9/28/2020	—	13,785(13)	212.64	9/28/2027	—	—	—	—
	9/28/2020	—	—	—	—	3,528(14)	754,498	—	—
	9/28/2020	—	—	—	—	—	—	3,836(15)	820,367

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Trac Pham	12/15/2015	145	—	$45.23	12/15/2022	—	$—	—	$—
	12/15/2016	44,845	2,990(2)	60.37	12/15/2023	—	—	—	—
	12/15/2016	—	—	—	—	2,277(3)	486,959	—	—
	05/19/2017	15,254	3,520(11)	70.99	5/19/2024	—	—	—	—
	05/19/2017	—	—	—	—	880(12)	188,197	—	—
	12/08/2017	39,692	18,042(4)	90.51	12/8/2024	—	—	—	—
	12/08/2017	—	—	—	—	5,938(5)	1,269,901	—	—
	12/12/2018	24,177	31,085(6)	89.76	12/12/2025	—	—	—	—
	12/12/2018	—	—	—	—	9,817(7)	2,099,464	—	—
	10/18/2019	—	—	—	—	4,354(10)	931,146	8,707(10)	1,862,079
	12/12/2019	—	43,811(8)	135.88	12/12/2026	—	—	—	—
	12/12/2019	—	—	—	—	2,484(9)	531,228	7,452(9)	1,593,685
Joseph W. Logan	12/12/2014	47,299	—	42.43	12/12/2021	—	—	—	—
	12/15/2015	88,160	—	45.23	12/15/2022	—	—	—	—
	12/15/2016	81,537	5,436(2)	60.37	12/15/2023	—	—	—	—
	12/15/2016	—	—	—	—	4,141	885,594	—	—
	12/08/2017	36,923	16,783(4)	90.51	12/8/2024	—	—	—	—
	12/08/2017	—	—	—	—	5,524(5)	1,181,363	—	—
	12/12/2018	20,576	26,456(6)	89.76	12/12/2025	—	—	—	—
	12/12/2018	—	—	—	—	8,355(7)	1,786,800	—	—
	10/18/2019	—	—	—	—	3,706(10)	792,565	7,410(10)	1,584,703
	12/12/2019	—	40,566(8)	135.88	12/12/2026	—	—	—	—
	12/12/2019	—	—	—	—	2,300(9)	491,878	6,900(9)	1,475,634
John F. Runkel, Jr.	12/15/2016	—	2,052(2)	60.37	12/15/2023	—	—	—	—
	12/15/2016	—	—	—	—	1,563(3)	334,263	—	—
	12/08/2017	—	6,714(4)	90.51	12/8/2024	—	—	—	—
	12/08/2017	—	—	—	—	2,209(5)	472,417	—	—
	12/12/2018	—	11,905(6)	89.76	12/12/2025	—	—	—	—
	12/12/2018	—	—	—	—	3,759(7)	803,900	—	—
	10/18/2019	—	—	—	—	1,483(10)	317,154	2,964(10)	633,881
	12/12/2019	—	25,151(8)	135.88	12/12/2026	—	—	—	—
	12/12/2019	—	—	—	—	1,426(9)	304,964	4,278(9)	914,893
(1)The market value of stock awards was determined by multiplying the number of unvested or unearned shares by the closing price of our common stock of $213.86 on October 30, 2020, the last trading day of fiscal 2020, as reported on the Nasdaq Global Select Market.
(2)Option vests over four years at a rate of 6.25% on each three month anniversary of the grant date, so long as the NEO provides continuous services to us. Accordingly, the remaining 6.25% vested subsequent to fiscal year end on December 15, 2020.
(3)These restricted stock unit awards were eligible to vest in four equal annual installments upon achievement of pre-established performance goals, namely the achievement of $480.0 million of non-GAAP net income for fiscal 2017. This goal was achieved and, accordingly, 25% of the target awards vested on December 8, 2017, December 8, 2018, and December 8, 2019, respectively, and the remaining 25% vested subsequent to fiscal year end on December 8, 2020.
(4)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and thereafter, as to 6.25% of such shares on the three month anniversary of the grant date, such that the entire award will be fully vested on December 8, 2021, so long as the NEO provides continuous services to us.
(5)These restricted stock unit awards were eligible to vest in four equal annual installments upon achievement of pre-established performance goals, namely the achievement of $529.0 million of non-GAAP net income for fiscal 2018. This goal was achieved and, accordingly, 25% of the target awards vested on December 12, 2018 and December 8, 2019, and, subsequent to fiscal year end, on December 8, 2020, respectively, and the remaining 25% are scheduled to vest on December 8, 2021, so long as the NEO provides continuous services to us.

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
(6)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and thereafter, as to 6.25% of such shares on the three month anniversary of the grant date, such that the entire award will be fully vested on December 12, 2022, so long as the NEO provides continuous services to us.
(7)These restricted stock unit awards were eligible to vest in four equal annual installments upon achievement of pre-established performance goals, namely the achievement of $640.0 million of non-GAAP net income for fiscal 2019. This goal was achieved and, accordingly, 25% of the target awards vested on December 12, 2019 and subsequent to fiscal year end on December 8, 2020, respectively, and the remaining 50% are scheduled to vest in two equal annual installments beginning on December 8, 2021, so long as the NEO provides continuous services to us.
(8)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on December 12, 2023, so long as the NEO provides continuous services to us.
(9)These restricted stock unit awards were eligible to vest in four equal annual installments upon achievement of pre-established performance goals, namely the achievement of $790.0 million of non-GAAP net income for fiscal 2020 as further described in the “Compensation Discussion and Analysis” section beginning on page 50, under the subsection titled “Equity Awards.” This goal was achieved and, accordingly, 25% of the target awards vested subsequent to fiscal year end on December 10, 2020, and the remaining 75% are scheduled to vest in three equal annual installments beginning on December 8, 2021, so long as the NEO provides continuous services to us. The number of PRSUs that vested on December 10, 2020 is reported in the “Number of Shares or Units of Stock That Have Not Vested” column and the market value of such PRSUs is reported in the “Market Value of Shares or Units of Stock That Have Not Vested” column.
(10)These restricted stock unit awards vest based on non-GAAP operating margin performance in fiscal 2020, fiscal 2021 and fiscal 2022 as follows, as further described in the “Compensation Discussion and Analysis” section beginning on page 50, under the subsection titled “Equity Awards”: (1) if the fiscal 2020 non-GAAP operating margin target is achieved, 1/3 of the PRSUs will vest on the date that the Compensation Committee certifies the level of achievement of such target; (2) if the fiscal 2021 non-GAAP operating margin target is achieved, 1/3 of the PRSUs, plus the PRSUs referred to in subsection (1) above (to the extent not previously earned) will vest on the date that the Compensation Committee certifies the level of achievement of such target; and (3) if the fiscal 2022 non-GAAP operating margin target is achieved, 1/3 of the PRSUs, plus the PRSUs referred to in subsections (1) and (2) above (to the extent not previously earned) will vest on the date that the Compensation Committee certifies the level of achievement of such target, so long as the NEO provides continuous services to us through each such certification date. 1/3 of the PRSUs vested on December 10, 2020, which number of PRSUs is reported in the “Number of Shares or Units of Stock That Have Not Vested” column and the market value of such PRSUs is reported in the “Market Value of Shares or Units of Stock That Have Not Vested” column.
(11)Option vests over four years at a rate of 6.25% on the three month anniversary of the grant date such that the entire award will become fully vested on May 19, 2021, so long as Mr. Pham provides continuous services to us.
(12)This restricted stock unit award vests in four equal annual installments beginning on June 15, 2018, so long as Mr. Pham provides continuous services to us.
(13)Option vests as to 25% of the shares subject to the option on the one-year anniversary of the grant date and as to 6.25% of such shares per quarter thereafter, such that the entire award will be fully vested on September 28, 2024, so long as Mr. Ghazi provides continuous services to us.
(14)This restricted stock unit award vests in four equal annual installments beginning on September 15, 2021, so long as Mr. Ghazi provides continuous services to us.
(15)This restricted stock unit award vests based on non-GAAP operating margin performance in fiscal 2021 and fiscal 2022 as follows, as further described in the “Compensation Discussion and Analysis” section beginning on page 50, under the subsection titled “Equity Awards”: (1) if the fiscal 2021 non-GAAP operating margin target is achieved, 1/2 of the PRSUs will vest on the date that the Compensation Committee certifies the level of achievement of such target; and (2) if the fiscal 2022 non-GAAP operating margin target is achieved, the remaining 1/2 of the PRSUs, plus the PRSUs referred to in subsections (1) above (to the extent not previously earned) will vest on the date that the Compensation Committee certifies the level of achievement of such target, so long as the NEO provides continuous services to us through each such certification date.
Option Exercises and Stock Vested in Fiscal 2020
The following table provides information with respect to all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by our NEOs during fiscal 2020.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Aart J. de Geus	168,924	$18,148,586	29,745	$4,002,425
Chi-Foon Chan	393,006	53,415,031	29,745	4,002,425
Sassine Ghazi	8,000	859,296	6,547	939,761
Trac Pham	58,094	8,074,399	12,066	1,668,703
Joseph W. Logan	137,099	20,165,300	14,248	1,916,875
John F. Runkel, Jr.	59,334	6,004,587	6,008	808,428
(1)The value realized on exercise equals the difference between (a) either (i) the actual sales price of our common stock underlying the options exercised if the shares were immediately sold or (ii) the closing price per share of our common stock as reported on the Nasdaq Global Select Market on the date of exercise if the shares were held, and (b) the applicable exercise price of such stock options.
(2)Such number of shares represents the gross number of shares acquired by the NEO on the vesting date. Synopsys withholds shares for tax purposes and the NEO actually receives a smaller number of shares.
(3)The value realized on vesting equals the closing price per share of our common stock as reported on the Nasdaq Global Select Market on the vesting date multiplied by the gross number of shares acquired on vesting as described above in note (2).

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PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Non-Qualified Deferred Compensation
We maintain a non-qualified deferred compensation program for a select group of management and highly compensated employees so that an eligible employee may elect, on a prospective basis, to defer the receipt of a portion of the compensation they receive from us. The program is administered under two plans: the Synopsys Deferred Compensation Plan (Deferred Compensation Plan I) and the Synopsys Amended and Restated Deferred Compensation Plan II (Deferred Compensation Plan II). The amount of earnings (or losses) that accrue to a participant’s account under either the Deferred Compensation Plan I or the Deferred Compensation Plan II depends on the performance of investment alternatives selected by the participant. The investment alternatives under both plans consist of various investment funds that are generally consistent with the investment opportunities provided to our employees under our 401(k) plan, which are selected and monitored by our Deferred Compensation Plans Committee. Therefore, we do not regard the returns from these investment alternatives as above-market or preferential. We do not supplement or guarantee the returns on amounts deferred under either plan. We have entered into a trust agreement, with a third-party provider acting as trustee, to hold certain funds in connection with the program. All funds held in the trust are subject to the claims of our creditors.
The Deferred Compensation Plan I governs the elective deferrals made by eligible employees, including Dr. Chan, prior to January 1, 2005. No further contributions may be made to the Deferred Compensation Plan I; however, gains and losses and distributions and withdrawals continue to be processed on existing account balances in accordance with the terms of the Deferred Compensation Plan I as of December 31, 2004. All accrued balances maintained under the Deferred Compensation Plan I are fully vested. Amounts may be distributed under the plan pursuant to elections made by the participants in accordance with the terms of the Deferred Compensation Plan I, including elective withdrawals subject to a 10% forfeiture.
The Deferred Compensation Plan II was originally adopted in 2005 in order to comply with Section 409A of the Internal Revenue Code, and currently allows the deferral by eligible employees of up to 50% of salary and 100% of cash incentive compensation. All account balances maintained under the Deferred Compensation Plan II are currently fully vested. However, we may, at our discretion, make contributions in the future toward participant balances, and those contributions may be made subject to vesting. To date, no such contributions have been made. Amounts may be withdrawn or distributed from the Deferred Compensation Plan II through pre-scheduled payments or upon death, retirement, disability, separation from service or a change in control of Synopsys, as elected in advance by the plan participant in accordance with the terms of the plan. Payments may be made in the form of a lump sum payment or installments.
The following table provides certain information regarding our NEOs’ participation under the Deferred Compensation Plans I and II:

Name	Executive Contributions in Fiscal 2020 ($)(1)	Synopsys, Inc. Contributions in Fiscal 2020($)	Aggregate Earnings in Fiscal 2020 ($)(2)	Aggregate Withdrawals/ Distributions in Fiscal 2020 ($)	Aggregate Balance at End of Fiscal 2020($)
Aart J. de Geus	$—	$—	$—	$—	$—
Chi-Foon Chan	—	—	1,189,834(3)	—	9,603,084(4)
Sassine Ghazi	6,615(5)	—	296,617(6)	—	2,407,492(7)
Trac Pham	698,198(8)	—	347,807(6)	—	4,931,809(9)
Joseph W. Logan	—	—	—	—	—
John F. Runkel, Jr.	632,395(10)	—	(324,354)(6)	—	2,192,727(11)
(1)All contributions in fiscal 2020 were made under the Deferred Compensation Plan II.
(2)Earnings from these investments are not reported as compensation in the Summary Compensation Table on page 64.
(3)All of these aggregate earnings were accrued under the Deferred Compensation Plan I.
(4)The entire aggregate balance was subject to the Deferred Compensation Plan I and did not include any compensation reported in the Summary Compensation Table.
(5)Consists of base salary reported in the Summary Compensation Table under the “Salary” column for fiscal 2020.
(6)All of these aggregate amounts were accrued under the Deferred Compensation Plan II.
(7)The entire aggregate balance at the end of fiscal 2020 was subject to the Deferred Compensation Plan II.
(8)Consists of cash incentive compensation reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column for services performed in fiscal 2020 though paid in fiscal 2021.
(9)Includes $2,573,321, which was previously reported as compensation to Mr. Pham in the Summary Compensation Table for fiscal years prior to fiscal 2020. The entire aggregate balance at the end of fiscal 2020 was subject to the Deferred Compensation Plan II.
(10)Includes $419,895 of cash incentive compensation reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column for services performed in fiscal 2020 though paid in fiscal 2021 and $212,500 of base salary reported in the Summary Compensation Table under the “Salary” column for fiscal 2020.
(11)Includes $1,557,067, which was previously reported as compensation to Mr. Runkel in the Summary Compensation Table for fiscal years prior to fiscal 2020. The entire aggregate balance at the end of fiscal 2020 was subject to the Deferred Compensation Plan II.

2021 Proxy Statement	69

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Potential Payments Upon Termination of Employment or Change of Control
Set forth below is a description of potential payments to our NEOs upon a termination of employment or a change of control. For additional information regarding the arrangements for such payments, please also refer to the “Severance and Change of Control Benefits” discussion in the “Compensation Discussion and Analysis” section beginning on page 55.
Potential Payments upon Involuntary Termination of Employment in Connection with a Change of Control
The table below outlines the potential payments and benefits payable to each NEO in the event of the NEO’s involuntary termination in connection with a change in control of Synopsys, as if the involuntary termination in connection with a change of control had occurred as of November 2, 2019, the last day of fiscal 2020. The payments set forth below are payable to: (1) Dr. de Geus and Dr. Chan pursuant to their employment agreements; and (2) Mr. Ghazi, Mr. Pham, Mr. Logan, and Mr. Runkel, in their capacity as executive officers, pursuant to the Executive Change of Control Severance Benefit Plan as in effect on the last day of fiscal 2020. This table does not include any potential payments and benefits payable under the Executive Severance Benefit and Transition Plan, which was adopted after fiscal 2020.
In the event of an involuntary termination of their respective employment other than for cause within 24 months following a change of control of Synopsys, Dr. de Geus and Dr. Chan are each entitled to receive: (1) a lump-sum cash payment equal to two times his salary for the current fiscal year or the immediately preceding fiscal year, whichever is greater; (2) a lump-sum cash payment equal to two times his target cash incentive payment for the current fiscal year or, if there is no target cash incentive payment in effect for the current fiscal year, the highest target cash incentive payment in the preceding three fiscal years; (3) the estimated cash value of his health care premiums for 18 months, payable in a lump sum; and (4) full acceleration of all unvested stock options and other equity awards. Dr. de Geus and Dr. Chan must sign a release in order to receive benefits should a qualifying termination occur. Pursuant to their respective employment agreements, no benefits are paid if the employment termination is voluntary or for cause.
Mr. Ghazi, Mr. Pham, Mr. Logan and Mr. Runkel participate in the Executive Change of Control Severance Benefit Plan, which provides for benefits if the executive’s employment with us is terminated without cause within 30 days before or 12 months after a change of control or there is a constructive termination of the executive’s employment within 12 months after a change of control. The benefits consist of: (1) a cash severance payment equal to one year of salary, payable in four equal quarterly payments; (2) one to two times the executive’s target cash incentive payment, depending upon the timing of the termination within our fiscal year, payable in four equal quarterly payments; (3) a lump-sum cash payment equal to the estimated cost of health care premiums for 12 months; and (4) full acceleration of all unvested stock options and other equity awards held by the executive at the time of termination. An executive must sign a severance agreement and a release and, upon the written request of Synopsys or the surviving corporation in the change of control, enter into an 18-month non-competition agreement in order to receive benefits should a qualifying termination occur. The plan does not provide any benefits if the executive’s employment termination is voluntary or for cause.

Name	Salary-Based Severance($)	Cash-Based Incentive Award($)	Health and Welfare Benefit($)	Intrinsic Value of Unvested RSU Awards($)(1)	Intrinsic Value of Unvested Option Awards($)(1)
Aart J. de Geus	$1,080,000	$2,592,000	$10,329	$17,181,512	$19,327,118
Chi-Foon Chan	1,080,000	2,592,000	23,508	17,181,512	19,327,118
Sassine Ghazi	430,000	1,118,000(2)	20,065	7,540,917	7,562,776
Trac Pham	475,000	950,000(2)	22,792	8,962,659	10,461,348
Joseph W. Logan	450,000	1,350,000(2)	21,308	8,198,537	9,351,081
John F. Runkel, Jr.	425,000	637,500(2)	20,065	3,781,473	4,581,819
(1)Amounts represent the intrinsic value of accelerated restricted stock units and stock options based upon the closing price per share of our common stock on October 30, 2020, the last trading day of fiscal 2020, of $213.86 as reported on the Nasdaq Global Select Market.
(2)The last day of our fiscal 2020 was Saturday, October 31, 2020. The Executive Change of Control Severance Benefit Plan provides for participants to receive their target cash incentive payment plus a prorated portion of such payment based on the number of days the participant has served during the fiscal year by the time the termination occurs. Accordingly, for purposes of determining the amount of the cash-based incentive awards payable to Mr. Ghazi, Mr. Pham, Mr. Logan, and Mr. Runkel in the event of their terminations in connection with a change of control as of October 31, 2020, each would be entitled to two times his target cash incentive payment, given that each would have worked the entirety of fiscal 2020 as of such date.

70

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Potential Payments upon a Change of Control
Pursuant to our equity plans, all of our employees receive full acceleration of the vesting of any unvested stock options or stock awards in the event that such equity awards are not assumed, continued or substituted by the surviving or acquiring company following a change of control of Synopsys. The table below outlines the potential payments and benefits payable to each NEO in the event of a change in control of Synopsys in which equity awards are not assumed, continued or substituted, as if the change of control had occurred as of October 31, 2020, the last day of fiscal 2020. Vesting acceleration of equity awards if such equity awards are not assumed, continued or substituted is the only benefit provided to our NEOs in the event of a change of control in which the executive is not involuntarily terminated.

Name	Salary-Based Severance($)	Cash-Based Incentive Award ($)	Health and Welfare Benefit($)	Intrinsic Value of Unvested Stock Awards($)(1)	Intrinsic Value of Unvested Option Awards($)(1)
Aart J. de Geus	$—	$—	$—	$17,181,512	$19,327,118
Chi-Foon Chan	—	—	—	17,181,512	19,327,118
Sassine Ghazi	—	—	—	7,540,917	7,562,776
Trac Pham	—	—	—	8,962,659	10,461,348
Joseph W. Logan	—	—	—	8,198,537	9,351,081
John F. Runkel, Jr.	—	—	—	3,781,473	4,581,819
(1)Amounts represent the intrinsic value of accelerated restricted stock units and stock options based upon the closing price per share of our common stock on October 30, 2020, the last trading day of fiscal 2020, of $213.86 as reported on the Nasdaq Global Select Market.
Potential Payments upon Involuntary Termination of Employment
Dr. de Geus and Dr. Chan are the only NEOs who are entitled to severance benefits in the event their employment is involuntarily terminated not in connection with a change of control. No benefits are paid if their termination is for cause or is a voluntary termination without good reason. “Cause” and “good reason” are defined in Dr. de Geus and Dr. Chan’s respective employment agreements. The table below outlines the potential amounts payable to each NEO in the event of such an involuntary termination, as if such event had occurred as of October 31, 2020, the last day of fiscal 2020. Pursuant to their respective employment agreements, Dr. de Geus and Dr. Chan would each receive: (1) a lump-sum cash payment equal to his salary during the fiscal year or immediately preceding fiscal year, whichever is greater; (2) a lump-sum cash payment equal to the target cash incentive payment then in effect or, if there is no target cash incentive payment in effect for such year, the highest target cash incentive payment in the three preceding years; and (3) the estimated cash value of his health care premiums for 12 months, payable in a lump sum. Dr. de Geus and Dr. Chan must sign a release in order to receive benefits should a qualifying termination occur.

Name	Salary-Based Severance($)	Cash-Based Incentive Award ($)	Health and Welfare Benefit($)	Intrinsic Value of Unvested Stock Awards($)	Intrinsic Value of Unvested Option Awards($)
Aart J. de Geus	$540,000	$1,296,000	$6,886	$—	$—
Chi-Foon Chan	540,000	1,296,000	15,672	—	—
Sassine Ghazi	—	—	—	—	—
Trac Pham	—	—	—	—	—
Joseph W. Logan	—	—	—	—	—
John F. Runkel, Jr.	—	—	—	—	—

2021 Proxy Statement	71

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Pay Ratio Disclosure
In accordance with SEC rules, Synopsys is providing the following information about the relationship of the annual total compensation of its employees (other than its co-CEOs) to the annual total compensation of Synopsys’ co-CEOs.
This disclosure should be considered within the context of Synopsys’ structure and operations. Although our headquarters are located in California, we have employees in approximately 29 countries. As of the end of fiscal 2020, nearly 65% of our employees were based outside of the United States. Our Compensation Committee has designed our executive compensation program to provide competitive and internally equitable compensation and benefits opportunities for all employees. Synopsys’ general employee compensation program is designed separately from the executive officer compensation program to be competitive based on an employee’s position and geographic location.
CEO Pay Ratio
For fiscal 2020:
•The annual total compensation of our median employee in fiscal 2020 was $91,119, and was calculated by totaling for our median employee all applicable elements of compensation for fiscal 2020 in accordance with Item 402(c)(2)(x) of Regulation S-K.
•The annual total compensation of Drs. de Geus and Chan was $6,768,566 and $6,769,666, respectively, which amounts represent the total compensation reported for each co-CEO under the “Summary Compensation Table” for fiscal 2020.
Based on the above, the ratio of the annual total compensation of each of our co-CEOs to the annual total compensation of our median employee for fiscal 2020 is estimated to be 74 to 1.
Assumptions and Methodology
For fiscal 2020, we calculated the pay ratio using the same median employee that we used to calculate the pay ratio in fiscal 2018, as we believe that there has been no significant change in our employee compensation arrangements during the fiscal year that would result in a significant change to our pay ratio disclosure.
Synopsys selected November 3, 2018, the last day of fiscal 2018, as the date on which to determine its median employee. As of that date, Synopsys and its consolidated subsidiaries had approximately 13,683 employees (other than its co-CEOs), including full-time employees, part-time employees, defined-term employees and interns. For purposes of identifying the median employee, we estimated the following elements of compensation for each employee, which in the aggregate represents the consistently applied compensation measure that we used for our pay ratio determination:
•Base salary or base pay for fiscal 2018;
•Target annual cash incentive compensation for fiscal 2018; and
•Grant date fair value of equity awards granted in fiscal 2018.
Synopsys selected this consistently applied compensation measure because it reflects the company’s primary compensation elements across the employee population. For purposes of identifying the median employee, any compensation paid in foreign currencies was converted to U.S. dollars based on the average of the monthly exchange rates for the twelve-month period ended November 3, 2018. In identifying the median employee, we did not make any cost-of-living adjustments in accordance with Item 402(u) of Regulation S-K.
A portion of our employee workforce identified above, including both full-time and part-time employees, worked for less than the full fiscal year due to commencing employment after the beginning of fiscal 2018 or taking an unpaid leave of absence during fiscal 2018. In determining the median employee, we annualized the total compensation of such individuals who were permanent employees of Synopsys based on reasonable assumptions and estimates relating to our employee compensation program.
The median employee first identified using the assumptions and methodology outlined above had anomalous compensation characteristics in fiscal 2018. As a result, we instead chose a non-U.S. employee one position below the original median employee with substantially similar compensation in fiscal 2018 (based on the consistently applied compensation measure described above), which we consider to be more representative of the median employee.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with and utilizing SEC rules based on our internal records and the company-specific methodology described above. Therefore, the pay ratio reported by other companies may not be comparable to our reported pay ratio, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

72

PROPOSAL 3 — Advisory Vote to Approve Executive Compensation
Equity Compensation Plan Information
The following table provides information regarding our equity compensation plans as of October 31, 2020.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (#)(3)
Equity Compensation Plans Approved by Stockholders	7,994(4)	$86.59	26,298(5)
Equity Compensation Plans Not Approved by Stockholders(6)	—	—	—
Total	7,994	86.59	26,298
(1)Number of securities in thousands.
(2)The weighted-average exercise price does not include outstanding restricted stock units, which have no exercise price.
(3)Number of securities in thousands. These numbers exclude the shares listed under the column heading “Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights.”
(4)Includes (a) 4.1 million shares of common stock issuable upon vesting of restricted stock units under the 2006 Employee Plan and vesting of restricted stock awards under the 2017 Non-Employee Directors Equity Incentive Plan, and (b) 3.9 million shares of common stock issuable upon exercise of outstanding stock options granted under the 2006 Employee Plan and the 2017 Non-Employee Directors Equity Incentive Plan.
(5)Comprised of (a) 12.1 million shares remaining available for issuance under the 2006 Employee Plan, (b) 0.4 million shares remaining available for issuance under the 2017 Non-Employee Directors Equity Incentive Plan, and (c) 13.8 million shares remaining available for issuance under the Employee Stock Purchase Plan as of October 31, 2020.
(6)Does not include 0.1 million shares of common stock issuable upon exercise of outstanding stock options, with a weighted-average exercise price of $33.44 per share, under various plans assumed in connection with acquisitions of other companies. No shares remain available for future issuance under these acquired plans.

2021 Proxy Statement	73

AUDIT MATTERS
The Audit Committee of our Board of Directors has selected KPMG LLP, an independent registered public accounting firm, to audit our consolidated financial statements for fiscal 2021. KPMG LLP has audited our consolidated financial statements since fiscal 1992. As a matter of good corporate governance, we are asking our stockholders to ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for fiscal 2021.
We expect that KPMG LLP representatives will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Ratification of the selection of KPMG LLP requires that the holders of a majority of the shares having voting power present in person (virtually) or represented by proxy and voting on such matter at the Annual Meeting vote “For” this Proposal 4. Abstentions will not be counted as either votes cast “For” or “Against” this Proposal 4. Discretionary votes by brokers, banks and related agents on this routine proposal will be counted towards the quorum requirement and will affect the outcome of the vote.
Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. Nevertheless, our Board of Directors is submitting the selection of KPMG LLP to our stockholders for ratification. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of Synopsys and our stockholders.
Fees and Service of Independent Registered Public Accounting Firm
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements and fees billed for all other services rendered by KPMG LLP during the following fiscal years.

	Fiscal Year Ended
	Oct. 31, 2020 (in thousands)	Nov. 2, 2019 (in thousands)
Audit Fees(1)	$4,850	$5,032
Audit-Related Fees(2)	—	140
Tax Fees(3)	14	81
All Other Fees(4)	13	4
TOTAL FEES	$4,877	$5,257
(1)Audit fees consist of fees for the audit of Synopsys' consolidated financial statements in our Annual Report on Form 10-K, review of Synopsys' interim condensed consolidated financial statements in each of our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
In fiscal 2020, audit fees also include fees related to the audit of our adoption of new lease accounting requirements pursuant to FASB ASC Topic 842 (Leases). In fiscal 2019, audit fees also include fees related to the audit of Synopsys' adoption of new revenue recognition requirements pursuant to FASB ASC Topic 606 (Revenue from Contracts with Customers).
(2)Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of Synopsys' consolidated financial statements and not reported under "audit fees".
(3)Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning. This category includes fees primarily related to assistance with international tax compliance services pertaining to certain foreign subsidiaries.
(4)All other fees consist primarily of fees for subscription to KPMG research software.

74

Audit Matters
Audit Committee Pre-Approval Policies and Procedures
As required by Section 10A(i)(1) of the Exchange Act, all audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to our independent registered public accounting firm which are subsequently ratified by the Audit Committee. In addition, pursuant to Section 10A(i)(3) of the Exchange Act, as amended, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre- approve such services, provided the Chairperson subsequently reports the details of the services to the full Audit Committee. All audit-related fees, tax fees and all other fees, as described in the table above, were approved by the Audit Committee.
Audit Committee Report*
As more fully described in its written charter, the Audit Committee acts on behalf of the Board of Directors to perform financial oversight responsibilities relating to (1) the integrity of Synopsys’ financial statements, financial reporting processes and systems of internal accounting and financial controls, (2) Synopsys’ internal audit function, which reports to the Audit Committee and management and is responsible for independently and objectively assessing Synopsys’ financial and business processes and controls, including controls related to the integrity and reliability of financial information, (3) the annual independent audit of Synopsys’ financial statements, (4) the engagement of Synopsys’ independent registered public accounting firm and evaluation of their performance and independence, (5) compliance with legal and regulatory requirements that pertain to Synopsys’ financial statements, internal controls over financial reporting, and disclosure controls, (6) the evaluation of risks associated with financial reporting, accounting, auditing and tax matters, and (7) the fulfillment of other responsibilities as prescribed by the Board of Directors. The Audit Committee has the authority to retain, at Synopsys’ expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. It also has the authority to require that any of Synopsys’ personnel, counsel, independent auditors or investment bankers, or other Synopsys advisors, attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its consultants.
In fiscal 2020, the Audit Committee was composed of three non-employee directors until the appointment of Ms. Sargent to the Board of Directors and four non-employee members thereafter. Each member of the Audit Committee is considered independent under the applicable requirements of the Securities and Exchange Commission and the listing standards of the Nasdaq Global Select Market. In addition, the Board of Directors has determined that the current members of the Audit Committee, Ms. Johnson, Ms. Sargent, and Mr. Vallee, as well as Mr. Walske, who is not standing for re-election, each qualifies as an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission.
The Audit Committee’s function is not intended to duplicate or certify the actions of management or Synopsys’ independent auditors. Management is responsible for the preparation, presentation, and integrity of Synopsys’ financial statements and the effectiveness of Synopsys’ internal control over financial reporting. Synopsys’ independent auditors are responsible for expressing an opinion as to the conformity of Synopsys’ consolidated financial statements with generally accepted accounting principles and as to the effectiveness of Synopsys’ internal control over financial reporting. The Audit Committee provides Board of Directors-level oversight, advising and directing management and the independent auditors on the basis of the information presented to the Audit Committee, the Audit Committee’s discussions with management and the auditors, and the Audit Committee members’ business and financial experience.
The Audit Committee met ten times during fiscal 2020. Its agenda included reviewing Synopsys’ financial statements, internal control over financial reporting, and audit and other matters. The Audit Committee met with Synopsys’ internal auditors and independent auditors, with and without management present, to discuss the scope, plan, status, and results of their respective audits. In addition, the Audit Committee met with management and the independent auditors each quarter to review Synopsys’ interim financial results and quarterly earnings press releases prior to their issuance. The Audit Committee also reviewed Synopsys’ Quarterly Reports on Form 10-Q and Annual Report on Form 10-K prior to their filing with the Securities and Exchange Commission. At quarterly meetings, the Audit Committee reviewed and discussed with management, and management gave presentations regarding, Synopsys’ financial reporting and controls, investments, financing activities, taxes and insurance, and related risks, as well as other topics with potential significant financial impact. The Audit Committee oversaw Synopsys’ anonymous and confidential ethics reporting system, which encourages and allows employees to submit concerns directly to senior management and the Audit Committee.
*This report shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

2021 Proxy Statement	75

Audit Matters
Communications with Management and Independent Registered Public Accounting Firm
The Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with KPMG LLP, Synopsys’ independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with KPMG LLP and reviewed KPMG LLP’s independence from Synopsys, including whether KPMG LLP’s provision of non-audit services was compatible with that independence.
Recommendation Regarding Financial Statements
Based on the review and discussions referred to above, the Audit Committee unanimously recommended to our Board of Directors that Synopsys’ audited fiscal 2020 financial statements be included in our 2020 Annual Report on Form 10-K.
AUDIT COMMITTEE
Mercedes Johnson, Chair
Jeannine Sargent**
Roy Vallee
Steven C. Walske

** Jeannine Sargent was appointed to our Audit Committee in December 2020 and did not participate in the discussion to recommend the inclusion of the audited fiscal 2020 financial statements in our 2020 Annual Report on Form 10-K.

76

STOCKHOLDER PROPOSAL
We received a stockholder proposal from John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278 (the “Proponent”), who beneficially owns 25 shares of our common stock. The Proponent has requested that we include the following proposal and supporting statement in this Proxy Statement for the Annual Meeting. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent’s qualified representative at the Annual Meeting.
For the reasons set forth following the Proponent’s proposal, our Board of Directors opposes adoption of the proposal and recommends that you vote AGAINST the proposal.
Proposal 5 – Shareholder right to Call a Special Shareholder Meeting
Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting. The Board of Directors would continue to have its existing power to call a special meeting.
This proposal topic, sponsored by William Steiner, won 78% support at a Sprint annual meeting with 1.7 Billion yes-votes. This 78% support might have been even higher if more shareholders had access to independent proxy voting advice.
Nuance Communications (NUAN) shareholders gave 94%-support to a 2018 shareholder proposal calling for 10% of shareholders to call a special meeting.
A number of governance best practices are also just waiting to be adopted at Synopsys by an enlightened Board of Directors.
For instance, a shareholder right to act by written consent. Shareholder proxy access is another governance best practice just waiting to be adopted to make the corporate governance of Synopsys more competitive and further unlock shareholder value.
It is also important to adopt this proposal to help make up for the loss of the right of shareholders to an in-person annual shareholder meeting.
With the near universal use of online annual shareholder meetings starting in 2020 shareholders no longer have the right to discuss concerns with other shareholders and with their directors at an annual shareholder meeting which can now be an online meeting. This is an inferior format compared to even a Zoom meeting.
Shareholders are also severely restricted in making their views known at an online shareholder meeting because all their questions and comments can be arbitrarily screened out. For instance Goodyear management hit the mute button right in the middle of a formal shareholder proposal presentation at its 2020 shareholder meeting to bar well-deserved critical observations.
Please vote yes:
Shareholder right to Call a Special Shareholder Meeting – Proposal 5

2021 Proxy Statement	77

Stockholder Proposal
Our Board of Directors Recommends that You Vote AGAINST Proposal 5.
Our Board of Directors Already Instituted the Right to Call a Special Meeting
Our Board of Directors believes that adoption of Proposal 5 is unnecessary and not in the best interests of Synopsys or our stockholders. We recognize that stockholders are interested in having the right to call special meetings, and after considering the policies and views of our stockholders, our Board of Directors amended our Amended and Restated Bylaws to provide such a right. There are, however, important differences between the special meeting right that was instituted by our Board of Directors and the special meeting right described in Proposal 5, including that our Amended and Restated Bylaws (1) set the threshold for calling a special meeting at 20%, whereas Proposal 5 sets the threshold at 10%, and (2) require the stockholders calling a special meeting to have held their common stock for a period of at least one year prior to the date the special meeting request is delivered to Synopsys, whereas Proposal 5 does not require any holding period. As explained in more detail below, our Board of Directors believes that establishing an ownership threshold of 20% and requiring ownership for a continuous one-year period to call a special meeting are reasonable and meaningful conditions to a significant right and are in the best interest of Synopsys and our stockholders.
The Current Right to Call a Special Meeting is in Our Stockholders’ Long-Term Interests
Our stockholders hold disparate views on the right to call special meetings and the conditions to exercise that right. Some stockholders have taken the position that a special meeting right is not necessary or advisable. Other stockholders have indicated that a 10% threshold without a holding period, as proposed by the Proponent, would increase the risk of special meetings being called by a few stockholders focusing on short-term interests. In the view of those stockholders and of our Board of Directors, enabling the holders of only 10% of our common stock to call special meetings would subject Synopsys and our Board of Directors to disruption from stockholder special interest groups or activists with an agenda not in the best interest of Synopsys or our long-term stockholders. With our current stockholder base, setting the threshold at 20% would require multiple stockholders to be aligned on items of business for special meetings. We also believe that including a one-year holding period on the right to call special meetings ensures that proposals are aligned with the long-term interests of our stockholders and is consistent with the SEC’s requirements for shareholder proposals. While a majority of the companies in our peer group do not permit stockholders to call special meetings, among those that do, it is not uncommon to require an ownership threshold greater than 10% to call a special meeting. And, a majority of the companies in the S&P 500 which allow stockholders to call a special meeting require an ownership threshold of 20% or greater.
The calling of a special meeting should not be an ordinary process. Special meetings for companies with a large number of stockholders, like Synopsys, are expensive and disruptive. Additionally, preparing for stockholder meetings requires significant time and attention of our Board of Directors, members of senior management and significant employees, diverting their time and attention away from their primary function of operating our business in the best interests of all of our stockholders. Special meetings should be limited to circumstances where a significant portion of our stockholders believes that a matter is sufficiently urgent or extraordinary that it must be addressed between annual meetings. Accordingly, our Board of Directors believes that the stockholder ownership threshold to call special meetings must strike a balance between empowering stockholders’ ability to call a special meeting in appropriate circumstances and mitigating the risk that stockholders representing a minor position would seek to disrupt Synopsys with a special meeting. After careful evaluation, assessment of practices of companies in our peer group and the S&P 500, and consideration of our stockholders’ views, we believe that our current Amended and Restated Bylaws’ ownership threshold of 20% and requiring a one-year holding period strikes the appropriate balance.
The Proposed Right to Call a Special Meeting is Unnecessary in Light of Our Existing Corporate Governance Practices
In reaching this determination, we also concluded that the ability to call a special meeting with the support of only 10% of our shares and no holding period is unnecessary considering our careful consideration of our stockholders’ views and our corporate governance practices, including regular review and consideration of best practices for corporate governance. We maintain open and regular communication with large and small stockholders, financial analysts and stockholder advisory services about the most important issues related to our business and governance practices. Furthermore, our directors are accountable to stockholders through their annual election and our majority voting standard.
Stockholders can also be assured that their right to be apprised of and vote on significant matters is also protected by state law and other regulations. Synopsys is incorporated in Delaware, which requires that major corporate actions be approved by stockholders. Synopsys is also listed on the Nasdaq Global Select Market (“Nasdaq”), and Nasdaq requires, among other things, that listed companies obtain stockholder approval for equity compensation plans and significant issuances of equity securities to related parties and for when such issuances represent more than 20% of an issuer’s voting power.
Given the reasons discussed above, our Board of Directors believes that adoption of Proposal 5 is unnecessary and not in the best interests of Synopsys or our stockholders.

78

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 11, 2021 by (1) each person known by us to beneficially own more than five percent of our common stock outstanding on that date, (2) each of our directors, (3) each of our NEOs, and (4) all of our directors and executive officers as a group. Unless otherwise indicated, each entity or person listed below maintains a mailing address of c/o Synopsys, Inc., 690 East Middlefield Road, Mountain View, California 94043.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares(2)	Additional Information
Entities associated with The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	17,022,619	11.1%	Based solely on the Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2021, reporting beneficial ownership as of December 31, 2020. The Vanguard Group has sole dispositive power with respect to 16,348,328 shares, shared dispositive power with respect to 674,291 shares, sole voting power with respect to 0 shares, and shared voting power with respect to 260,492 shares.
Entities associated with Blackrock, Inc. 55 E. 52nd Street New York, NY 10055	12,777,336	8.3%	Based solely on the Schedule 13G/A filed with the Securities and Exchange Commission on February 1, 2021, reporting beneficial ownership as of December 31, 2020. Blackrock, Inc. has sole dispositive power with respect to 12,777,336 shares and sole voting power with respect to 11,457,865 shares.
Entities associated with T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	10,575,131	6.9%	Based solely on the Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 2021, reporting beneficial ownership as of December 31, 2020. T. Rowe Price Associates, Inc. has sole dispositive power with respect to 10,575,131 shares and sole voting power with respect to 3,965,666 shares.
Janice D. Chaffin Director	26,847	*	Includes stock options to purchase 14,222 shares exercisable by Ms. Chaffin within 60 days following February 11, 2021. Also includes 1,281 shares of restricted stock that are not vested as of February 11, 2021 and are subject to forfeiture.
Chi-Foon Chan Co-Chief Executive Officer, President and Director	531,431	*	Includes stock options to purchase 341,269 shares exercisable by Dr. Chan within 60 days following February 11, 2021.
Bruce R. Chizen Director	13,165	*	Includes 1,281 shares of restricted stock that are not vested as of February 11, 2021 and are subject to forfeiture.
Aart J. de Geus Co-Chief Executive Officer and Chairman of the Board of Directors	1,008,065	*	Includes stock options to purchase 528,276 shares exercisable by Dr. de Geus within 60 days following February 11, 2021. Also includes 14,500 shares owned by Mora Investment Partners L.P.
Sassine Ghazi Chief Operating Officer	167,135	*	Includes stock options to purchase 129,833 shares exercisable by Mr. Ghazi within 60 days following February 11, 2021.
Mercedes Johnson Director	22,346	*	Includes stock options to purchase 15,000 shares exercisable by Ms. Johnson within 60 days following February 11, 2021. Also includes 1,281 shares of restricted stock that are not vested as of February 11, 2021 and are subject to forfeiture.
Joseph W. Logan Sales and Corporate Marketing Officer	350,323	*	Includes stock options to purchase 257,901 shares exercisable by Mr. Logan within 60 days following February 11, 2021.
Chrysostomos L. “Max” Nikias Director	23,562	*	Includes 1,281 shares of restricted stock that are not vested as of February 11, 2021 and are subject to forfeiture.
Trac Pham Chief Financial Officer	165,584	*	Includes stock options to purchase 147,265 shares exercisable by Mr. Pham within 60 days following February 11, 2021.

2021 Proxy Statement	79

Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares(2)	Additional Information
John F. Runkel, Jr. General Counsel and Corporate Secretary	24,578	*	Includes stock options to purchase 4,236 shares exercisable by Mr. Runkel within 60 days following February 11, 2021.
Jeannine Sargent Director	2,445	*	Includes stock options to purchase 2,000 shares exercisable by Ms. Sargent within 60 days following February 11, 2021. Also includes 445 shares of restricted stock that are not vested as of February 11, 2021 and are subject to forfeiture.
John Schwarz Director	10,243	*	Includes 1,281 shares of restricted stock that are not vested as of February 11, 2021 and are subject to forfeiture.
Roy Vallee Director	49,569	*	Includes 1,281 shares of restricted stock that are not vested as of February 11, 2021 and are subject to forfeiture.
Steven C. Walske Director	2,784	*	Includes 1,281 shares of restricted stock that are not vested as of February 11, 2021 and are subject to forfeiture.
All directors and executive officers as a group (14 persons)	2,398,077	1.56%	Includes stock options to purchase 1,440,002 shares exercisable by all directors and executive officers within 60 days following February 11, 2021. Also includes 9,412 shares of restricted stock that are not vested as of February 11, 2021 and are subject to forfeiture.
*Less than 1%
(1)Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated in the “Additional Information” column, and subject to community property laws where applicable, we believe, based on information furnished by such persons and from Schedules 13D and 13G filed with the Securities and Exchange Commission, that the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them as of February 11, 2021.
(2)Percentage of beneficial ownership is based on 152,371,587 shares of common stock outstanding as of February 11, 2021, adjusted as required by Securities and Exchange Commission rules. Shares of common stock that are subject to stock options or other convertible securities currently issuable or issuable into shares of common stock within 60 days of February 11, 2021, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these stock options or convertible securities, but are not deemed outstanding for computing the percentage ownership of any other person.

80

ADDITIONAL INFORMATION
About the Annual Meeting
Why did I receive a notice about Synopsys, Inc.’s proxy materials?
Since you owned common stock of Synopsys, Inc. at the close of business on February 9, 2021, the Record Date, you are considered a stockholder. Our Board of Directors is soliciting proxies for the Annual Meeting. Accordingly, we are providing you with access to our proxy materials in order to solicit your vote at the Annual Meeting.
The Notice of Internet Availability of Proxy Materials, this Proxy Statement, the accompanying proxy card or voting instruction form and our 2020 Annual Report on Form 10-K will be distributed and made available on or about February 18, 2021.
Why did I receive a two-page notice instead of the proxy materials themselves, and how can I get the materials?
We are pleased to continue to take advantage of the Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to most of our stockholders a two-page Notice of Availability of Proxy Materials instead of a printed copy of all of the proxy materials.
The Notice of Availability of Proxy Materials you received provides instructions on how to access our proxy materials and submit your vote on the Internet and also instructs you on how to request a printed copy of our proxy materials. We believe this process of sending a two-page notice reduces the environmental impact of printing and distributing hard copy materials and lowers our costs.
Why did I receive a full set of proxy materials in the mail instead of a two-page notice?
If you previously requested printed copies of the proxy materials, we have provided you with printed copies of the proxy materials instead of a two-page Notice of Availability of Proxy Materials. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet.
To sign up for electronic delivery, please follow the instructions to vote using the Internet provided with your proxy materials and on your proxy card or voting instruction form, and, when prompted, indicate that you agree to receive or access stockholder communications electronically in the future.
What proposals will be presented at the Annual Meeting and what are the voting recommendations of the Board of Directors?
The proposals that will be presented at the Annual Meeting and our Board of Directors’ voting recommendations are set forth in the table below:

Proposal	Board of Directors’ Voting Recommendation
1.To elect nine directors nominated by our Board of Directors to hold office until the next annual meeting of stockholders or until their successors have been elected	FOR each director nominee
2.To approve our 2006 Employee Equity Incentive Plan, as amended, in order to, among other items, increase the number of shares available for issuance under the plan by 4,700,000 shares	FOR
3.To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement	FOR
4.To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 30, 2021	FOR
5.To vote on the stockholder proposal regarding special stockholder meetings, if properly presented at the meeting	AGAINST
We will also consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voting instruction form will vote the shares they represent using their best judgment.

2021 Proxy Statement	81

Additional Information
Why is the meeting conducted in a virtual meeting format?
Why is the meeting conducted in a virtual meeting format?
Due to the continued public health impact of COVID-19 and to support the health and well-being of our stakeholders and their families, our Board of Directors has decided to hold a virtual Annual Meeting via live webcast. There will not be a physical location for the Annual Meeting.
We have tried to design the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SNPS2021.
How do I attend and participate in the virtual Annual Meeting?
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. The Annual Meeting will begin at 8:00 a.m. Pacific Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 7:45 a.m. Pacific Time.
The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning at 7:45 a.m. Pacific Time on April 8, 2021 through the conclusion of the Annual Meeting.
Who can vote?
If you are a stockholder of record or a beneficial owner who owned our common stock at the close of business on the Record Date of February 9, 2021, you are entitled to attend and vote at the Annual Meeting. For further details on how to vote, please see the questions below.
As of the Record Date, 152,368,887 shares of our common stock were issued and outstanding and entitled to vote. You are entitled to one vote for each share of common stock you held on the Record Date. A list of registered stockholders entitled to vote at the meeting will be available during the meeting by following the instructions located at www.virtualshareholdermeeting.com/SNPS2021 during the meeting. The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders entitled to vote for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting. If you want to inspect this list, email our Investor Relations department at synopsys-ir@synopsys.com.
Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy.
What is the difference between a stockholder of record and a beneficial owner?
•Stockholder of Record: If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are a stockholder of record.
•Beneficial Owner: If on the Record Date your shares were held through a broker, bank, or other agent and not in your name, then you are the beneficial owner of our common stock. If you are a beneficial owner, your shares are held in street name, as is the case for most of our stockholders.
How can I vote if I am a stockholder of record?
There are four ways to vote:
•In person (virtually). If you are a stockholder of record, you may vote in person (virtually) at the Annual Meeting .
•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the proxy card or Notice of Availability of Proxy Materials.
•By Telephone. If you received printed copies of the proxy materials, you may vote by proxy by calling the toll free number found on the proxy card. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy over the telephone, you may do so by first requesting printed copies of the proxy materials by mail by following the instructions in the Notice of Availability of Proxy Materials and then calling the toll free number found on the proxy card.
•By Mail. If you received printed copies of the proxy materials, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy via mail, you may do so by first requesting printed copies of the proxy materials by mail by following the instructions in the Notice of Availability of Proxy Materials and then filling out the proxy card and sending it back in the envelope provided.
Whether or not you plan to attend the meeting, we urge you to vote by proxy.

82

Additional Information
How can I vote if I am the beneficial owner?
There are four ways to vote:
•In person (virtually). If you are a beneficial owner and you wish to vote in person (virtually) at the Annual Meeting, you may access, and vote at the meeting using your 16-digit control number.
•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the voting instruction form or Notice of Availability of Proxy Materials.
•By Telephone. If you received printed copies of the proxy materials, you may vote by proxy by calling the toll free number found on the voting instruction form. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy over the telephone, you may do so by first requesting printed copies of the proxy materials by mail by following the instructions in the Notice of Availability of Proxy Materials and then calling the toll free number found on the voting instruction form.
•By Mail. If you received printed copies of the proxy materials, you may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided. If you only received a Notice of Availability of Proxy Materials and wish to vote by proxy via mail, you may do so by first requesting printed copies of the proxy materials by mail by following the instructions in the Notice of Availability of Proxy Materials and then filling out the voting instruction form and sending it back in the envelope provided.
As a beneficial owner, you are also invited to attend (virtually) the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person (virtually)at the Annual Meeting unless you request and obtain a legal proxy from the organization that holds your shares.
What votes can I cast for the proposals?
•Proposal 1. You may either vote “For,” or "Against," or "Abstain" for any nominee you specify. An abstention will not be counted as either a vote cast “For” or “Against.”
•Proposals 2, 3, 4 and 5. You may vote “For” or “Against,” or “Abstain” from voting. An abstention will not be counted as either a vote cast “For” or “Against.”
What if I don’t give specific voting instructions?
If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated. If you are a stockholder of record and you return a signed proxy card but do not indicate how you wish to vote, the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you do not return the proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.
If you are a beneficial owner and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of various national and regional securities exchanges, that organization may exercise discretionary authority to vote on routine proposals but may not vote on non-routine proposals. As a beneficial owner, you will not be deemed to have voted on such non-routine proposals. The shares that cannot be voted by brokers on non-routine matters are called broker non- votes. Under applicable state law, broker non-votes will be deemed present at the Annual Meeting for purposes of determining whether a quorum exists for the Annual Meeting. Broker non-votes will make a quorum more readily obtainable but will not otherwise affect the outcome of the vote of any proposal.
Which proposals in this Proxy Statement are considered “routine” or “non-routine”?
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2021 (Proposal 4) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 4.
The election of directors (Proposal 1), the proposal to approve our 2006 Employee Equity Incentive Plan, as amended (Proposal 2), the advisory vote on the compensation of our named executive officers (Proposal 3), and the stockholder proposal regarding special meetings (Proposal 5) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2, 3 and 5. A broker non-vote will have no effect on these proposals.

2021 Proxy Statement	83

Additional Information
What if I change my mind and want to revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by delivering a written notice of revocation or a duly executed proxy card bearing a later date to our principal executive offices at 690 East Middlefield Road, Mountain View, California 94043, attention Corporate Secretary. Such notice or later dated proxy must be received by us prior to the Annual Meeting. You may also revoke your proxy by attending (virtually) the Annual Meeting and voting during the meeting.
If you are a beneficial owner, please contact your broker, bank or other agent for instructions on how to revoke your proxy.
What is a quorum?
We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote as of the Record Date are represented at the Annual Meeting either in person (virtually) or by proxy. Your shares will be counted towards the quorum only if a valid proxy or vote is submitted. Stockholders who vote “Abstain” on any proposal and discretionary votes by brokers, banks and related agents on routine proposals will be counted towards the quorum requirement.
Who is paying for this solicitation?
Synopsys will bear the cost of soliciting proxies. We have retained D.F. King & Co., Inc. to assist us in soliciting proxies, for which we will pay D.F. King & Co., Inc. a fee of approximately $11,500 plus out-of- pocket expenses. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. We will furnish copies of solicitation material to such brokerage firms and other representatives. Proxies may also be solicited personally or by telephone, facsimile or email by our directors, officers and employees without additional compensation.
I received notice that communications to my address are being householded. What does that mean?
The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those stockholders. A number of brokers with account holders who are our stockholders “household” our proxy materials in this manner.
If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, 2020 Annual Report on Form 10-K or Notice of Availability of Proxy Materials, please notify your broker and our investor relations department in writing at 690 East Middlefield Road, Mountain View, California 94043 or by email at invest-info@synopsys.com. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please contact your broker, bank or other agent and our investor relations department in the same manner as outlined above.
I also have access to Synopsys, Inc.’s 2020 Annual Report on Form 10-K. Is that a part of the proxy materials?
Our Annual Report on Form 10-K for the fiscal year ended October 31, 2020, as filed with the Securities and Exchange Commission on December 15, 2020 accompanies this Proxy Statement. These documents constitute our Annual Report to Stockholders and are being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the 2020 Annual Report on Form 10-K is not incorporated into this Proxy Statement and should not be considered proxy solicitation material.
Where can I find the voting results of the meeting?
The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission after the Annual Meeting.
How can I make a proposal to be voted on at next year’s annual meeting of stockholders?
To be considered for inclusion in the proxy materials for next year’s annual meeting of stockholders, your proposal must be submitted in writing by October 21, 2021 to Corporate Secretary, Synopsys, Inc., 690 East Middlefield Road, Mountain View, California 94043, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act. If you wish to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the annual meeting of stockholders to be held in 2021, you must do so in writing following the above instructions not earlier than the close of business on September 21, 2021 and not later than the close of business on October 21, 2021. We advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event our annual meeting for 2021 is held more than 30 days before or after April 8, 2021. The section titled “Identifying New Directors/Stockholder Nominations” on page 16 of this Proxy Statement provides additional information on the director nomination process.

84

Additional Information
Other Matters
We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting or any adjournment or postponement thereof, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.
Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.
By order of the Board of Directors,
John F. Runkel, Jr.
General Counsel and
Corporate Secretary
Dated: February 18, 2021
A copy of our 2020 Annual Report on Form 10-K is available without charge upon written request to Corporate Secretary, Synopsys, Inc., 690 East Middlefield Road, Mountain View, California 94043.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to Be Held on April 8, 2021
The Proxy Statement and our 2020 Annual Report on Form 10-K will be available to stockholders at
http://www.proxyvote.com on or about February 22, 2021.

2021 Proxy Statement	85

APPENDIX A
SYNOPSYS, INC.
2006 EMPLOYEE EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 3, 2006
APPROVED BY THE STOCKHOLDERS: APRIL 25, 2006

AS AMENDED BY THE BOARD OF DIRECTORS: JANUARY 19, 2021
AMENDMENT TO BE APPROVED BY THE STOCKHOLDERS: APRIL 8, 2021
TERMINATION DATE: APRIL 1, 2026
1.    GENERAL.
(a) Eligible Award Recipients. The persons eligible to receive Awards are Employees and Consultants. Non-employee Directors are not eligible to receive Awards under this Plan.
(b) Available Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, and (vii) Other Stock Awards. The Plan also provides for the grant of Performance Cash Awards.
(c) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.
2.    DEFINITIONS.
As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:
(a) “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.
(b) “Award” means a Stock Award or a Performance Cash Award.
(c) “Board” means the Board of Directors of the Company.
(d) “Capitalization Adjustment” has the meaning ascribed to that term in Section 9(a).
(e) “Cause” means, with respect to a Participant, the occurrence of any of the following: (i) the Participant commits an act of dishonesty in connection with the Participant’s responsibilities as an Employee or Consultant; (ii) the Participant commits a felony or any act of moral turpitude; (iii) the Participant commits any willful or grossly negligent act that constitutes gross misconduct and/or injures, or is reasonably likely to injure, the Company or any Affiliate; or (iv) the Participant willfully and materially violates (A) any written policies or procedures of the Company or any Affiliate, or (B) the Participant’s obligations to the Company or any Affiliate. The determination that a termination is for Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

86

Appendix A
(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;
(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
Notwithstanding the foregoing, to the extent that the Company determines that any of the payments or benefits under this Plan that are payable in connection with a Change in Control constitute deferred compensation under Section 409A that may only be paid on a transaction that meets the standard of Treasury Regulation Section 1.409A-3(a)(5), the foregoing definition of Change in Control shall apply only to the extent the transaction also meets the definition used for purposes of Treasury Regulation Section 1.409A-3(a)(5), that is, as defined under Treasury Regulation Section 1.409A-3(i)(5).
(g) “Code” means the Internal Revenue Code of 1986, as amended.
(h) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).
(i) “Common Stock” means the common stock of the Company.
(j) “Company” means Synopsys, Inc., a Delaware corporation.
(k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

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(l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. For example, a change in the capacity in which the Participant renders service to the Company or an Affiliate from a Consultant to Employee or vice versa shall not terminate a Participant’s Continuous Service. Furthermore, a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. However, if the corporation for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such corporation ceases to qualify as an Affiliate. A leave of absence shall be treated as Continuous Service for purposes of vesting in an Award to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.
(m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
Notwithstanding the foregoing, to the extent that the Company determines that any of the payments or benefits under this Plan that are payable in connection with a Corporate Transaction constitute deferred compensation under Section 409A that may only be paid on a transaction that meets the standard of Treasury Regulation Section 1.409A-3(a)(5), the foregoing definition of Corporate Transaction shall apply only to the extent the transaction also meets the definition used for purposes of Treasury Regulation Section 1.409A-3(a)(5), that is, as defined under Treasury Regulation Section 1.409A-3(i)(5).
(n) “Director” means a member of the Board.
(o) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(p) “Effective Date” means April 25, 2006, the first date that the Company’s stockholders approved the Plan at the 2006 Annual Meeting of Stockholders.
(q) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
(r) “Entity” means a corporation, partnership or other entity.
(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 12, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

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(u) “Fair Market Value” means for purposes of Sections 3(f), 5(b), 5(c), 6(b), 6(c), 6(d)(iv), 7(c)(ii), 7(c)(iii) and 8(d), as of any date, the value of the Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any market system, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing sales price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.
(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in a manner that complies with Sections 409A and 422 of the Code.
(v) “Incentive Stock Option” means an Option which qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(w) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(x) “Nonstatutory Stock Option” means an Option which does not qualify as an Incentive Stock Option.
(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(z) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(aa) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(bb) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(cc) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).
(dd) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(ee) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(ff) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(gg) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

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(hh) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 7(d)(ii).
(ii) “Performance Criteria” means one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin and Non-GAAP operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) orders (including backlog) and revenue; (xvii) orders quality metrics; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) market share; (xxiii) cash flow; (xxiv) cash flow per share; (xxv) share price performance; (xxvi) debt reduction; (xxvii) implementation or completion of projects or processes; (xxviii) customer satisfaction; (xxix) stockholders’ equity; (xxx) quality measures; (xxxi) Non-GAAP net income; (xxxii) workforce metrics such as diversity, employee turnover and employee engagement; and (xxxiii) , any other measures of performance selected by the Board. Unless the Board provides otherwise, Non-GAAP measure means the closest GAAP measure excluding (1) the amortization of acquired intangible assets; (2) the impact of stock-based compensation expense; (3) acquisition-related costs; (4) other non-recurring significant items, such as restructuring charges; (5) legal matters; (6) material tax impacts, such as the repatriation of offshore cash; and (7) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes, based upon a normalized annual projected non-GAAP tax rate. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.
(jj) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be set on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to internally generated business plans, approved by the Board, the performance of one or more comparable companies or the performance of one or more relevant indices. The Board is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges (including but not limited to the effect of tax or legal settlements); (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude stock-based compensation expense determined under generally accepted accounting principles; (vi) to exclude any other unusual or infrequently occurring item (including but not limited to various income tax impacts prompted by tax reform legislation adopted in late 2017 (commonly referred to as the Tax Cut and Jobs Act of 2017), including the income tax related to transition tax, the tax rate change, and tax restructuring; and the tax impact of repatriation); (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (xiii) to reflect any partial or complete corporate liquidation; (xiv) to exclude the effect of in-process research and development expenses; (xv) to exclude the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and (xvi) pursuant to such other objective and non-discretionary adjustments adopted by the Committee at the time the award is approved. The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.
(kk) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award.
(ll) “Performance Stock Award” means either a Restricted Stock Award or a Restricted Stock Unit Award granted pursuant to the terms and conditions of Section 7(d)(i).
(mm) “Plan” means this Synopsys, Inc. 2006 Employee Equity Incentive Plan.

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(nn) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).
(oo) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(pp) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).
(qq) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.
(rr) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(ss) “Securities Act” means the Securities Act of 1933, as amended.
(tt) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(c).
(uu) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.
(vv) “Stock Award” means any right granted under the Plan, including an Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award, or an Other Stock Award.
(ww) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(xx) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(yy) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.
3.    ADMINISTRATION.
(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).
(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(ii) To determine from time to time (1) which of the persons eligible under the Plan shall be granted Awards; (2) when and how each Award shall be granted; (3) what type or combination of types of Award shall be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.
(iii) To accelerate the time at which an Award may be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may be exercised or the time during which it will vest.

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(iv) To approve forms of award agreements for use under the Plan and to amend the terms of any one or more outstanding Awards.
(v) To amend the Plan or an Award as provided in Section 10. Subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option, to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code or to comply with other applicable laws.
(vi) To terminate or suspend the Plan as provided in Section 11.
(vii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.
(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by individuals who are foreign nationals or employed outside the United States.
(c) Delegation To Committee.
(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board or the Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, re-vest in the Board some or all of the powers previously delegated.
(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code to the extent that the Board determines it to be desirable to qualify Awards that were granted hereunder prior to April 8, 2019 as “performance-based compensation” within the meaning of Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, subject to applicable law, the Board or the Committee, in its sole discretion, may delegate to a committee of one or more members of the Board the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
(d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Employees of the Company or any of its Subsidiaries to be recipients of Options, Stock Appreciation Rights and, to the extent permitted by applicable law, other Stock Awards and, to the extent permitted by applicable law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Options granted by such Officer. Any such Stock Awards granted by Officers will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(u)(ii) above.
(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
(f) Repricing; Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, (ii) provide for the exchange of an Option or Stock Appreciation Right for cash when the exercise price or strike price of such Option or Stock Appreciation Right, respectively, is greater than or equal to the Fair Market Value of a share of Common Stock or (iii) cancel and re-grant any outstanding Stock Awards under the Plan in a manner that would constitute a repricing of such Stock Awards under applicable accounting rules, in each case unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event; provided, however, that this provision shall not prevent cancellations of Stock Awards upon expiration or termination of such Stock Awards and the return of the underlying shares of Common Stock to the Plan for future issuance pursuant to Section 4(b) hereof.

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4.    SHARES SUBJECT TO THE PLAN.
(a) Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards granted under this Plan shall not exceed One Hundred Two Million Nine Hundred Ninety-Seven Thousand Two Hundred Forty-Eight (102,997,248) shares of Common Stock in the aggregate. Subject to Section 4(b), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 6, or (B) a Stock Appreciation Right granted under Section 7(c), and (ii) (A) one and thirty-six hundredths (1.36) shares for each share of Common Stock issued prior to February 27, 2009 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (B) two and eighteen hundredths (2.18) shares for each share of Common Stock issued on or after February 27, 2009 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (C) one and twenty-five hundredths (1.25) shares for each share of Common Stock issued on or after March 24, 2011 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (D) one and five tenths (1.50) shares for each share of Common Stock issued on or after April 3, 2012 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, (E) one and six tenths (1.60) shares for each share of Common Stock issued on or after April 2, 2015 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7, and (F) one and seven tenths (1.70) shares for each share of Common Stock issued on or after March 29, 2016 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7. Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan.
(b) Reversion of Shares to the Share Reserve.
(i) Shares Available For Subsequent Issuance. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company at their original exercise or purchase price (if any) pursuant to the Company’s reacquisition or repurchase rights under the Plan, including any forfeiture or repurchase caused by the failure to meet a contingency or condition required for the vesting of such shares, or (iii) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as either (A) one and thirty-six hundredths (1.36) shares, (B) two and eighteen hundredths (2.18) shares, (C) one and twenty-five hundredths (1.25) shares, (D) one and five tenths (1.50) shares, (E) one and six tenths (1.60) shares, or (F) one and seven tenths (1.70) shares, as applicable, against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 4(b)(i) on or after March 29, 2016, then the number of shares of Common Stock available for issuance under the Plan shall increase by one and seven tenths (1.70) shares (regardless of when such share was issued).
(ii) Shares Not Available for Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall be deemed issued and then immediately reacquired by the Company, and therefore shall not remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of, or the issuance of shares under, a Stock Award, the number of shares that are not delivered to the Participant shall be deemed issued and then immediately reacquired by the Company, and therefore shall not remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not become available for subsequent issuance under the Plan.
(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 4, subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be One Hundred Two Million Nine Hundred Ninety-Seven Thousand Two Hundred Forty-Eight (102,997,248) shares of Common Stock.
(d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
5.    ELIGIBILITY.
(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees and Consultants; provided, however, that Nonstatutory Stock Options and Stock Appreciation Rights may not be granted to Employees and Consultants who are providing Continuous Services only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless such Stock Awards comply with (or are exempt from) Section 409A of the Code or unless the stock underlying such Stock Awards is otherwise determined to be “service recipient stock” under Section 409A of the Code. Stock Awards under this Plan may not be granted to non-employee Directors.

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(b) Ten Percent Stockholders. An Employee who is also a Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option has a term of no more than five (5) years from the date of grant and is not exercisable after the expiration of five (5) years from the date of grant.
(c) Limitation on Annual Awards. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than one million (1,000,000) shares of Common Stock during any calendar year. For limitations on the annual award size of Performance Stock Awards and Performance Cash Awards, see Section 7(d) below.
6.    OPTION PROVISIONS.
Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a) Term. No Option shall be exercisable after the expiration of seven (7) years from the date of grant, or such shorter period specified in the Option Agreement; provided, however, that an Incentive Stock Option granted to a Ten Percent Stockholder shall be subject to the provisions of Section 5(b).
(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.
(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.
(d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:
(i) by cash, check or electronic transfer of cash or cash equivalents;
(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv) by a “net exercise” arrangement, if the option is a Nonstatutory Stock Option, pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (x) shares are used to pay the exercise price pursuant to the “net exercise,” (y) shares are delivered to the Participant as a result of such exercise, and (z) shares are withheld to satisfy tax withholding obligations; or
(v) in any other form of legal consideration that may be acceptable to the Board.
(e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

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(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.
(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party (excluding any third-party financial institution) who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f) Vesting of Options Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
(g) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(h) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement) during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.
(i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(j) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
(k) Termination for Cause. In the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate immediately and cease to remain outstanding and the Option shall cease to be exercisable with respect to any shares of Common Stock (whether vested or unvested) at the time of such termination.
7.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.
(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

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(i) Consideration. A Restricted Stock Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or repurchase right any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement and provided that in no event may any Restricted Stock Award be transferred for consideration to a third-party financial institution.
(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. A Restricted Stock Unit Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of seven (7) years from the date of grant, or such shorter period specified in the Stock Appreciation Right Agreement.
(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant. Notwithstanding the foregoing, a Stock Appreciation Right may be granted with a strike price lower than that set forth in the preceding sentence if such Stock Appreciation Right is granted pursuant to an assumption or substitution for another stock appreciation right in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.
(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) the strike price that is determined by the Board on the date of grant of the Stock Appreciation Right.

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(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.
(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
(vi) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
(viii) Extension of Termination Date. A Participant’s Stock Appreciation Right Agreement may provide that if the exercise of the Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Stock Appreciation Right shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement) during which the exercise of the Stock Appreciation Right would not be in violation of such registration requirements, or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement.
(ix) Disability of Participant. In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
(x) Death of Participant. In the event that (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Stock Appreciation Right Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Stock Appreciation Right may be exercised (to the extent the Participant was entitled to exercise such Stock Appreciation Right as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Stock Appreciation Right by bequest or inheritance or by a person designated to exercise the Stock Appreciation Right upon the Participant’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after the Participant’s death, the Stock Appreciation Right is not exercised within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
(xi) Termination for Cause. In the event that a Participant’s Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate immediately and cease to remain outstanding and the Stock Appreciation Right shall cease to be exercisable with respect to any shares of Common Stock (whether vested or unvested) at the time of such termination.
(d) Performance Awards.
(i) Performance Stock Awards. A Performance Stock Award is either a Restricted Stock Award or Restricted Stock Unit Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of one or more Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be granted to any Participant in any calendar year attributable to Performance Stock Awards described in this Section 7(d)(i) shall not exceed one million (1,000,000) shares of Common Stock.

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(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted or paid upon the attainment during a Performance Period of one or more Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be granted to any Participant in any calendar year attributable to Performance Cash Awards described in this Section 7(d)(ii) shall not exceed four million dollars ($4,000,000).
(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards. No Other Stock Award may have a term in excess of seven (7) years from the date of grant.
8.    MISCELLANEOUS.
(a) Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of, or the issuance of shares under, the Stock Award pursuant to its terms and the issuance of the Common Stock has been entered into the books and records of the Company. As determined by the Board, dividends and dividend equivalent rights may accrue with respect to Awards other than Options or Stock Appreciation Rights granted under this Plan, but no dividends or dividend equivalents shall be paid out or settled unless and until, and then only to the extent that, the applicable underlying Award vests. For the avoidance of doubt, neither Options nor Stock Appreciation Rights granted under this Plan may provide for any dividends or dividend equivalents thereon.
(c) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/ or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(f) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities laws.

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(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement or the written terms of a Performance Cash Award, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with a Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum statutory tax rate of the Participant’s applicable jurisdiction(s) (or such other rate as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award agreement. The Fair Market Value of any shares of Common Stock to be withheld will be determined based on such methodology that the Company deems to be reasonable and in accordance with applicable law.
(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.
(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code, to the extent that Section 409A of the Code applies to such Participant. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what percentages, Participants may receive payments, including lump-sum payments, following the Participant’s separation from service or other permitted distribution event, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(j) Compliance with Section 409A. Unless otherwise expressly provided for in a Stock Award Agreement or the written terms of a Performance Cash Award, the Plan and Award agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into such Award agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award agreement specifically provides otherwise), if the shares of the Company’s Common Stock are publicly traded and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule. Each installment of an Award that vests under the Plan is intended to be a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2), unless otherwise expressly set forth in the written Award agreement.
(k) Non-Exempt Employees. No Stock Award granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Stock Award is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Stock Award agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any vested Stock Awards may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Stock Award will be exempt from his or her regular rate of pay.
(l) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.
(m) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Stock Award Agreement or the written terms of a Performance Cash Award as a result of a clerical error in the papering of the Award agreement, the corporate records will control.

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(n) Other Policies. Each Award may be subject to the terms and conditions of any policy (and any amendments thereto) adopted by the Company from time to time, which may include any policy related to the vesting or transfer of Awards, provided that in no event will such policy permit that an Award be transferred for consideration to a third-party financial institution. Whether any such policy will apply to a particular Award may depend, among other things, on when the Award was granted, whom the Award was granted to, and the type of Award.
9.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.
(a) Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award during the term of the Plan without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 5(c) and 7(d)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. In addition, for each Option or Stock Appreciation Right with an exercise price or strike price, respectively, greater than the consideration offered in connection with any Capitalization Adjustment, Change in Control or Corporate Transaction, the Board may in its discretion elect to cancel such Option or Stock Appreciation Right without any payment to the person holding such Option or Stock Appreciation Right. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.
(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option or subject to the forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board or Committee at the time of grant of a Stock Award:
(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3(b).
(ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction). No vested Restricted Stock Unit Award shall terminate pursuant to this Section 9(c)(ii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction (or such later date in accordance with a deferral election as described in Section 8(i)).

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Appendix A
(iii) Stock Awards Held by Former Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction. No vested Restricted Stock Unit Award shall terminate pursuant to this Section 9(c)(iii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction (or such later date in accordance with a deferral election as described in Section 8(i)).
(iv) Payment for Stock Awards in Lieu of Exercise or Settlement. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the cash or property the holder of the Stock Award would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (ii) any exercise price payable by such holder in connection with such exercise. In addition, the Board may provide that with respect to one or more other Stock Awards, such awards will be cancelled prior to exercise or settlement in exchange for a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the cash or property the holder of the Stock Award would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (ii) any exercise or purchase price (if any) payable by such holder in connection with such Stock Award, and such payment may be fully vested at the time of the Corporate Transaction or may be required to vest after such time substantially in accordance with the schedule originally in effect immediately prior to the Corporate Transaction.
(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period prior to, at, or following the occurrence of a Change in Control. In the absence of a determination by the Plan Administrator, no such acceleration shall occur.
10.    AMENDMENT OF THE PLAN AND STOCK AWARDS.
(a) Amendment of Plan. Subject to the limitations of applicable law, the Board at any time, and from time to time, may amend the Plan. However, stockholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements.
(b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval. For the avoidance of doubt, no Awards granted under the Plan on or after April 8, 2019 will be designed or intended to be “performance-based compensation” under Section 162(m) of the Code, and the terms and conditions of this Plan as amended and restated as of such date shall not apply to or otherwise impact outstanding Awards granted prior to such date under the Plan.
(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

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Appendix A
(d) Amendment of Awards. The Board, at any time and from time to time, may amend the terms of any one or more Awards (either directly or by amending the Plan), including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement or the written terms of a Performance Cash Award, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Award outstanding at the time of such amendment shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.
11.    TERMINATION OR SUSPENSION OF THE PLAN.
(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on April 1, 2026. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated, but all Awards made prior to such time will continue in effect after such suspension or termination subject to the terms thereof and of this Plan.
(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
12.    EFFECTIVE DATE OF PLAN.
The Plan first became effective on the Effective Date.
13.    CHOICE OF LAW.
The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

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SYNOPSYS, INC.
690 EAST MIDDLEFIELD ROAD
MOUNTAIN VIEW, CA 94043
ATTN: ERIKA VARGA MCENROE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 7, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNPS2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 7, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received no later than April 7, 2021.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D30580-P48537

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYNOPSYS, INC.

The Board of Directors recommends that you vote FOR all nominees set forth below:

1. Election of Directors

Nominees:

		For	Against	Abstain
1a.	Aart J. de Geus	☐	☐	☐
1b.	Chi-Foon Chan	☐	☐	☐
1c.	Janice D. Chaffin	☐	☐	☐
1d.	Bruce R. Chizen	☐	☐	☐
1e.	Mercedes Johnson	☐	☐	☐
1f.	Chrysostomos L. "Max" Nikias	☐	☐	☐
1g.	Jeannine P. Sargent	☐	☐	☐
1h.	John Schwarz	☐	☐	☐
1i.	Roy Vallee	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

The Board of Directors recommends you vote AGAINST proposal 5.

UNLESS OTHERWISE SPECIFIED ABOVE, THE SHARES WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4 AND "AGAINST" ITEM 5.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

NOTE: The last instruction received in either paper or electronic form prior to the deadline will be the instruction included in the final tabulation.

This Form of Proxy will be voted as specified by the undersigned. If no choice is indicated, the shares will be voted as the Board of Directors recommends. On other matters that come before the annual meeting, and any adjournments or postponements thereof, the Proxies are authorized to vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

2021 Proxy Statement	103

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 8, 2021:
The Notice and Proxy Statement and 2020 Annual Report on Form 10-K are available at www.proxyvote.com.

D30581-P48537

SYNOPSYS, INC.
ANNUAL MEETING OF STOCKHOLDERS
APRIL 8, 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Address changes and comments can be directed to Synopsys's Investor Relations Department at synopsys-ir@synopsys.com

The stockholder(s) hereby appoint(s) Trac Pham and John F. Runkel, Jr., or either of them, as proxies of the stockholder(s), each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Synopsys, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of Synopsys, Inc. to be held on April 8, 2021 at 8:00 a.m. Pacific Time, and at any postponement or adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4, AND "AGAINST" PROPOSAL 5. This proxy when properly executed will be voted in the manner directed. If no such directions are specified, this proxy will be voted "FOR" each of the nominees listed in Proposal 1, "FOR" Proposals 2, 3 and 4, and "AGAINST" Proposal 5.

Please mark, sign, date and return this proxy card using the enclosed envelope.

Continued and to be signed on reverse side

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